As filed with the U.S. Securities and Exchange Commission on April 20, 2026

Registration No. 333-290728

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Amendment No. 2
to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Law’s Business Group Holding Limited
(Exact name of registrant as specified in its charter)

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Cayman Islands	8742	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit 1813-1815, 18/F, Hollywood Plaza
610, Nathan Road, Mongkok, Hong Kong
Tel: +852 2612 1688
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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c/o Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1-800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central Hong Kong SAR Telephone: +852-3923-1111	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 260 Vienna, VA 22182 Telephone: (703) 919-7285

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Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED APRIL 20, 2026

LAW’S BUSINESS GROUP HOLDING LIMITED

5,000,000 Class A Ordinary Shares

This is an initial public offering (the “Offering”) of 5,000,000 Class A ordinary shares of par value US$0.0001 per share (the “Class A Ordinary Shares”), of Law’s Business Group Holding Limited (“Law’s”, the “Company”, “we, “our”, or “us”), on a firm commitment basis. We anticipate that the initial public offering price (the “Offering Price”) will be between US$4 and US$6 per Class A Ordinary Share. Prior to this Offering, there has been no public market for our Class A Ordinary Shares. We plan to apply to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “LSBA”. This Offering is contingent upon us listing our Class A Ordinary Shares on the Nasdaq Capital Market, or Nasdaq. However, there is no assurance that such application will be approved, and if our application is not approved by Nasdaq, this Offering will not be completed.

The share capital of the Company consists of two classes of ordinary shares, Class A Ordinary Shares and Class B ordinary shares (“Class B Ordinary Shares”). 5,000,000 Class A Ordinary Shares will be offered by us in this offering. The rights of the holders of Class A Ordinary Shares and Class B Ordinary Shares are identical, except with respect to voting rights. Each Class B Ordinary Share has twenty votes per share, whereas our Class A Ordinary Shares, which we are selling in this offering, have one vote per share. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares. In no event shall Class B Ordinary Shares be convertible into Class A Ordinary Shares. See “Risk Factors — Risks Related to our Shares — The dual-class structure of our Shares has the effect of concentrating voting control with those shareholders who held our Class B Ordinary Shares prior to this offering. Assuming LSBA, continues to hold all of its existing Class A Ordinary Shares and that the underwriters do not exercise their over-allotment option, it will have to maintain at least 41.06% of Class B Ordinary Shares prior to the completion of this offering, or 70.06% of Class B Ordinary Shares immediately after the completion of this offering, to continue to control the outcome of matters submitted to shareholders for approval. This ownership will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring shareholder approval, and that may adversely affect the trading price of our Class A Ordinary Shares.”

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 20 to read about factors you should consider before buying our Class A Ordinary Shares.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. Under the rules of the U.S. Securities and Exchange Commission, or the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the Securities and Exchange Commission, or the SEC, as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We are an “Emerging Growth Company” under applicable U.S. federal securities laws and are, therefore, eligible for reduced public company reporting requirements. Please read “Implications of Being an Emerging Growth Company” beginning on page 14 of this prospectus for more information.

Following this Offering, Ms. Suet Ching, YIU, our Controlling Shareholder, will, through LSBA, beneficially own 4,310,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares, of our total issued and outstanding Ordinary Shares, in aggregate, representing 62.47% of the total voting power, assuming that the underwriters do not exercise their over-allotment option. As a result, through LSBA, Ms. Yiu can control the outcome of matters submitted to the shareholders for approval. Additionally, we may be deemed a “controlled company” within the meaning of the Nasdaq listing rules and follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. For a more detailed discussion of the risk of the Company being a controlled company, see “Risk Factors — Risks Related to Our Corporate Structure — Our corporate actions will be substantially controlled by our Controlling Shareholder, Ms. Suet Ching. YIU, who through LSBA, will have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Class A Ordinary Shares and materially reduce the value of your investment. Additionally, we may be deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders” on page 41 and “Prospectus Summary — Implication of Being a Controlled Company” on page 15 of this prospectus.

Law’s Business Group Holding Limited, or Law’s, is a holding company incorporated in Cayman Islands. Law’s is not a Chinese or Hong Kong operating company but is a holding company incorporated in Cayman Islands. As a holding company with no material operations of its own, Law’s conducts all its operations through its operating entity, namely

Law’s Business Accounting Limited incorporated in Hong Kong (the “Operating Subsidiary”). Investors in our Class A Ordinary Shares should be aware that they will not and may never directly hold equity interests in the Operating Subsidiary, but rather purchasing equity solely of Law’s, the Cayman Islands holding company. This structure involves unique risks to the investors, and the PRC regulatory authorities could disallow this structure, which would likely result in a material change in Law’s operations and/or a material change in the value of the securities Law’s is registering for sale, including that such event could cause the value of such securities to significantly decline or become worthless.

Our Operating Subsidiary conduct its business in Hong Kong, a Special Administrative Region of the PRC, and none of our clients are Mainland China individuals or Mainland China companies. However, since our operations are located in Hong Kong, which is a Special Administrative Region of the PRC, we are subject to significant legal and operational risks associated with being based in or having the majority of operations in Hong Kong. The legal and operational risks associated in operating in the Mainland China also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns, would be applicable to the Operating Subsidiary and us, given the substantial operations in Hong Kong and the possibilities that PRC government may exercise significant oversight over the conduct of business in Hong Kong. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard. The PRC government may intervene or influence the current and future operations in Hong Kong at any time, or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers likes us. Such governmental actions:

•        could result in a material change in our operations and/or the value of our Class A Ordinary Shares;

•        could significantly limit or completely hinder our ability to continue our operations;

•        could significantly limit or hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors; and

•        may cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

Further, we are subject to significant legal and operational risks associated with the relations between China and the United States, or Chinese or U.S. regulations. The SEC has issued statements primarily focused on companies with significant China-based operations. For example, on July 30, 2021, Gary Gensler, Chairman of the SEC, issued a Statement on Investor Protection Related to Recent Developments in China, pursuant to which Chairman Gensler stated that he has asked the SEC staff to engage in targeted additional reviews of filings for companies with significant China-based operations. The statement also addressed risks inherent in companies with VIE structures. The Company currently does not have, nor do it currently intend to establish, any subsidiary nor plan to enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China, and are not in any industry that is subject to foreign ownership limitations by Mainland China. However, it is possible that the Company’s filings with the SEC may be subject to enhanced review by the SEC and this additional scrutiny could affect our ability to effectively raise capital in the United States. If any new legislation, executive orders, laws and/or regulations are implemented, if the U.S. or Chinese governments take retaliatory actions due to the recent U.S.-China tension or if the Chinese government exerts more oversight and control over securities offerings that are conducted in the United States, such changes could have an adverse effect on our business, financial condition and results of operations, our ability to raise capital and the value of the Class A Ordinary Shares that we are registering. See “Risk Factors — Risks Relating to Jurisdictions Where We Operate — Changes in U.S. and Chinese regulations or in relations between the United States and China may adversely impact our business, our operating results, our ability to raise capital and the value of the Class A Ordinary Shares that we are registering. Any such changes may take place quickly and with very little notice.” on page 40.

As we operate in a competitive industry and a highly competitive market, we may be subject to a variety of laws and other obligations regarding competition laws in Hong Kong, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations. We face significant competition in the market due to the presence of a large amount of goods and service providers. We may be subject to the Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into force on December 14, 2015, laying down three forms of behaviors and imposing three rules intended to prevent and discourage anti-competitive conducts: (i) the first conduct rule prohibits agreements between undertakings that have the object or effect of preventing, restricting and distorting competition in Hong Kong; (ii) the second conduct rule prohibits undertakings with a substantial degree of market power in a market from abusing that power by engaging in conduct that has the object or effect of preventing, restricting and distorting competition in Hong Kong; and (iii) the merger rule prohibits mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong.

The Competition Commission is a statutory body in Hong Kong established to investigate any contravention against and enforce on the provisions of the Competition Ordinance, and the Competition Tribunal is a tribunal set up under the Competition Ordinance, as part of the Hong Kong judiciary, to hear and decide cases relating to competition law in Hong Kong. Under the guidelines and policies published by the Competition Commission, possible outcomes of investigation of contravention of the Competition Ordinance may include the acceptance of commitment given by the infringer, the issuing of warning notice or infringement notice, commencement of proceedings in the Competition Tribunal, applying for consent order, referral of complaint to a government agency and the conduct of a market study. The Competition Tribunal may order remedies including pecuniary penalty, disqualification order, or other orders under the Competition Ordinance. The guidelines and policies published by the Competition Commission in Hong Kong did not mention any remedies which may affect an entity’s ability to accept foreign investment or list on a U.S./foreign exchange as a result of the non-compliance of the Competition Ordinance. See “Risk Factors — Risks Relating to Jurisdictions Where We Operate — Compliance with Hong Kong’s Competition Ordinance and any such other existing or future competition laws, regulations and governmental orders may entail significant expenses and could materially affect our business.” on page 36.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in the Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. See “Prospectus Summary — Recent Regulatory Development in the PRC” beginning on page 10. No effective laws or regulations in the PRC explicitly require the Company to seek approval from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities for the Company’s overseas listing plan, nor has the Company or the Operating Subsidiary received any inquiry, notice, warning or sanctions regarding the planned overseas listing from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the Company’s daily business operation, the ability to accept foreign investments and list on an U.S. exchange. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, and could cause the value of our securities to significantly decline or become worthless. See “Prospectus Summary — Recent Regulatory Development in the PRC” beginning on page 10 and “Risk Factors — Risks Relating to Jurisdictions Where We Operate — There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We and our Operating Subsidiary may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” on page 31.

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, (i) domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (A) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year were derived from PRC domestic companies; and (B) the majority of the issuer’s business activities are carried out in Mainland China, or its main place(s) of business are located in Mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in Mainland China. In such circumstances, where a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering or listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

Based on the above mentioned, given that (i) the Company currently does not have, nor do it currently intend to establish, any subsidiary nor plan to enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China; (ii) it is not controlled by any Mainland China entity or individual; (iii) it does not have any operation in the Mainland China, nor does it have any partnership or cooperation with any Mainland China entity or individual; (iv) it currently does not have, nor does it plan to have, any investment, such as owning or leasing any asset, in the Mainland China; (v) none of the senior managers in charge of the business operations and management are citizens of the Mainland China or domiciled in Mainland China; and (vi) no revenue of the Company is generated from the Mainland China, this Offering shall not be deemed as a domestic enterprise that indirectly offer or list securities on an overseas stock exchange, nor does it requires filing or approvals from the CSRC. Further, as of the date of this prospectus, in the opinion of our PRC legal counsel, China Commercial Law Firm, the Company is not considered a domestic enterprise under the Trial Measures and the Trial Measures do not apply to the Company, and its listing on Nasdaq does not require fulfilling the filing procedure to the CSRC. However, given the uncertainties arising from the legal system in the PRC and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and the significant authority of the PRC government to intervene in or influence the offshore holding company headquartered in Hong Kong at any time, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this Offering. See “Risk Factors — Risks Relating to Jurisdictions Where We Operate — All of our operations is in Hong Kong. However, due to the long arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, or may exert control over operations of our business, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Our Operating Subsidiary in Hong Kong may be subject to the PRC laws and regulations, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of the PRC laws and regulations may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.” on page 30.

If we or our Operating Subsidiary inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to investigations by regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. If we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. See “Risk Factors — Risks Relating to Jurisdictions Where We Operate — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” on page 36.

Our Class A Ordinary Shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (“PCAOB”) determines that it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the Securities and Exchange Commission (“SEC”) to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in Mainland China and Hong Kong.

Our auditor, J&S Associate PLT, is headquartered in Malaysia, and registered with the PCAOB. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the Determinations announced by the PCAOB on December 16, 2021. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong completely, consistent with U.S law. It includes three provisions that, if abided by, would grant the PCAOB complete access for the first time: (1) the PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates — without consultation with, nor input from, PRC authorities; (2) procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; and (3) the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. Our auditor, J&S Associate PLT, has no auditor’s work papers of our Company in China as of the date of this prospectus. On December 15, 2022, the PCAOB announced that it has completed a test inspection of two selected auditing firms in Mainland China and Hong Kong and has voted to vacate its previous Determination report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in Mainland China or Hong Kong.

However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in Mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuing pursuing ongoing investigations and may initiate new investigations as needed. There can be no assurance that China will abide by the Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China and that on-site inspections and investigations of firms headquartered in Mainland China and Hong Kong will occur and allows for full and timely access to information. In the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. These recent developments could also add uncertainties to this Offering and we cannot assure you that the Nasdaq Capital Market or regulatory authorities would not apply additional or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Related to Our Class A Ordinary Shares and This Offering — Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 44.

Law’s holds all of the equity interests in its Hong Kong subsidiary through an intermediate holding company incorporated in the British Virgin Islands, or BVI. As a holding company, Law’s may rely on dividends and other distributions on equity paid by our Operating Subsidiary for our cash and financing requirements. We are permitted under the laws of the Cayman Islands and our memorandum and articles of association (as amended from time to time) to provide funding to our Operating Subsidiary incorporated in Hong Kong through loans and/or capital contributions. Our Operating Subsidiary is permitted under the laws of Hong Kong to issue cash dividends to us without limitation on the size of such dividends. However, if our Operating Subsidiary incurs debt on its own behalf, the instruments governing such debt may restrict its ability to pay dividends. As of the date of this prospectus, no transfers were made from the Company to its Operating Subsidiary.

The following dividends were declared by the Company and its subsidiaries during the fiscal years ended March 31, 2025 and 2024, and as of the date of this prospectus:

(i)     on November 30, 2024, the Operating Subsidiary declared a special dividend of US$423,457 to the then sole shareholder of the Operating Subsidiary, namely Ms. Suet Ching, YIU;

(ii)    on May 20, 2025, the Operating Subsidiary declared a special dividend of HK$4,000,000 (equivalent to US$514,139) to its sole shareholder, namely, LSBGHL. Subsequently on the same date, LSBGHL declared a special dividend of HK$4,000,000 (equivalent to US$514,139) to its sole shareholder, namely, the Company. Then, on the same date, the Company declared a special dividend of HK$4,000 per share (equivalent to US$514 per share) with respect to the 1,000 issued shares of the company or HK$4,000,000 (equivalent to US$514,139) to the sole shareholder of the Company, namely, LSBA; and

(iii)   On June 27, 2025, the Operating Subsidiary declared a special dividend of or HK$2,000,000 (equivalent to US$257,069) to its sole shareholder, namely, LSBGHL. Subsequently on the same date, LSBGHL declared a special dividend of or HK$2,000,000 (equivalent to US$257,069) to its sole shareholder, namely, the Company. Then, on the same date, the Company declared a special dividend of HK$2,000 per share (equivalent to US$257 per share) with respect to the 1,000 issued shares of the Company or HK$2,000,000 (equivalent to US$257,069) to the sole shareholder of the Company, namely, LSBA.

Save as the aforementioned, during the fiscal years ended March 31, 2025 and 2024, and as of the date of this prospectus, the Operating Subsidiary has not made any dividends or distributions to the Company nor any holding companies and our Operating Subsidiary has not encountered difficulties or limitations with respect to its abilities to transfer cash to its shareholder. For details, see “Consolidated Statements of Change in Shareholders’ Equity for the Years Ended March 31, 2025 and 2024” in the Consolidated Financial Statements and “Note 15 — Subsequent Events” of the Notes to Consolidated Financial Statements.

As of the date of this prospectus, the Company does not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred between the Company, its subsidiaries or investors. For details, see “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries” on page 4 of this prospectus.

Furthermore, as of the date of this prospectus, there are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between Law’s and its subsidiaries, across borders and to U.S investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries, to Law’s and U.S. investors and amounts owed. There can be no assurance that the PRC government will not restrict or prohibit the flow of cash in or out of Hong Kong. Any restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company or our Operating Subsidiary to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong. For a more detailed discussion of how the cash is transferred within our organization, see “Prospectus Summary — Transfers of cash to and from our subsidiaries” and “Risk Factors — Risks related to our corporate structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.” on page 4 and 42.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A Ordinary Share		Total Without Over-Allotment Option		Total with Full Over-Allotment Option
Offering price(1)	US$	5.00	US$	25,000,000	US$	28,750,000
Underwriting discounts(2)	US$	0.375	US$	1,875,000	US$	2,156,250
Proceeds to the company before expenses(3)	US$	4.625	US$	23,125,000	US$	26,593,750

____________

(1)      Initial public offering price per Class A Ordinary Share is assumed as US$5, which is the midpoint of the range set forth on the cover page of this prospectus.

(2)      We have agreed to pay the underwriters a discount equal to seven percent (7%) of the gross proceeds of the Offering. In addition to the compensation referenced above, we have agreed to pay to Cathay Securities, Inc., the representative of the underwriters (the “Representative”), a non-accountable expense allowance of one percent (1%) of the total proceeds raised and, to reimburse the underwriters for certain accountable expenses incurred relating to this Offering. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 126.

(3)      Excludes fees and expenses payable to the underwriters.

This Offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares offered by the Company if any such shares are taken. We have granted the underwriters an option, exercisable one or more times in whole or in part, to purchase up to fifteen percent (15%) additional Class A Ordinary Shares from us at the initial public offering price, less underwriting discounts, within 45 days from the closing of this Offering to cover over-allotments, if any. If the underwriters exercise the option in full, assuming the public offering price per share is US$5 (the midpoint of the price set forth on the cover pages of this prospectus), the total underwriting discounts payable will be US$2,156,250, and the total proceeds to us, before expenses, will be US$26,593,750.

We expect our total cash expenses for this Offering to be approximately US$[•], including expenses payable to the underwriters for their reasonable out-of-pocket expenses and non-accountable expense allowance, exclusive of the above discounts.

If we complete this Offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Class A Ordinary Shares against payment as set forth under “Underwriting” on or about [*] 2026.

The date of this prospectus is [*], 2026

We have not, and the Underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Class A Ordinary Shares is made to the public in the Cayman Islands. You should not rely upon any information about us that is not contained in this prospectus or in one of our public reports filed with the Securities and Exchange Commission (“SEC”) and incorporated into this prospectus. The information in this registration statement is not complete and is subject to change. No person should rely on the information contained in this document for any purpose other than participating in our proposed Offering, and only the prospectus dated hereof, is authorized by us to be used in connection with our proposed Offering. Our business, financial condition, results of operations, and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the U.S. to permit a public offering of our securities or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the U.S. are required to inform themselves about and to observe any restrictions about this Offering and the distribution of this prospectus applicable to those jurisdictions.

Until and including ________, 2026 (the 25 days after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

i

PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”). Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them, and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Financial Information in U.S. Dollars

The financial position and results of its operations are determined using Hong Kong Dollars, as the functional currencies. The Group’s consolidated financial statements are presented in U.S. Dollars (“US$” or “$”). This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. The following table outlines the exchange rates from HK Dollars into US dollars that are used in preparing these consolidated financial statements:

	For the years ended March 31,
	2025	2024
Average rate (HK$)	7.79	7.82
	As of March 31,
	2025	2024
Year-end spot rate (HK$)	7.78	7.83

We make no representation that the Hong Kong dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Hong Kong dollars, as the case may be, at any particular rate or at all.

ii

MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

iii

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Class A Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Prospectus Conventions

Except where the context otherwise requires and for purposes of this prospectus only, references to:

•        “Amended and Restated Memorandum and Articles of Association” refers to the amended and restated memorandum of association and the articles of association of Law’s (as defined below) adopted on July 8, 2025;

•        “BVI” refers to the British Virgin Islands;

•        “CAGR” refers to compounded annual growth rate, the year-on-year growth rate over a specific period of time;

•        “Companies Act” refers to the Companies Act (As Revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

•        “Controlling Shareholder” refers to Ms. Suet Ching, YIU, the ultimate beneficial owner of the 4,310,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares held by LSBA Holding Limited, a company incorporated under the laws of the British Virgin Islands on February 12, 2025;

•        “LSBGHL” refers to LS Business Group Holding Limited, a company incorporated under the laws of the British Virgin Islands on January 22, 2025, a business company directly and wholly owned by Law’s;

•        “Law’s” the “Company” and “Law’s Business Group Holding Limited” refers to Law’s Business Group Holding Limited, an exempted company incorporated in the Cayman Islands with limited liability on November 28, 2024

•        “Class A Ordinary Shares” refers to the Class A Ordinary Shares of Law’s (as defined above), par value of US$0.0001 per share, conferring a holder of a Class A Ordinary Share one vote per share on any resolution tabled at the Company’s general meeting;

•        “Class B Ordinary Shares” refers to the Class B Ordinary Shares of Law’s (as defined above), par value of US$0.0001 per share, conferring weighted voting rights in the Company such that a holder of a Class B Ordinary Share is entitled to twenty votes per share on any resolution tabled at the Company’s general meeting;

•        “FY2024” and “FY2025” refer to fiscal year ended March 31, 2024 and 2025, respectively;

•        “HKD,” “Hong Kong dollar(s),” or “HK$” refer to the legal currency of Hong Kong;

•        “Hong Kong” or “HKSAR” refers to the Hong Kong Special Administrative Region of the People’s Republic of China for the purposes of this prospectus only;

•        “Mainland China” refers to the mainland of the People’s Republic of China; excluding Taiwan, Hong Kong and the Macau Special Administrative Regions of the People’s Republic of China for the purposes of this prospectus only;

•        “GIH” refers to GOVEN Intelligence Holdings Limited, an independent research consultancy firm commissioned by the Company;

•        “GIH Report” refers to the “INDUSTRY OVERVIEW REPORT FOR LAW’S BUSINESS GROUP HOLDING LIMITED” prepared by GOVEN Intelligence Holdings Limited and commissioned by the Company;

•        “Group” refers to Law’s and its subsidiaries;

•        “Memorandum and Articles of Association” refers to the memorandum of association and the articles of association of Law’s (as defined above) filed with the Registry of Companies of the Cayman Islands on November 28, 2024;

•        “Operating Subsidiary” refers to Law’s Business Accounting Limited, a company with limited liability incorporated under the laws of Hong Kong on July 12, 2021, the indirectly wholly-owned subsidiary of Law’s, through LSBGHL, unless otherwise specified;

•        “PRC” refers to the People’s Republic of China, including Hong Kong and the Macau Special Administrative Regions of the People’s Republic of China;

•        “PRC government” or “Chinse government” are to the government and governmental authorities of Mainland China for the purposes of this prospectus only;

•        “SEC” refers to the United States Securities and Exchange Commission;

•        “Shares” refers to Class A Ordinary Shares and Class B Ordinary Shares;

•        “US$”, “$”, or “U.S. dollar(s)” refer to the legal currency of the United States;

•        “U.S.”, or “United States” refers to the United States of America;

•        “U.S. GAAP” refers to generally accepted accounting principles in the United States; and

•        “We”, “us”, “or “our” refer to Law’s, an exempted company incorporated in the Cayman Islands with limited liability that will issue the Class A Ordinary Shares being offered.

Overview

We are a Hong Kong-based corporate and credit consultancy specialist. Our core offerings include corporate secretarial and accounting services, as well as comprehensive credit consultancy services tailored to the diverse needs of our clients. In credit consultancy, we assist individuals and businesses with improving financial clarity, optimizing credit structures, and navigating loan application processes. Simultaneously, our corporate secretarial and accounting services ensure clients maintain regulatory compliance and effective management of their business operations.

Since its establishment in 2021, our Operating Subsidiary, has been a trusted partner to a wide range of clients, including individual clients and small and medium-sized enterprises. Our services are designed to address clients’ credit consultancy, accounting, and corporate governance needs, helping them achieve operational efficiency and sustainable growth.

We take pride in our balanced and experience-driven business model, which emphasizes both corporate compliance and credit consultancy excellence. Our team of qualified professionals brings extensive expertise in corporate secretarial, accounting, and credit consultancy services, delivering integrated solutions that align with the unique goals of each client. By combining industry knowledge, precision, and a client-centric approach, we empower businesses and individuals to thrive in a competitive market.

Competitive Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

•        Client-centric approach to build long-term client relationship and new client referrals

•        Experienced and professional management team

•        Comprehensive service offerings

•        Asset-light model with high-margin service focus

Growth Strategies

Our principal business objective is to further expand our market shares in Hong Kong, and explore new business opportunities in the global corporate and credit consultancy service markets, in particular Southeast Asia. We intend to achieve our plan by adopting the following strategies:

•        Expand our corporate and credit consultancy services business

•        Incorporate automation into our business modules

•        Build up our presence in the Southeast Asia market

•        To promote and enhance our brand globally

Corporate History and Structure

Law’s was incorporated as an exempted company with limited liability on November 28, 2024, under the laws of the Cayman Islands. It is a holding company and is not actively engaging in any business. Law’s adopted a dual-class share structure. Each Class B Ordinary Share has 20 votes per share and, whereas each Class A Ordinary Share has one vote per share. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares. In no event shall Class B Ordinary Shares be convertible into Class A Ordinary Shares. The registered office of Law’s is at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

Law’s is a holding company with no operations of its own. It conducts the operations through its indirect wholly-owned Operating Subsidiary in Hong Kong. The Class A Ordinary Shares offered in this prospectus are those of Law’s.

The following diagram illustrates our corporate structure, including our subsidiaries and consolidated affiliated entities, as of the date of the prospectus and after this Offering (assuming no exercise of the over-allotment option by the underwriters):

Ms. Suet Ching, YIU
100%
LSBA Holding Limited
British Virgin Islands
Other Existing <5% Shareholders (1)
Public Shareholding
Pre-Offering
Share ownership: 36.86%
Voting power: 17.63%
Post-Offering
Share ownership: 22.13%
Voting power: 13.37%
Pre-Offering
Share ownership: 63.14%
Voting power: 82.37%
Post-Offering
Share ownership: 37.90%
Voting power: 62.47%
Pre-Offering
Share ownership: N/A
Voting power: N/A
Post-Offering
Share ownership: 39.97%
Voting power: 24.16%
Law's Business Group Holding Limited (2)
Cayman Islands
100%
L S Business Group Holding Limited (3)
British Virgin Islands
100%
Law's Business Accounting Limited (3)
Hong Kong

____________

(1)      As of the date of the prospectus, there are eight (8) shareholders of record that have shareholding less than 5%.

(2)      Law’s Business Group Holding Limited is a holding company with no operation of its own. The Class A Ordinary Shares offered in this prospectus are those of Law’s Business Group Holding Limited.

(3)      Law’s Business Group Holding Limited conducts all its operation through its Hong Kong operating subsidiary, Law’s Business Accounting Limited.

As of the date of this prospectus, Ms. Suet Ching, YIU, through LSBA, owns 4,310,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares of Laws. Following completion of this offering, giving effect to the sale of the Class A Ordinary Shares being offered hereby, Ms. Suet Ching, YIU, through LSBA, will own 4,310,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares, in aggregate, representing 62.47% of the voting power of Law’s after this offering assuming that the underwriters do not exercise their over-allotment option. Because more than 50% of the voting power of the Company will be held by a single entity after the completion of this offering, we will be a controlled company under the Nasdaq Capital Market corporate governance rules. Assuming LSBA, continues to hold all of its existing Class A Ordinary Shares and that the underwriters do not exercise their over-allotment option, it will have to maintain at least 41.06% of Class B Ordinary Shares prior to the completion of this offering, or 70.06% of Class B Ordinary Shares immediately after the completion of this offering, to continue to control the outcome of matters submitted to shareholders for approval.

For more details, see “Corporate History and Structure”.

Our Subsidiaries and Business Functions

LSBGHL was incorporated under the law of the British Virgin Islands on January 22, 2025. It is a wholly-owned subsidiary of Law’s and the intermediate holding company of the Operating Subsidiary. LSBGHL is wholly-owned by Law’s.

The Operating Subsidiary was incorporated under the laws of Hong Kong on July 12, 2021. It is our operating entity in Hong Kong and is indirectly wholly-owned by Law’s through LSBGHL.

Transfers of Cash to and from Our Subsidiaries

As a holding company, we may rely on dividends and other distributions on equity paid by our Operating Subsidiary for our cash and financing requirements. As of the date of this prospectus, the Company does not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred between the Company, its subsidiaries or investors. We are permitted under the laws of the Cayman Islands to provide funding to our subsidiary incorporated in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. Our subsidiaries are permitted under the respective laws of their place of incorporation to provide funding to us through dividend distribution without restrictions on the amount of the funds, other than as limited by the amount of their distributable earnings. However, if any of our subsidiaries incurs debt on their own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us.

Cash is transferred through our organization in the following manner: (i) funds are transferred from Law’s, our holding company incorporated in Cayman Islands, to our Operating Subsidiary in Hong Kong through LSBGHL, our intermediate holding company, in the form of capital contributions or loans, as the case may be; and (ii) dividends or other distributions may be paid by our Operating Subsidiary in Hong Kong to Law’s through LSBGHL.

There are no restrictions or limitation on our ability to distribute earnings by dividends from our Operating Subsidiary in Hong Kong to the Company and our shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Subject to the Companies Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may, by board resolutions, declare and pay interim dividends or recommend final dividends in accordance with the respective rights of the shareholders if it appears to them that they are justified by the financial position of the Company and that such dividend may lawfully be paid, that immediately after the distribution, the value of our assets will exceed our liabilities, and Law’s will be able to satisfy our debts as they fall due in the ordinary course of business.

There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between Law’s and its subsidiary, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from the subsidiary, to Law’s and U.S. investors and amounts owed. See “Regulations” on page 91 and “Dividend Policy” on page 55.

As advised by our PRC legal counsel, China Commercial Law Firm, the laws and regulations of the PRC do not currently have any material impact on the transfer of cash from Law’s to the Operating Subsidiary or from the Operating Subsidiary to Law’s, our shareholders and the U.S. investors. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Class A Ordinary Shares, potentially rendering it worthless. See “Risk Factors — Risks related to our corporate structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.” on page 42 for more information.

The following dividends were declared by the Company and its subsidiaries during the fiscal years ended March 31, 2025 and 2024, and as of the date of this prospectus:

(i)     on November 30, 2024, the Operating Subsidiary declared a special dividend of US$423,457 to the then sole shareholder of the Operating Subsidiary, namely Ms. Suet Ching, YIU;

(ii)    on May 20, 2025, the Operating Subsidiary declared a special dividend of HK$4,000,000 (equivalent to US$514,139) to its sole shareholder, namely, LSBGHL. Subsequently on the same date, LSBGHL declared a special dividend of HK$4,000,000 (equivalent to US$514,139) to its sole shareholder, namely, the Company. Then, on the same date, the Company declared a special dividend of HK$4,000 per share (equivalent to US$514 per share) with respect to the 1,000 issued shares of the company or HK$4,000,000 (equivalent to US$514,139) to the sole shareholder of the Company, namely, LSBA; and

(iii)   On June 27, 2025, the Operating Subsidiary declared a special dividend of or HK$2,000,000 (equivalent to US$257,069) to its sole shareholder, namely, LSBGHL. Subsequently on the same date, LSBGHL declared a special dividend of or HK$2,000,000 (equivalent to US$257,069) to its sole shareholder, namely, the Company. Then, on the same date, the Company declared a special dividend of HK$2,000 per share (equivalent to US$257 per share) with respect to the 1,000 issued shares of the Company or HK$2,000,000 (equivalent to US$257,069) to the sole shareholder of the Company, namely, LSBA.

Save as the aforementioned, during the fiscal years ended March 31, 2025 and 2024, and as of the date of this prospectus, the Operating Subsidiary has not made any dividends or distributions to the Company nor any holding companies and the Company has not made any dividends or distributions to the Company’s shareholders or U.S. investors. No funds have been transferred by any of the holding companies to their respective subsidiaries for the fiscal years ended March 31, 2025 and 2024 and through the date of this prospectus, to fund their business operations. For details, see “Consolidated Statements of Change in Shareholders’ Equity for the Years Ended March 31, 2025 and 2024” in the Consolidated Financial Statements and “Note 15 — Subsequent Events” of the Notes to Consolidated Financial Statements.

We do not have any present plan to declare or pay any dividends on our Class A Ordinary Shares and Class B Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Risk Factors Summary

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors”. The following is a summary of what we view as our most significant risk factors:

Risks Relating to our Business and Operations

•        Our revenue is primarily derived from corporate and credit consultancy services, which are not always recurring in nature, and there is no assurance that our customers will provide us with new business.

•        Our revenues, operating income and cash flows are likely to fluctuate.

•        We may not be able to grow at the historical rate of growth, and if we fail to manage our growth effectively, our business may be materially and adversely affected.

•        If we do not effectively manage the utilization of our professionals, our financial results could decline.

•        Our failure to recruit and retain qualified professionals could negatively affect our financial results and our ability to staff client engagements, maintain relationships with clients and drive future growth.

•        Headcount reductions to manage costs during periods of reduced demand for our services could have negative impacts on our business over the longer term.

•        Professionals may leave our Company to form or join competitors, and we may not have, or may choose not to pursue, legal recourse against such professionals.

•        We may not have, or may choose not to pursue, legal remedies against clients that terminate their engagements.

•        If we fail to compete effectively, we may miss new business opportunities or lose existing clients, and our revenues and profitability may decline.

•        A failure or malfunction of our information technology systems and the failure to maintain relationships with our vendors, could cause interruptions in our services, undermine the responsiveness of our services, disrupt our business, damage our reputation and cause losses.

•        Our systems, software, information system platforms, may contain serious errors or defects, and may be subject to disruptions that could have a materially adverse effect on our business and reputation.

•        Compromise of confidential or proprietary information, failure to comply with data privacy, data protection, or any other laws and regulations related to data privacy and security, or the failure to protect client data or prevent breaches of our information systems, could expose us and the Operating Subsidiary to liability or reputational damage and materially and adversely affect our business, financial condition, and results of operations.

•        Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Class A Ordinary Shares.

•        We are dependent on our senior management team and other key employees, and the loss of any such personnel could materially and adversely affect our business, operating results and financial conditions.

•        Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

•        We may be subject to litigation, arbitration, regulatory proceedings, or other legal proceeding risks, which could adversely affect our business, prospects, results of operations and financial conditions, and may face significant liabilities as a result.

•        Claims involving our services could harm our overall professional reputation and our ability to compete and attract business or hire or retain qualified professionals.

•        We may incur significant costs and may lose engagements as a result of claims by our clients regarding our services.

•        Our reputation and brand recognition is crucial to our business. Any harm to our reputation or failure to enhance our brand recognition may materially and adversely affect our business, financial condition and results of operations.

•        If we fail to promote and maintain our brand in a cost-efficient way, our business and results of operations may be harmed.

•        We may face intellectual property infringement claims, which could be time-consuming and costly to defend and may result in the loss of significant rights by us.

•        We may grow, in part, through acquisitions, which involve various risks, and we may not be able to identify or acquire companies consistent with our growth strategy or successfully integrate acquired businesses into our operations.

•        We may not be able to obtain finance from time to time to fund our operations and maintain growth.

•        We may be unable to successfully implement our business strategies and future plans for our Operating Subsidiary.

•        We do not have any business insurance coverage.

•        We may incur losses or experience disruption of our operations as a result of unforeseen or catastrophic events, including pandemics, terrorist attacks, or natural disasters.

For a detailed description of the risks above, please refer to pages 20 to 29.

Risks Relating to Jurisdictions Where We Operate

•        All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, or may exert control over operations of our business, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Our Operating Subsidiary in Hong Kong may be subject to PRC laws and regulations, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of the PRC laws and regulations may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

•        There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

•        Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

•        Compliance with Hong Kong’s Competition Ordinance and any such other existing or future competition laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

•        If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

•        The enforcement of laws rules and regulations in the PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties that could limit the availability of legal protections, which could result in a material change in our Operating Subsidiary’s operations and/or the value of the securities we are offering.

•        The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, which represent a substantial part of our business.

•        There are political risks associated with conducting business in Hong Kong.

•        Because our business is conducted in Hong Kong dollars and the price of our Class A Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

•        All of our operations is concentrated in Hong Kong, and our business performance is highly influenced by the conditions of economy and financial market in Hong Kong. Unfavorable market and economic conditions and the material deterioration of the political and regulatory environment in Hong Kong, Mainland China, and elsewhere in the world could materially and adversely affect our business, financial condition, prospects, and results of operations.

•        Changes in U.S. and Chinese regulations or in relations between the United States and China may adversely impact our business, our operating results, our ability to raise capital and the value of the Class A Ordinary Shares that we are registering. Any such changes may take place quickly and with very little notice.

•        Failure to comply with laws and regulations applicable to our business could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business.

For a detailed description of the risks above, please refer to pages 30 – 41.

Risks Relating to Our Corporate Structure

•        Our corporate actions will be substantially controlled by our Controlling Shareholder, Ms. Suet Ching, YIU, who, through LSBA, which will have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Class A Ordinary Shares and materially reduce the value of your investment. Additionally, we may be deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

•        We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.

•        You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

•        The enforcement of foreign civil liabilities in the Cayman Islands and Hong Kong is subject to certain conditions. Therefore, certain judgments obtained against us by our shareholders may be difficult or impossible to enforce in such jurisdictions.

For a detailed description of the risks above, please refer to pages 41 – 43.

Risks Relating to our Shares and this Offering

•        The dual-class structure of our Shares has the effect of concentrating voting control with those shareholders who held our Class B Ordinary Shares prior to this offering. Assuming LSBA, continues to hold all of its existing Class A Ordinary Shares and that the underwriters do not exercise their over-allotment option, it will have to maintain at least 41.06% of Class B Ordinary Shares prior to the completion of this offering, or 70.06% of Class B Ordinary Shares immediately after the completion of this offering, to continue to control the outcome of matters submitted to shareholders for approval. This ownership will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring shareholder approval, and that may adversely affect the trading price of our Class A Ordinary Shares.

•        Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

•        Future issuances of our Class B Ordinary Shares may be dilutive to the voting power of our Class A Ordinary Shareholders.

•        There has been no public market for our Class A Ordinary Shares prior to this Offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all.

•        We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

•        Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

•        If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we are exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our Class A Ordinary Shares may not be listed or may be delisted, which could negatively impact the price of our Class A Ordinary Shares and your ability to sell them.

•        We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

•        As a company incorporated in the Cayman Islands, we are permitted to adopt certain Cayman Islands’ practices in relation to corporate governance matters that differ significantly from the Nasdaq Capital Market listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Capital Market listing standards.

•        We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

•        We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

•        The sale or availability for sale of substantial amounts of our Class A Ordinary Shares in the public market could adversely affect the market price of our Class A Ordinary Shares.

•        We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors.

•        Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment.

•        There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Class A Ordinary Shares to significant adverse United States income tax consequences.

For a detailed description of the risks above, please refer to pages 44 – 52.

Regulatory Development in the PRC

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between Mainland China and Hong Kong, companies operating in Hong Kong are subject to similar regulatory risks as those operated in Mainland China, including their ability to offer securities to investors, list their securities on a U.S. or other foreign exchange, and conduct their business or accept foreign investment, and the legal and operational risks associated with operating in the Mainland China also apply to companies operating in Hong Kong like us. In light of PRC government’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in the PRC can change quickly with little or no advance notice. The PRC government may intervene in or influence the current and future operations in Hong Kong at any time or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers like us.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021.

The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law, which, among other things, requires the relevant governmental authorities to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information, and to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China,” or “PRC Personal Information Protection Law,” or “PIPL”, which became effective on November 1, 2021. The PIPL stipulates the rules for cross-border provision of personal information and applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (1) such processing is for the purpose of providing products or services for natural persons within Mainland China, (2) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (3) there are any other circumstances stipulated by related laws and administrative regulations. Prior to the cross-border provision of personal information of the natural persons, personal information processors shall obtain the approval of the corresponding natural persons and advise them of the overseas receiver’s name, contact information, processing purpose and methods, classification of personal information and information reception procedures, etc.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant PRC government authorities issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively to be referred as the “Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a Mainland China domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures with and submit the relevant information to CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”) jointly with the relevant authorities formally published the Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) provide that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Given that: (i) our Operating Subsidiary is located in Hong Kong, (ii) we have no subsidiary, VIE structure or any direct operations in Mainland China, and (iii) pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), as advised by China Commercial Law Firm, our counsel with respect to PRC legal matters, we do not currently expect the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations to have an impact on our business, operations or this Offering, as we do not believe that our Operating Subsidiary would be deemed to be an “Operator” that is required to file for cybersecurity review before listing in the United States, because (i) the Operating Subsidiary is incorporated in Hong Kong and operate in Hong Kong without any subsidiary or VIE structure in Mainland China and each of the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations remains unclear whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, the Operating Subsidiary has in aggregate collected and stored personal information of less than ten users; (iii) all of the data Operating Subsidiary collected is stored in servers located in Hong Kong; (iv) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a CSRC review, nor received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (v) data processed in our business should not have a bearing on national security nor affect or may affect national security, and we have not been notified by any authorities of being classified as an Operator.

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, (i) domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (A) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year were derived from PRC domestic companies; and (B) the majority of the issuer’s business activities are carried out in Mainland China, or its main place(s) of business are located in Mainland China, or the majority of its senior management team in charge of its business operations and management are Mainland China citizens or have their usual place(s) of residence located in Mainland China. In such circumstances, where a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering or listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

Based on the above mentioned, given that (i) the Company currently does not have, nor do it currently intend to establish, any subsidiary nor plan to enter into any contractual arrangements to establish a VIE structure with any entity in the Mainland China; (ii) it is not controlled by any Mainland China entity or individual; (iii) it does not have any operation in the Mainland China, nor does it have any partnership or cooperation with any Mainland China entity or individual; (iv) it currently does not have, nor does it plan to have, any investment, such as owning or leasing any asset, in the Mainland China; (v) none of the senior managers in charge of the business operations and management are citizens of the Mainland China or domiciled in Mainland China; and (vi) no revenue of the Company is generated from the Mainland China, as advised by this offering shall not be deemed as a domestic enterprise that indirectly offer or list securities on an overseas stock exchange, nor does it requires filing or approvals from the CSRC.

Further, as of the date of this prospectus, as advised by our PRC legal counsel, China Commercial Law Firm, we are not considered a domestic enterprise under the Trial Measures and the Trial Measures do not apply to us, and the listing on Nasdaq does not require fulfilling the filing procedure with the CSRC. Neither we, nor our Operating Subsidiary in Hong Kong are currently required to obtain any permission or approval from the PRC government authorities, including the CSRC and CAC, to operate our business, list on the U.S. exchanges, or offer the securities to foreign investors. As of the date of this prospectus, neither we nor our Operating Subsidiary have ever applied for any such permission or approval.

However, as further advised by our PRC legal counsel, given the uncertainties arising from the PRC and Hong Kong legal systems, including uncertainties regarding the interpretation and enforcement of the PRC laws and the significant authority of the PRC government to intervene in or influence the offshore holding company headquartered in Hong Kong at any time, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this Offering. If we or our Operating Subsidiary inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to investigations by regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. If we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected.

Since the Trial Measures was newly promulgated, its interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If the Trial Measures become applicable to us or our Operating Subsidiary in Hong Kong, if our Operating Subsidiary is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to the Operating Subsidiary in Hong Kong, the business operation of the Operating Subsidiary and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future.

If the applicable laws, regulations, or interpretations change and our Operating Subsidiary becomes subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Moreover, if there is a significant change to the current political arrangements between the PRC and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities. See Risk Factors — Risks Relating to Jurisdictions Where We Operate — “If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” On page 36, and “We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” On page 31.

Additionally, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions the Chinese government or authorities in Hong Kong may take in this regard.

Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our Operating Subsidiary’s business, it may intervene in or influence our operations. Such governmental actions:

•        could result in a material change in our Operating Subsidiary’s operations;

•        could hinder our ability to continue to offer securities to investors; and

•        may cause the value of our Class A Ordinary Shares to significantly decline in value or become worthless.

As of the date of this prospectus, in the opinion of our Hong Kong legal counsel, David Fong & Co., we are not required to obtain permissions from any Hong Kong authorities to issue our Class A Ordinary Shares to foreign investors; and in the opinion of our PRC legal counsel, we are not subject to permission requirements from the PRC authorities, including the CSRC and the CAC to approve the operations of our Operating Subsidiary in Hong Kong and offer our securities being registered to foreign investors. We have not received or been denied such permissions by any PRC authorities. In the opinion of our Hong Kong and PRC legal counsels, we are also currently not required to obtain any pre-approval from Chinese authorities (including those in Hong Kong) to list on a U.S. stock exchange, including the Nasdaq.

According to the legal opinion of David Fong & Co., as of the date of this prospectus, apart from business registration certificate issue by the Inland Revenue Department and the Trust and Company Service Provider (“TCSP”) license issue by the Companies Registry, the Company and/or its subsidiaries are not required to obtain any permission or approval from Hong Kong authorities to operate their business. The Operating Subsidiary has received all requisite permissions or approvals from the Hong Kong authorities to operate its business in Hong Kong, namely the business registration certificate and the TCSP license, and no permission or approval has been denied.

Given the current PRC regulatory environment, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. Because we do not conduct operating activities in the PRC, as of the date of this prospectus, we do not believe that we are required to seek approval from the CSRC, CAC or any other governmental agency to offer the Class A Ordinary Shares for sale in the offering herein.

In the event that we inadvertently conclude that such permissions or approvals from the PRC or Hong Kong authorities are not required, or in the event that applicable laws, regulations or interpretations change, we may be required to obtain such permissions or approvals in the future. Further, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to list on a U.S. exchange, which would materially affect the interest of our investors. Further, if we were required to obtain additional approvals to conduct our Operating Subsidiary’s operations and if we failed to receive or maintain such permissions or if the required approvals are denied, our Operating Subsidiary may be required to cease its business operations until such permissions or approvals are obtained and may, if it continues to operate without such permissions or approvals, become subject to fines and other penalties which may have a material adverse effect on our Operating Subsidiary’s business, operations and financial condition and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. Further, if we were to become subject to PRC laws and/or authorities we could incur material costs to ensure compliance and experience devaluation of our Class A Ordinary Shares or possibly delisting. See “Risk Factors — Risks Related to Doing Business in Hong Kong — We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless” on page 31 of this prospectus.

Implications of Being an “Emerging Growth Company”

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay”, “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim extended transition periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the extended transition period for the adoption of new or revised financial accounting standards, having acknowledged that such election is irrevocable under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this Offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country’s corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. Currently, we do not plan to rely on home country practices with respect to our corporate governance after we complete this Offering.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date. Public companies that qualify as a “Controlled Company” with securities listed on the Nasdaq, must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

•        the requirement that a majority of the board of directors consist of independent directors;

•        the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•        the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Upon the completion of this Offering, our Controlling Shareholder, Ms. Suet Ching, YIU, through LSBA, will own 4,310,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares, in aggregate, representing 62.47% of the total voting power, assuming that the underwriters do not exercise their over-allotment option. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615(c) because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors.

As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing standards even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Capital Market.

Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) Mainland China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Our auditor, J&S Associate PLT, is headquartered in Malaysia, and registered with the PCAOB. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the Determinations Report announced by the PCAOB.

However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Furthermore, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to our Offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Relating to our Class A Ordinary Shares and this Offering — Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 44.

Corporate Information

Our principal executive office is Unit 1813-1815, 18/F, Hollywood Plaza, 610, Nathan Road, Mongkok, Hong Kong. The telephone number of our principal executive office is +852 2612 1688. Our registered office and our registered agent’s office in the Cayman Islands are both located at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. We maintain a website at https://www.laws-business.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

The Offering

Shares Offered:	5,000,000 Class A Ordinary Shares, excluding exercise of the over-allotment discussed below
5,750,000 Class A Ordinary Shares, assuming full exercise of the over-allotment
Shares Issued and Outstanding Prior to the Offering:	7,078,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares.
Shares Issued and Outstanding after the Offering:	12,078,000 Class A Ordinary Shares (or 12,828,000 Class A Ordinary Shares if the underwriters exercise the over-allotment option in full) and 431,000 Class B Ordinary Shares.
Over-Allotment:	Law’s has granted to the underwriters the option, exercisable for 45 days from the date of this prospectus, to purchase up to 15% additional Class A Ordinary Shares
Assumed Offering Price per Ordinary Shares:	US$5 per Class A Ordinary Shares, the midpoint of the price range provided on the cover page of this prospectus
Gross Proceeds:	Approximately US$25.0 million, excluding proceeds from the exercise of the Underwriters’ over-allotment option
Lock-up

Each of our directors and executive officers and our shareholders holding 5% or more of the issued and outstanding Shares have agreed, subject to certain exceptions, for a period of six (6) months after the closing of the Offering, not to, except in connection with this Offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Shares or any other securities convertible into or exercisable or exchangeable for Shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Shares.

The Company has agreed, for a period starting from the date of this prospectus until three (3) months after the closing of this Offering, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this Offering, any of our Shares or securities that are substantially similar to our Shares, including but not limited to any options or warrants to purchase our Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the representative.

See “Underwriting” for more information.
Proposed trading market and symbol:	We intend to apply for the listing of our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “LSBA”.
Transfer Agent:	VStock Transfer, LLC

Risk Factors:

Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our Class A Ordinary Shares.

Use of Proceeds:	We intend to use the net proceeds we receive from this Offering as follows:
• Approximately US$4.4 million or 20% for expanding our corporate and credit consultancy services business
• Approximately US$4.4 million or 20% for incorporating automation into our business modules
• Approximately US$4.4 million or 20% for building up our presence in the U.S. market
• Approximately US$4.4 million or 20% for promoting and enhancing our brand globally
• The balance of $4.4 million or 20% for general working capital and corporate purposes
See “Use of Proceeds” for more information.

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and, in the documents, referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Class A Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Relating to Our Business and Operations

Our revenue is primarily derived from corporate and credit consultancy services, which are not always recurring in nature, and there is no assurance that our customers will provide us with new business.

Our revenue is primarily derived from corporate and credit consultancy services, which are not always recurring in nature. While some of our services, such as company formation, compliance and statutory records filing and tax computation, may recur annually, many of our services, including housing financing consultancy, SME financing consultancy and company formation, are one-time or infrequent in nature. Our customers are not obliged to continue using our services if their business no longer requires them. There is also no assurance that the clients who have previously sought our services will continue to retain us for future business, and there is no assurance that we can continue to secure the engagements of our Operating Subsidiary in the future. Furthermore, the fees for our services are primarily based on, among other factors, the nature and estimated scope of services. However, there can be no assurance that we will be able to maintain or increase our fee levels in the future, or even if we are able to do so, that we will be able to attract prospective customers to engage us for the relevant services at such increased rates. There is no guarantee that with our continued efforts, we will be able to secure new business from recurring customers effectively or at all at the same level of fees we charged previously. Accordingly, the number and scale of engagements and the amount of revenue we are able to secure may vary significantly from year to year, and it may be difficult to accurately forecast the volume, size, and scale of future business.

In the event that we are unable to maintain our business with our recurring customers or to expand and diversify our customer base by sourcing new customers at desired levels or at all, or to develop and expand our service offerings, or to meet the requirements of our customers regarding service quality and delivery or any other requirements at reasonable or affordable costs, our relationship with our customers, our business, financial condition and results of operations could be materially and adversely affected.

Our revenues, operating income and cash flows are likely to fluctuate.

We may experience fluctuations in our financial results for reasons that may include: (i) the types and complexity, number, size, timing and duration of client engagements; (ii) the timing of revenue recognition under U.S. GAAP; (iii) increase in labor costs; (iv) fee arrangements; (v) changes in the frequency and complexity of government and/or regulatory body activities; (vi) fee adjustments upon the renewal of expired or extended service contracts or acceptance of new clients due to the adjusted scope per our refined business strategy, and (vii) economic factors beyond our control.

We may not be able to grow at the historical rate of growth, and if we fail to manage our growth effectively, our business may be materially and adversely affected.

We anticipate continuing growth in the foreseeable future. However, we cannot assure you that we will grow at the historical rate of growth. Our rapid growth has placed, and will continue to place, a significant strain on our management, personnel, systems and resources. To accommodate our growth, we will need to implement a variety of new and upgraded operational and systems, procedures and controls, including the improvement of our accounting and other internal management systems. We also will need to recruit, train, manage and motivate employees and manage our relationships with an increasing number of clients. Moreover, as we introduce new services or enter into new markets, we may face unfamiliar market and operational risks and challenges which we may fail to successfully address. We may be unable to manage our growth effectively, which could have a material adverse effect on our business.

If we do not effectively manage the utilization of our professionals, our financial results could decline.

Our failure to manage the utilization of our professionals, or maintain or increase the rates we charge our clients for our services, could result in adverse consequences, such as non- or lower-revenue-generating professionals, increased employee turnover, fixed compensation expenses in periods of declining revenues, the inability to appropriately staff engagements (including adding or reducing staff during periods of increased or decreased demand for our services), or special charges associated with reductions in staff or operations. Reductions in workforce or increases of billable rates will not necessarily lead to savings. In such events, our financial results may decline or be adversely impacted. A number of factors affect the utilization of our professionals. Some of these factors we cannot predict with certainty, including general economic and financial market conditions; the complexity, number, type, size and timing of client engagements; the level of demand for our services; appropriate professional staffing levels, in light of changing client demands and market conditions; utilization of professionals across segments; and competition. In addition, our global expansion into or within locations where we are not well-known or where demand for our services is not well-developed could also contribute to low or lower utilization rates in certain locations.

The Company may enter into engagements such as fixed fee and time and materials with caps. Failure to effectively manage professional hours and other aspects of alternative fee engagements may result in the costs of providing such services exceeding the fees collected by the Company. Failure to successfully complete or reach milestones with respect to contingent fee or success fee assignments may also lead to lower revenues or the costs of providing services under those types of arrangements may exceed the fees collected by the Company.

Our failure to recruit and retain qualified professionals could negatively affect our financial results and our ability to staff client engagements, maintain relationships with clients and drive future growth.

We deliver professional corporate and credit consultancy services to our clients, so we rely heavily on human resources for the provision of our services. Our professionals have specialized skills. They also develop strong bonds with the clients they serve. Our continued success depends upon our ability to attract and retain professionals who have the expertise, experience and client relationships critical to maintaining and developing our business. We face intense competition in recruiting and retaining qualified professionals to drive our organic growth and support expansion of our services and geographic footprint. We cannot assure that we will be able to attract or retain qualified professionals to maintain or expand our business. If we are unable to successfully integrate, motivate and retain qualified professionals, our ability to continue to secure work may suffer. Moreover, competition has caused our costs of retaining and hiring qualified professionals to increase, a trend that could continue and could adversely affect our operating margins and financial results.

Headcount reductions to manage costs during periods of reduced demand for our services could have negative impacts on our business over the longer term.

Our people are our primary assets and account for the majority of our expenses. During periods of reduced demand for our services, or in response to unfavorable changes in market or industry conditions, we may seek to align our cost structure more closely with our revenues and increase our utilization rates by reducing headcount and eliminating or consolidating underused locations in affected business segments or practices. Following such actions, in response to subsequent increases in demand for our services, including as a result of favorable changes in market or industry conditions, we may need to hire, train and integrate additional qualified and skilled personnel and may be unable to do so to meet our needs or our clients’ demands on a timely basis. In addition, benefits to be generated from the enhancement of human resources may not be as significant as expected due to factors beyond our control, such as the general market conditions, labor market, competition for talents against other corporate and credit consultancy services providers, travel restrictions and border control, and the economic and political environment in Hong Kong and overseas. Such factors may cause a delay in realizing our business growth and our expansion plan and hence, our financial results, in particular our profitability, may be adversely affected. There is also no assurance that we can employ sufficient number of suitable and competent staff to implement our growth strategies.

If we are unable to manage staffing levels on a timely basis in light of changing opportunities or conditions, our ability to accept or service business opportunities and client engagements, take advantage of positive market and industry developments, and realize future growth could be negatively affected, which could negatively impact our revenues and profitability. In addition, while increased utilization resulting from headcount reductions may enhance our profitability in the near term, it could negatively affect our business over the longer term by limiting the time our professionals have to seek out and cultivate new client relationships and win new projects.

Professionals may leave to form or join competitors, and we may not have, or may choose not to pursue, legal recourse against such professionals.

Our professionals typically have close relationships with the clients they serve, based on their expertise and rapport. Therefore, the barriers to our professionals pursuing independent business opportunities or joining our competitors should be considered low. Although our clients generally contract for services with us as a company, and not with an individual professional, in the event that a professional leaves, such clients may decide that they prefer to continue working with a specific professional rather than with our Company. In the event an employee departs and acts in a way that we believe violates his or her non-competition or non-solicitation obligations, we will consider any legal remedies we may have against such person on a case-by-case basis. However, we may decide that preserving cooperation and a professional relationship with a former employee or client, or other concerns, outweighs the benefits of any possible legal recourse. We may also decide that the likelihood of success does not justify the costs of pursuing a legal remedy. Therefore, there may be times we may decide not to pursue legal action, even if it is available to us.

We may not have, or may choose not to pursue, legal remedies against clients that terminate their engagements.

The engagement letters that we typically have with clients do not obligate them to continue to use our services and permit them to terminate the engagement without penalty at any time. Even if the termination of an ongoing engagement by a client could constitute a breach of the client’s engagement agreement, we may decide that preserving the overall client relationship is more important than seeking damages for the breach and, for that or other reasons, decide not to pursue any legal remedies against a client, even though such remedies may be available to us. We make the determination whether to pursue any legal actions against a client on a case-by-case basis.

If we fail to compete effectively, we may miss new business opportunities or lose existing clients, and our revenues and profitability may decline.

The market for some of our services is highly competitive. We do not compete against the same companies across all of our segments, practices, services, industries or geographic regions. Instead, we compete with different companies or businesses of companies depending on the particular nature of a proposed engagement and the types of requested service(s) and the location of the client or delivery of the service(s). Our operations are highly competitive.

Our competitors include large organizations, such as the global accounting firms, global law firms, global corporate service providers and the large management, credit and financial consulting companies that offer a broad range of consulting services; and small firms and independent contractors that focus on specialized services. Some of our competitors have significantly more financial resources, a larger national or international presence, larger professional staffs and greater brand recognition than we do. Some have lower overhead and other costs and can compete through lower cost-service offerings.

Since our business depends in large part on professional relationships, our business has low barriers to entry for professionals electing to start their own firms or work independently. In addition, it is relatively easy for professionals to change employers. If we cannot compete effectively or if the costs of competing, including the costs of hiring and retaining professionals, become too expensive, our revenue growth and financial results could be negatively affected and may differ materially from our expectations. Our ability to compete successfully in corporate service industry depends on a number of factors, such as:

•        general economic and industry trends, including customer demand for our services;

•        build a well-recognized “Law’s Business” brand;

•        maintain and expand our client base;

•        maintain and enhance our relationships with partners;

•        attract, retain, and motivate qualified employees;

•        anticipate and adapt to changing market conditions and a competitive landscape;

•        respond effectively to technological changes and advancements in our industry;

•        manage our future growth;

•        ensure that the performance of the services of our Operating Subsidiary meets client expectations;

•        maintain or improve the operational efficiency of our Operating Subsidiary;

•        navigate a complex and evolving regulatory environment; and

•        defend ourselves in any legal or regulatory actions against us and our Operating Subsidiary.

If we fail to address any or all of these risks and challenges, our business may be materially and adversely affected. As our business develops and as we respond to competition, we may continue to introduce new service offerings, make adjustments to our existing services, or make adjustments to our business operations in general. There is no assurance that we will sustain profitability or positive cash flow from our existing operations or from any expanded or new operations, nor that we will be able, upon the completion of the Offering, to expand operations beyond our current level. Any significant change to our business model that does not achieve expected results could have a material and adverse impact on our financial condition and results of operations.

A failure or malfunction of our information technology systems and the failure to maintain relationships with our vendors, could cause interruptions in our services, undermine the responsiveness of our services, disrupt our business, damage our reputation and cause losses.

Our information technology systems support all phases of our operations, and are an essential part of our technology infrastructure. Our operations depend upon the secured processing, storage and transmission of confidential and other information in our information technology infrastructure, and they are vulnerable to unauthorized access such as cyber-attacks, distributed denial of service attacks and ransomware attacks, malicious code and computer viruses by activists, hackers, organized crime, foreign state actors and other third parties, or other events that could lead to a security breach. They may also be subject to cyber-attacks involving the leak and destruction of sensitive and confidential client information and our proprietary information, which could result from an employee’s or agent’s failure to follow data security procedures or as a result of actions by third parties, including actions by government authorities. As the breadth and complexity of our information technology infrastructure continue to grow, the potential risk of security breaches and cyber-attacks increases. Developing and enhancing new products and services, which is necessary for us to remain competitive, may involve the use or creation of new technologies, which further exposes us to cybersecurity and privacy risks that cannot be completely anticipated and increase the risk of security breaches and cyber-attacks.

While we have adopted various means to safeguard the integrity of the computer system and information technology infrastructure of our Operating Subsidiary, these systems and infrastructure may fail to operate properly or become disabled as a result of events which are beyond our control, events such as human error, natural disasters, power failures, client misuse, computer viruses, cyber-attacks, spam attacks, unauthorized access and data loss or leakage, all of which may cause shutdown or disruption of operations (including data loss or corruption, interruption to our data storage system, delay or cessation in the services), account takeovers and unauthorized gathering, monitoring, misuse, loss, total destruction and disclosure of data and confidential information of ours, our clients, our employees or other third parties, or otherwise materially disrupt our or our clients’ or other third parties’ network access or business operations. The occurrence of one or more of such events could jeopardize the confidentiality of information processed, stored and transmitted through our computer systems and networks or otherwise disrupt our operations, which could result in reputational damage, disputes with clients and relevant parties, and financial losses.

Our Operating Subsidiary also depends on various third-party software and platforms as well as other information technology systems provided by our information technology vendor in our business operations. These systems, including third-party systems, may fail to operate properly or become disabled as a result of tampering or a breach of our network security systems or otherwise, including for reasons beyond our control. Any interruption or deterioration in the performance of these third parties or failures of their information systems and technology could impair our operations, affect our reputation, and adversely affect our businesses. There is no guarantee that we are able to maintain our existing relationship with the information technology vendor of our software system or information technology infrastructure. In the event that any vendor is unable or unwilling to continue to provide existing services to our Operating Subsidiary, our Operating Subsidiary may not be able to replace them with service providers of equivalent expertise and service standard in a timely manner and thus resulting in disruption to our business operations. Any loss or deterioration of our relationship with external software vendor may affect our business, financial condition and results of operations.

The occurrence of any disruption to the information technology system or other information technology infrastructure of our subsidiaries may render us unable to meet client requirements in a timely and efficient manner, and/or lead to unauthorized disclosure of personal information or any other unexpected associated losses and damages. As a result, our reputation may be tarnished and we may also face complaints, action by regulatory authorities, and legal proceedings being brought against us (which can be costly and time-consuming to defend, and which may significantly divert the efforts and resources of our management personnel away from our usual business operations) and may potentially result in us having to pay damages. This could materially and adversely affect our financial condition, prospects, and results of operations.

Our systems, software, information system platforms, may contain serious errors or defects, and may be subject to disruptions that could have a materially adverse effect on our business and reputation.

Our business relies heavily on various financial, accounting, and other data processing software and information technology systems. We need to properly manage our systems, applications and solutions, and any upgrades, enhancements and expansions we may undertake from time to time, in order to ensure they properly support our businesses. However, the software and information system platform we use in our operations, or those we incorporate into our corporate service solutions often contains errors, defects, security vulnerabilities or software bugs that are difficult to detect and correct, and we may be unable to successfully correct in a timely manner or at all, and any ensuing disruptions could result in lost revenue, significant expenditures of capital, and damage to our reputation and brand, any of which could have an adverse effect on our business, financial condition and results of operations. If any of these systems, applications or solutions fails to operate properly or becomes disabled even for a brief period of time, whether due to malevolent acts, errors, defects or any other factor(s), we could suffer financial loss, a disruption of our businesses, liability to clients, loss of clients, regulatory intervention or damage to our reputation, any of which could have a materially adverse effect on our results of operation or financial condition.

Some of our customers may use the user-end software of our corporate solutions for processes information and data that are critical to their businesses. The errors, defects, security vulnerabilities, service interruptions or software bugs in our solutions could result in losses to our customers. Customers may seek compensation from us for any losses they suffer, or they may cease conducting business with us altogether. There can be no assurance that provisions typically included in agreements with our customers that attempt to limit exposure to claims would be enforceable or adequate or would otherwise protect us from liabilities or damages with respect to any claim. Even if not successful, a claim brought against us by any of our customers would likely be time-consuming, divert management’s attention and be costly to defend and could seriously damage our reputation and brand.

In addition, to the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business, financial condition and results of operations, as well as our reputation, may be adversely affected.

Compromise of confidential or proprietary information, failure to comply with data privacy, data protection, or any other laws and regulations related to data privacy and security, or the failure to protect client data or prevent breaches of our information systems, could expose us and the Operating Subsidiary to liability or reputational damage and materially and adversely affect our business, financial condition, and results of operations.

As a corporate and credit consultancy services company, in providing our services to clients, we manage, utilize and store sensitive and confidential client data, including personal data or proprietary information. As a result, we may be subject to a variety of data privacy, data protection, cybersecurity, and other laws and regulations related to data, including those relating to the collection, use, sharing, retention, security, disclosure, and transfer of confidential and private information, such as personal information and other data. These laws and regulations may apply not only to third-party transactions, but also to transfers of information within our organization, which relates to our investors, employees, contractors and other counterparties. These laws and regulations may restrict our business activities and require us to incur increased costs and efforts to comply, and any breach or non-compliance may subject us to proceedings against us, damage our reputation, or result in penalties and other significant legal liabilities, and thus may materially and adversely affect our business, financial condition, and results of operations.

The Company’s own confidential and proprietary information and that of our clients could be compromised, whether intentionally or unintentionally, by our employees, business partners or vendors. If any person, including any of our employees, negligently disregards or intentionally breaches our established controls with respect to client data, or otherwise mismanages or misappropriates that data, we could be subject to significant monetary damages, regulatory enforcement actions, fines and/or criminal prosecution. Unauthorized disclosure of sensitive or confidential client data, whether through systems failure, employee negligence, fraud or misappropriation, could damage our reputation and cause us to lose clients.

In addition, vulnerabilities of our external service providers and other third parties could also pose security risks to client information and data. Although we have taken steps to reduce the risk of such threats, our risk and exposure to a cyber-attack or related breach remains heightened due to the evolving nature of these threats, our routine transmission of sensitive information to third parties, the current global economic and political environment, external extremist parties and other developing factors.

Similarly, a compromise of the security of our information technology systems leading to theft or misuse of our own or our clients’ proprietary or confidential information, or the public disclosure or use of such information by others, could result in losses, third-party claims against us and reputational harm, including the loss of clients. In addition, if our reputation is damaged due to a data security breach, our ability to attract new engagements and clients may be impaired or we may be subjected to damages or penalties, which could negatively impact our businesses, financial results or financial condition. Any actual or perceived breach of the security of our technology, or media reports of perceived security vulnerabilities of our systems or the systems of our third-party service providers, could damage our reputation, expose us to the risk of litigation and liability, disrupt our operations, increase our costs with respect to investigations and remediation, reduce our revenues as a result of the theft of intellectual property, and otherwise adversely affect our business. Further, any actual or perceived security breach or cyber-attack directed at other financial institutions or financial services companies, whether or not we are impacted, could lead to a general loss of client confidence in the use of technology to conduct financial transactions, which could negatively impact us. The occurrence of any of these events could have adverse effects on our business and results of operations.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Class A Ordinary Shares.

To implement Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting. Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Our independent registered public accounting firm did not conduct an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements as of March 31, 2025 and 2024, we and our independent registered public accounting firm identified a few material weaknesses in our internal control over financial reporting PCAOB of the United States, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified related to (1) our lack of sufficient full-time personnel with appropriate levels of accounting knowledge and experience to monitor the daily recording of transactions, address complex U.S. GAAP accounting issues and to prepare and review financial statements and related disclosures under U.S. GAAP; and (2) our lack of a functional internal audit department or personnel that monitors the consistencies of the preventive internal control procedures as well as adequate policies and procedures in internal audit function to ensure that our policies and procedures have been carried out as planned.

We intend to implement measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including i) hiring more qualified staff to fill up the key roles in the operations; and ii) appointing independent directors, establishing an audit committee and strengthening corporate governance.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of the internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the market for and trading price of our Class A Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. Before this Offering, we were a private company with limited resources. As a result, we may not discover any problems in a timely manner and current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Class A Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Class A Ordinary Shares and may make it more difficult for us to raise funds in a debt or equity financing.

Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our Class A Ordinary Share price may decline and we may be unable to maintain compliance with the NASDAQ Listing Rules.

We are dependent on our senior management team and other key employees, and the loss of any such personnel could materially and adversely affect our business, operating results and financial conditions.

Our future success depends in significant part on the continued service of our key management who are heavily involved in the daily operation of our business. We believe that our management team’s extensive experience, industry knowledge and in-depth understanding of the corporate and credit consultancy service market enable us to assess the competitive market environment and provide specialized services of high quality. Our future success will depend on the continued involvement, efforts, performance and abilities of our key personnel as a whole. We believe that the skills and experience of our senior management team would be difficult to replace, and the loss of key members of our senior management team and talented employees could result in significant disruptions to our business, including impairing our ability to execute our business strategy and material adverse effect on our financial condition and results of operations. We believe that our future success will depend significantly on our continued ability to attract and retain highly skilled and talented personnel. The loss of crucial employees could result in significant disruptions to our business and the future integration of our expanding businesses.

There can be no assurance that we will be able to retain the services of our key personnel and to continually leverage their skills and abilities. If we are unable to retain our key personnel or attract and engage suitable personnel on a timely and commercially viable basis, it may result in the loss of strategic leadership and disruption or delay to our business operations, which could have a material adverse effect on our business, operations and financial conditions.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this Offering, we were a private company mainly operating our businesses in Hong Kong. As a result of this Offering, our Company will become subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

We may be subject to litigation, arbitration, regulatory proceedings, or other legal proceeding risks, which could adversely affect our business, prospects, results of operations and financial conditions, and may face significant liabilities as a result.

We may be subject to litigation, disputes or claims of various types brought by our competitors, customers, employees, business partners, lenders or other third parties. In particular, our corporate and credit consultancy services involves us providing advice to our customers. A customer who relies on our advice may suffer loss if we are negligent in providing such advice and the customer may have legal cause to claim compensation against us. As such, we cannot assure you that we will not be subject to disputes, complaints or legal proceedings in the future, which may damage our reputation, evolve into litigations or otherwise have a material adverse impact on our reputation and business. Any claims or lawsuits against us or our subsidiaries arising from professional negligence and/or employee misconduct and claims from indemnified persons that result in substantial amounts of compensation may have a material and adverse impact on our business activities, reputation, results of operations, and financial conditions. Our engagements involve matters that may result in a severe impact on a client’s business, cause the client a substantial monetary loss or prevent the client from pursuing business opportunities. Our ability to attract new clients and generate new and repeat engagements or hire professionals depends upon our ability to maintain a high degree of client satisfaction, as well as our reputation among industry professionals. As a result, any claims against us involving the quality of our services may be more damaging than similar claims against businesses in other industries.

Our financial position may be adversely affected by any future claims against us. Regardless of the merits, legal proceedings can be time-consuming and costly, and may divert our management’s attention away from our business operation, thereby adversely affecting our business operation and financial position. Legal proceedings which result in unfavorable judgment against us may cause financial losses and damages to our reputation, thereby materially and adversely affecting our business, financial position, results of operations and prospect.

Claims involving our services could harm our overall professional reputation and our ability to compete and attract business or hire or retain qualified professionals.

Our engagements involve matters that may result in a severe impact on a client’s business, cause the client a substantial monetary loss or prevent the client from pursuing business opportunities. Our ability to attract new clients and generate new and repeat engagements or hire professionals depends upon our ability to maintain a high degree of client satisfaction, as well as our reputation among industry professionals. As a result, any claims against us involving the quality of our services may be more damaging than similar claims against businesses in other industries.

We may incur significant costs and may lose engagements as a result of claims by our clients regarding our services.

Many of our engagements involve complex analysis and the exercise of professional judgment. Therefore, we are subject to the risk of professional and other liabilities. Damages and/or expenses resulting from any successful claim against us, for indemnity or otherwise, could harm our profitability and financial resources. Any claim by a client or third party against us could expose us to reputational issues that adversely affect our ability to attract new or maintain existing engagements or clients or qualified professionals or other employees, consultants or contractors.

Our reputation and brand recognition is crucial to our business. Any harm to our reputation or failure to enhance our brand recognition may materially and adversely affect our business, financial condition and results of operations.

Our reputation and brand recognition, which depends on earning and maintaining the trust and confidence of our current or potential clients, is critical to our business. Our reputation and brand are vulnerable to many threats that can be difficult or impossible to control, and costly or impossible to remediate. Regulatory inquiries or investigations, lawsuits initiated by clients or other third parties, employee misconduct, perceptions of conflicts of interest and rumors, among other things, could substantially damage our reputation, even if they are baseless or satisfactorily addressed. Moreover, any negative media publicity about our industry in general or product or service quality problems of other firms in the industry, including our competitors, may also negatively impact our reputation and brand. If we are unable to maintain a good reputation or further enhance our brand recognition, our ability to attract and retain clients and key employees could be harmed and, as a result, our business and revenues would be materially and adversely affected.

If we fail to promote and maintain our brand in a cost-efficient way, our business and results of operations may be harmed.

We believe that, in addition to relying on word-of-mouth client referral, developing and maintaining awareness of our brand effectively is critical to attracting new clients and retaining existing ones. This depends largely on the effectiveness of our client acquisition strategy, our marketing efforts, our cooperation with our business partners and the success of the channels we use to promote our services. If any of our current client acquisition strategies or marketing channels become less effective, more costly or no longer feasible, we may not be able to attract new clients in a cost-effective manner or convert potential clients into using our services.

It is likely that our future marketing efforts will require us to incur expenses. These efforts may not result in increased revenues in the immediate future or any increases at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring additional expenses, our results of operations and financial condition would be adversely affected, and our ability to grow our business may be impaired.

We may face intellectual property infringement claims, which could be time-consuming and costly to defend and may result in the loss of significant rights by us.

Although we and our subsidiaries have not been subject to any litigation, pending or threatened, alleging infringement of third parties’ intellectual property rights, we cannot assure you that such infringement claims will not be asserted against us in the future. Third parties may own copyrights, trademarks, trade secrets, ticker symbols, internet content, and other intellectual properties that are similar to ours in jurisdictions where we currently have no active operations. If we expand our business to or engage in other commercial activities in those jurisdictions using our own copyrights, trademarks, trade secrets, and internet content, we may not be able to use these intellectual properties or face potential lawsuits from those third parties and incur substantial losses if we fail to defend ourselves in those lawsuits. Intellectual property litigation is expensive and time-consuming and could divert resources and management attention from the operation of our business. If there is a successful claim of infringement, we may be required to alter our services, cease certain activities, pay substantial royalties and damages to, and obtain one or more licenses from third parties. We may not be able to obtain those licenses on commercially acceptable terms, or at all. Any of those consequences could cause us to lose revenues, impair our client relationships and harm our reputation.

We may grow, in part, through acquisitions, which involve various risks, and we may not be able to identify or acquire companies consistent with our growth strategy or successfully integrate acquired businesses into our operations.

We may intend to pursue opportunities to expand our business by acquiring other companies in the future. Acquisitions involve risks, including those relating to:

•        identification of appropriate acquisition candidates;

•        negotiation of acquisitions on favorable terms and valuations;

•        integration of acquired businesses and personnel;

•        implementation of proper business and accounting controls;

•        ability to obtain financing, at favorable terms or at all;

•        diversion of management attention;

•        retention of employees and customers;

•        unexpected liabilities; and

•        detrimental issues not discovered during due diligence.

Acquisitions also may affect our short-term cash flow and net income as we expend funds, potentially increase indebtedness and incur additional expenses. If we are not able to identify or acquire companies consistent with our growth strategy, or if we fail to successfully integrate any acquired companies into our operations, we may not achieve anticipated increases in revenue, cost savings and economies of scale, our operating results may actually decline and acquired goodwill and intangibles may become impaired.

We may not be able to obtain finance from time to time to fund our operations and maintain growth.

In order to fund our operations and maintain our growth or expand our business beyond the scale permitted by the net proceeds from this Offering, we may need to obtain future funding including equity financing or banking facilities from our banks from time to time. However, we may face the limitation of not having sufficient amount of security or pledge to secure additional debt financing. Further, there may be occasions where we are unable to obtain financing at commercial terms favorable or acceptable to us or at all. If these circumstances arise, our business, results of operations, and growth could be compromised.

We may be unable to successfully implement our business strategies and future plans for our Operating Subsidiary.

As part of our business strategies and future plans, we intend to expand our operations. While we have planned such expansion based on our outlook regarding our Operating Subsidiary’s business prospects, there is no assurance that such expansion plans will be commercially successful or that the actual outcome of those expansion plans will match our expectations. The success and viability of our expansion plans are dependent upon our ability to successfully implement our development projects, hire and retain skilled employees to carry out our Operating Subsidiary’s services and business strategies and future plans and implement strategic business development and marketing plans effectively and upon an increase in demand for its services by existing and new customers in the future.

Further, the implementation of our business strategies and future plans for our Operating Subsidiary’s business operations may require substantial capital expenditure and additional financial resources and commitments. There is no assurance that these business strategies and future plans will achieve the expected results or outcome such as an increase in revenue that will be commensurate with our investment costs or the ability to generate any cost savings, increased operational efficiency and/or productivity improvements to our Operating Subsidiary’s operations. There is also no assurance that we will be able to obtain financing on terms that are favorable, if at all. If the results or outcome of our future plans do not meet our expectations, including if our Operating Subsidiary fails to achieve a sufficient level of revenue or fail to manage their costs efficiently, we may not be able to recover our investment costs and our business, financial condition, results of operations and prospects may be adversely affected.

We do not have any business insurance coverage.

Currently, while we do maintain worker’s injury insurance, we do not have any business liability or disruption insurance to cover our operations. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

We may incur losses or experience disruption of our operations as a result of unforeseen or catastrophic events, including pandemics, terrorist attacks, or natural disasters.

An outbreak and prevalence of pandemic such as COVID-19 would adversely impact economic activities and conditions worldwide and led to significant volatility and disruption to financial markets. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic, which had spread throughout the world and had resulted in the implementation of stringent governmental measures, including lockdowns, closures, quarantines, and travel bans or restrictions, temporary closure of businesses, intended to control the spread of the virus by different countries.

Though the impact of outbreaks of pandemic such as COVID-19 is temporary and not permanent, the frequent outbreak of different kinds of epidemics and pandemics including the new or more severe strains of the virus and their variants are highly uncertain and unpredictable, and the resultant anti-pandemic measures would inevitably result in slowdown of economic activities in both Hong Kong and worldwide which, in totality, may adversely affect or delay our potential customers’ corporate and business activities, and the demand for our services.

In addition, our business could also be materially and adversely affected by catastrophic events or other business continuity problems, such as natural or man-made disasters, fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, political unrest, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology platform failures or Internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to operate, including communicating with clients and the relevant listing authorities. Moreover, besides COVID-19, our business and ability to operate could also be adversely affected by Ebola virus disease, Zika virus disease, H1N1 flu, H5N1 flu, H7N9 flu, avian flu, Swine flu, SARS or other epidemics.

Our headquarters are located in Hong Kong, where our directors and management and all of our employees currently reside. Consequently, we and our subsidiaries are highly susceptible to factors adversely affecting Hong Kong. A disaster or a disruption in the infrastructure that supports our businesses, a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or a disruption that directly affects our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption. The business of our subsidiaries could also be adversely affected if our employees are affected by pandemics. In addition, our results of operations could be adversely affected to the extent that any pandemic harms the Chinese and Hong Kong economy in general. The incidence and severity of disasters or other business continuity problems are unpredictable, and our inability to timely and successfully recover could materially disrupt our businesses and cause material financial loss, regulatory actions, reputational harm, or legal liability.

Risks Relating to Jurisdictions Where We Operate

All of our operations is in Hong Kong. However, due to the long arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, or may exert control over operations of our business, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Our Operating Subsidiary in Hong Kong may be subject to the PRC laws and regulations, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of the PRC laws and regulations may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

Our operations are primarily located in Hong Kong and our Operating Subsidiary operates its business in Hong Kong, a special administrative region of the PRC. Pursuant to the Basic Law of Hong Kong (“Basic Law”), national laws of Mainland China do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to long-arm provisions under the current PRC laws and regulations, there remain regulatory and legal uncertainty with respect to the implementation of the PRC laws and regulations to Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the PRC laws and regulations to Hong Kong and exercise significant direct influence and discretion over the operation of our Operating Subsidiary in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political environment or other unforeseeable reasons.

In the event that we or our Hong Kong Operating Subsidiary were to become subject to the PRC laws and regulations, there are significant legal and operational risks associated with being based in and having operations in Mainland China also apply to the operations in Hong Kong in the future, and we face the risks and uncertainties associated with the PRC legal system, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiary and us, given the substantial operations of our Operating Subsidiary in Hong Kong and the Chinese government may exercise significant oversight over the conduct of business in Hong Kong.

The laws and regulations of the PRC are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties and may change quickly with little advance notice, along with the risk that the PRC government may intervene in or influence our Operating Subsidiary’s operations at any time, or may exert control over operations of our business, which could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with clients in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The laws, regulations, and other government directives of the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

•        delay or impede our development;

•        result in negative publicity or increase our operating costs;

•        require significant management time and attention;

•        cause devaluation of our securities or delisting; and

•        subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business operations.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We have no operations in Mainland China. Based on our understanding of the PRC laws and regulations currently in effect as of the date of this prospectus, as our Operating Subsidiary is located in Hong Kong, we are not currently required to obtain permission from the PRC government to list on a U.S. securities exchange and consummate this Offering. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded.

The PRC government may intervene in or influence our operations at any time or may exert control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares. For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and the Operating Subsidiary in Hong Kong.

The PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to the outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Class A Ordinary Shares, potentially rendering it worthless.

There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We and our Operating Subsidiary may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law (PIPL)”, which became effective on November 1, 2021. The PIPL stipulates the rules for cross-border provision of personal information and applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (1) such processing is for the purpose of providing products or services for natural persons within Mainland China, (2) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (3) there are any other circumstances stipulated by related laws and administrative regulations. Pursuant to the PIPL, personal data processors (“data processors”) shall meet one of the conditions in order to transmit personal information overseas for their business operations: (i) passing the security evaluation organized by the Cyberspace Administration of China (the “CAC”); (ii) acquiring personal information protection certification from the professional organizations regulated by the CAC; (iii) adopting the standard contract forms stipulated by the CAC when entering into contracts with overseas information receivers, setting forth the rights and obligations of the parties; and (iv) other conditions regulated by laws, regulations and the CAC. Prior to the cross-border provision of personal information of the natural persons, personal information processors shall obtain the approval of the corresponding natural persons and advise them of the overseas receiver’s name, contact information, processing purpose and methods, classification of personal information and information reception procedures, etc.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022, and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that in addition to “operator of critical information infrastructure (the “Operator”),” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or transferred outside the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. CAC has said that under the proposed rules companies holding data on more than one million users must apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas IPOs.

Law’s is an exempted company incorporated in the Cayman Islands with limited liability operating entity based in Hong Kong, and it does not have any subsidiary or VIE in Mainland China or intend to acquire any equity interest in any domestic companies within Mainland China, nor is it controlled by any companies or individuals of Mainland China. Further, Law’s is headquartered in Hong Kong with its officers and all members of the board of directors based in Hong Kong who are not Mainland China citizens and all of the revenues and profits are generated by its subsidiary in Hong Kong.

As advised by China Commercial Law Firm, our counsel with respect to PRC legal matters, the Measures for Cybersecurity Review (2021), PRC Data Security Law, the PIPL, the Draft Overseas Listing Regulations and the Trial Administrative Measures currently do not have an impact on our business, operations or this offering, nor do we or our Operating Subsidiary are covered by permission requirements from the CAC that is required to approve our Operating Subsidiary’s operations and our Offering, as our Operating Subsidiary will not be deemed to be an “Operator” or a “data processor” that required to file for cybersecurity review before listing in the United States. Because: (i) our Operating Subsidiary was incorporated in Hong Kong and operate only in Hong Kong without any subsidiary or VIE structure in Mainland China and each of the Measures for Cybersecurity Review (2021), the PIPL, the Draft Overseas Listing Regulations and the Trial Administrative Measures do not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored personal information of less than ten users (iii) all of the data our Operating Subsidiary have collected is stored in servers located in Hong Kong, and we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a CSRC review, nor received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (v) data processed in our business should not have a bearing on national security nor affect or may affect national security, and we have not been notified by any authorities of being classified as an Operator. Moreover, as advised by our Hong Kong legal counsel, David Fong & Co., pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

Therefore, based on the PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by PRC government authorities, as advised by our PRC legal counsel, neither we, nor our Operating Subsidiary are currently required to obtain any permission or approval from the PRC government authorities, including the CSRC and CAC, to operate our business, list on the U.S. exchanges, or offer the securities to foreign investors. As of the date of this prospectus, neither we nor our Operating Subsidiary have ever applied for any such permission or approval.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively to be referred as the “Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where a company whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which came into effect on March 31, 2023. Compared to the Draft Overseas Listing Regulations, the Trial Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. On the same day, the CSRC held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, provided the exemption from immediate filings for issuers that a) have been listed or have been registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Measures, b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and c) will complete the overseas securities offering and listing before September 30, 2023. Nonetheless, such issuers shall carry out the filing procedures as required if they subsequently conduct refinancing or are involved in other circumstances that require filings with the CSRC. Furthermore, the Trial Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

Based on the above mentioned, given that (i) the Company currently does not have, nor do it currently intend to establish, any subsidiary nor plan to enter into any contractual arrangements to establish a VIE structure with any entity in the Mainland China; (ii) it is not controlled by any Mainland China entity or individual; (iii) it does not have any operation in the Mainland China, nor does it have any partnership or cooperation with any Mainland China entity or individual; (iv) it currently does not have, nor does it plan to have, any investment, such as owning or leasing any asset, in the Mainland China; (v) none of the senior managers in charge of the business operations and management are citizens of Mainland China or domiciled in Mainland China; and (vi) no revenue of the Company is generated from the Mainland China, as advised by China Commercial Law Firm, our PRC Counsel, this Offering shall not be deemed as a domestic enterprise that indirectly offer or list securities on an overseas stock exchange, nor does it requires filing or approvals from the CSRC. Further, as of the date of this prospectus, as advised by our PRC legal counsel, China Commercial Law Firm, we are not considered a domestic enterprise under the Trial Measures and the Trial Measures do not apply to us, and the listing on Nasdaq does not require fulfilling the filing procedure with the CSRC. Neither we, nor our Operating Subsidiary are currently required to obtain any permission or approval from the PRC government authorities, including the CSRC and CAC, to operate our business, list on the U.S. exchanges, or offer the securities to foreign investors. As of the date of this prospectus, neither we nor our Operating Subsidiary have ever applied for any such permission or approval.

However, given the uncertainties arising from the PRC and Hong Kong legal systems, including uncertainties regarding the interpretation and enforcement of the PRC laws and the significant authority of the PRC government to intervene in or influence the offshore holding company headquartered in Hong Kong at any time, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this Offering. If we or our Operating Subsidiary inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to investigations by regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. If we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct Offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected.

According to the legal opinion of David Fong & Co., our Hong Kong counsel, that based on its understanding of current Hong Kong laws, as of the date of this prospectus, we are not required to obtain permissions from any Hong Kong authorities to issue our Class A Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and/or its subsidiaries or denied by any relevant authorities in this regard. Besides, according to the legal opinion of David Fong & Co., as of the date of this prospectus, apart from business registration certificate issue by the Inland Revenue Department and the Trust and Company Service Provider (“TCSP”) license issue by the Companies Registry, the Company and/or its subsidiaries are not required to obtain any permission or approval from Hong Kong authorities to operate their business. The Operating Subsidiary has received all requisite permissions or approvals from the Hong Kong authorities to operate its business in Hong Kong, namely the business registration certificate and the TCSP license, and no permission or approval has been denied. However, we have been advised by David Fong & Co. that uncertainties still exist, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future.

Although we are currently not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities, specifically, we are currently not required to obtain any permission or approval from the CSRC, the CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors, we cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. There remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and the relevant PRC governmental authority may not take a view that is consistent with ours. Also, significant uncertainty exists in relation to the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users under the Measures, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our business operations and the listing of our Class A Ordinary Shares in the U.S. could be subject to cybersecurity review by the CAC, in the future. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be completed in a timely manner or at all. Given such uncertainty, we may be further required to suspend our relevant business or face other penalties which could materially and adversely affect our business, financial condition, and results of operations. Furthermore, as the Trial Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when and whether we will be subject to such filing requirements or will be able to get clearance from the CSRC in a timely manner, or at all, even though we believe that none of the situations that would clearly prohibit overseas listing and offering applies to us.

Furthermore, if the Trial Measures, Measures for Cybersecurity Review (2021), the PIPL, become applicable to us or our Operating Subsidiary in Hong Kong, our operation and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary becomes subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future.

If there is a significant change to the current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Although we are not subject to cybersecurity review by the CAC or CSRC nor any other PRC authorities for this Offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for ours and our Operating Subsidiary’s operations in Hong Kong, we are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Privacy Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Privacy Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so. See “Regulation” on page 91.

We believe that we have been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this Offering. However, if we or our Operating Subsidiary conducting business operations in Hong Kong have violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

Compliance with Hong Kong’s Competition Ordinance and any such other existing or future competition laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

We operate in a competitive industry and a highly competitive market. We may be subject to a variety of laws and other obligations regarding competition law in Hong Kong, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations. We face significant competition in the market due to a large amount of goods and service providers. We may be subject to the Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into force on December 14, 2015, which laid down three forms of behavior and imposes three rules which are intended to prevent and discourage anti-competitive conduct: (i) the first conduct rule prohibits agreements between undertakings that have the object or effect of preventing, restricting and distorting competition in Hong Kong; (ii) the second conduct rule prohibits undertakings with a substantial degree of market power in a market from abusing that power by engaging in conduct that has the object or effect of preventing, restricting and distorting competition in Hong Kong; and (iii) the merger rule prohibits mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong.

The Competition Commission is a statutory body in Hong Kong established to investigate any contravention against and enforce on the provisions of the Competition Ordinance, and the Competition Tribunal is a tribunal set up under the Competition Ordinance, as part of Hong Kong judiciary, to hear and decide cases connected with competition law in Hong Kong. Under the guidelines and policies published by the Competition Commission, possible outcomes of investigation of contravention of the Competition Ordinance may include the acceptance of commitment given by infringer, the issuing of warning notice or infringement notice, commencement of proceedings in the Competition Tribunal, applying for consent order, referral of complaint to a government agency and the conduct of a market study. The Competition Tribunal may order remedies including pecuniary penalty, disqualification or other order under the Competition Ordinance. The guidelines and policies published by the Competition Commission in Hong Kong did not mention any remedies which may impact on the Company’s ability to accept foreign investment or list on a U.S./foreign exchange as a result of the non-compliance of the Competition Ordinance.

As of the date of this prospectus, the Company and its subsidiaries have not been subject to any investigation, inquiry, or enforcement action by any governmental or regulatory authority in relation to anti-competitive conduct or any actual or alleged contravention of the Competition Ordinance. The Company confirms we have not adopted any anti-competitive conduct described in the Competition Ordinance and will continue to act in compliance with the Competition Ordinance. However, there may be uncertainties on the full effect of the rules in respect of compliance, infringement, and its effect on our business in particular when tendering is involved in securing contracts. We may face difficulties and may need to incur legal costs in ensuring our compliance with the rules. If we face any complaints of infringement of the Competition Ordinance, we may incur substantial legal costs and may result in business disruption and/or negative media coverage, which could adversely affect our business, results of operations and reputation.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Rules on Overseas Listing published by CSRC on December 24, 2021 also have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. It remains uncertain as to the enactment, interpretation, and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses, like us, whose operations are entirely in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from Mainland China or Hong Kong authorities, we will not be able to list our Class A Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Class A Ordinary Shares significantly decline or be worthless.

The enforcement of laws and rules and regulations in the PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our Operating Subsidiary’s operations and/or the value of the securities we are offering.

As one of the conditions for the handover of the sovereignty of Hong Kong to the PRC, the PRC accepted conditions such as Hong Kong’s Basic Law. According to Article 18 of the Basic Law, national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws relating to the national flag, national anthem, and diplomatic privileges and immunities. The Basic Law guaranteed a high degree of autonomy for Hong Kong which ensured Hong Kong will retain its currency (the Hong Kong Dollar), legal system, parliamentary system, and people’s rights and freedom for fifty years from 1997. This agreement has given Hong Kong the freedom to function with a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its domestic affairs, including, but not limited to, the judiciary and courts of last resort, immigration, and customs, public finance, currencies, and extradition. Hong Kong continues using the English common law system. However, if there are any changes in relation to the political arrangements which allows Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our Operating Subsidiary’ business and operations. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including the ability to enforce agreements with our customers.

The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, which represent a substantial part of our business.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former and current Chief Executives of HKSAR, Carrie Lam and John Lee, respectively. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect foreign financial institutions and any third parties or clients dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Operating Subsidiary in Hong Kong, which represent all of our business, is determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

There are political risks associated with conducting business in Hong Kong.

All of our operations is in Hong Kong. During the period covered by the financial information incorporated by reference into and included in this prospectus, we derive all of our revenue from operations in Hong Kong. Accordingly, the business operations and financial conditions of our Operating Subsidiary will be affected by the political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and may adversely affect our operations. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the political arrangement between PRC and Hong Kong and the economic, political and legal environment in Hong Kong in the future. Since a substantial part of our operations is based in Hong Kong, any change of such political arrangements may pose an adverse impact to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Based on certain recent development including the Hong Kong National Security Law that was passed in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump issued an executive order and signed into law the HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, Mainland China, and Hong Kong, which could potentially harm our business. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Class A Ordinary Shares could be adversely affected.

Because our business is conducted in Hong Kong dollars and the price of our Class A Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Since our business is conducted in Hong Kong, our books and records are maintained in Hong Kong dollars, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in United States dollars. The value of the Hong Kong dollar against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue and financial condition. Further, our Class A Ordinary Shares offered by this prospectus are denominated in United States dollars, we will need to convert the net proceeds we receive into Hong Kong dollar in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the Hong Kong dollar will affect that amount of proceeds we will have available for our business.

All of our operations is concentrated in Hong Kong, and our business performance is highly influenced by the conditions of economy and financial market in Hong Kong. Unfavorable market and economic conditions and the material deterioration of the political and regulatory environment in Hong Kong, Mainland China, and elsewhere in the world could materially and adversely affect our business, financial condition, prospects, and results of operations.

All of our business and operations were carried out in Hong Kong. As a provider of corporate and credit consultancy services for businesses and individuals in Hong Kong, our results of operations and prospects are highly susceptible to any development of change in government policies, as well as economic, social, political and legal development in Hong Kong. Events with adverse impacts on the economy and social conditions, such as riots or mass civil disobedience movements and general deterioration of the local economy, may lead to a reduction in economic, investing or trading activities and in turn our business performance. Any change in the Hong Kong local economic, social and political environment, all of which are beyond our control, may lead to a prolonged period of sluggish market activities which would in turn have material adverse impact on our business.

The market and the economic conditions in general of Hong Kong are also highly sensitive to conditions of the political, social and economic conditions in Mainland China and globally. When there are unfavorable changes to the global or local market conditions, the capital market and the economy in Hong Kong may experience negative fluctuations in its performance. Any prolonged slowdown in the global or Chinese economy may affect potential clients’ confidence in the capital market as a whole and have a negative impact on our business as a whole, the demand for our services, our pricing strategies, the level of our business activities and consequently our revenue derived therefrom. This may materially and adversely affect our financial condition and the results of operations. Additionally, continued turbulence in the international financial markets may adversely affect our ability to access the capital markets to meet liquidity needs. Financial markets and economic conditions could be negatively impacted by many factors, both economically and politically, beyond our control, such as the inability to access capital markets, control of the foreign exchange, changes in exchange rates, rising interest rates or inflation, slowing or negative growth rate, government involvement in the allocation of resources, inability to meet financial commitments in a timely manner, terrorism, pandemics such as the Covid-19 pandemic, political uncertainty, Russo — Ukraine war, the outcome of the Sino — US trade dispute, civil unrest, fiscal or other economic policy of Hong Kong or other governments, and the timing and nature of any regulatory reform.

The current heightened tensions in international economic relations, such as the one between the United States and China, may also give rise to uncertainties in global economic conditions and adversely affect the economic conditions of Hong Kong. Amid these tensions, the U.S. government has imposed and may impose additional measures on entities in China, including sanctions. The U.S. government has imposed and has continued to propose to impose additional, new, or higher tariffs on certain products imported from China to penalize China for what it characterizes as unfair trade practices. China has responded by imposing, and proposing to impose additional, new, or higher tariffs on certain products imported from the United States. Unfavorable financial market and economic conditions in Hong Kong, Mainland China, and elsewhere in the world, and the escalations of the tensions that affect trade relations may lead to slower growth in the global economy in general, could negatively affect our clients’ business and materially reduce demand for our services and increase price competition among corporate and credit consultancy service firms seeking such engagements, and thus could materially and adversely affect our business, financial condition, and results of operations. In addition, our profitability could be adversely affected due to our fixed costs and the possibility that we would be unable to reduce our variable costs without reducing revenues or within a timeframe sufficient to offset any decreases in revenues relating to changes in the market and economic conditions.

Given the close tie between Hong Kong and Mainland China, the stability of the Hong Kong economy and domestic market is susceptible to the general economic, political and regulatory environment in Mainland China. Any material adverse changes in the economic performance, political situations and regulations in relation to the economy and market in Mainland China may adversely affect Mainland China-based companies’ desire to invest or participate in the financial market in Hong Kong. This may lower their demand for the services of our Operating Subsidiary and in turn adversely affect our financial condition and results of operations. The economy of Mainland China differs from the economies of most developed countries in a number of aspects, such as the extent of government intervention, growth rate, and control of the foreign exchange. In particular, the PRC government exerts substantial control over the growth of the domestic economy by means of, among others, resource allocation as well as setting policy on foreign exchange. There is no assurance that the PRC government will not implement reforms or policies which may drastically (i) restrict Mainland China companies from investing abroad and in Hong Kong; and/or (ii) restrict Mainland China companies and businesses to operate or access to the capitals in Hong Kong or globally. Such intervention or policies changes may potentially affect the attractiveness of Hong Kong as an alternative venue for Mainland China business to invest, conduct fundraising activities, or expand in Hong Kong, or otherwise diminish the securities and financial market of Hong Kong, given the substantial reliance of Hong Kong financial and securities on the business and companies based in Mainland China. If the Chinese government implements market-oriented reforms involving unprecedented or experimental revision of its economic reform measures, there is no guarantee that adjustments to its policies will not negatively affect our operations and business development.

Furthermore, the outbreak of war in Ukraine has already affected global economic markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s military action in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our client’s business and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We are currently actively monitoring the situation in Ukraine, however, we cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial condition, liquidity and business outlook of our business.

Changes in U.S. and Chinese regulations or in relations between the United States and China may adversely impact our business, our operating results, our ability to raise capital and the value of the Class A Ordinary Shares that we are registering. Any such changes may take place quickly and with very little notice.

The U.S. government, including the SEC, has made statements and taken certain actions that led to changes to United States and international relations, and will impact companies with connections to the United States or China. The SEC has issued statements primarily focused on companies with significant China-based operations. For example, on July 30, 2021, Gary Gensler, Chairman of the SEC, issued a Statement on Investor Protection Related to Recent Developments in China, pursuant to which Chairman Gensler stated that he has asked the SEC staff to engage in targeted additional reviews of filings for companies with significant China-based operations. The statement also addressed risks inherent in companies with VIE structures. The Company currently does not have, nor do it currently intend to establish, any subsidiary nor plan to enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China, and are not in any industry that is subject to foreign ownership limitations by Mainland China. However, it is possible that the Company’s filings with the SEC may be subject to enhanced review by the SEC and this additional scrutiny could affect our ability to effectively raise capital in the United States.

In response to the SEC’s July 30, 2021 statement, the CSRC announced on August 1, 2021, that “[i]t is our belief that Chinese and U.S. regulators shall continue to enhance communication with the principle of mutual respect and cooperation, and properly address the issues related to the supervision of China-based companies listed in the U.S. so as to form stable policy expectations and create benign rules framework for the market.” While the CSRC will continue to collaborate “closely with different stakeholders including investors, companies, and relevant authorities to further promote transparency and certainty of policies and implementing measures,” it emphasized that it “has always been open to companies’ choices to list their securities on international or domestic markets in compliance with relevant laws and regulations.” If any new legislation, executive orders, laws and/or regulations are implemented, if the U.S. or Chinese governments take retaliatory actions due to the recent U.S.-China tension or if the Chinese government exerts more oversight and control over securities offerings that are conducted in the United States, such changes could have an adverse effect on our business, financial condition and results of operations, our ability to raise capital and the value of the Class A Ordinary Shares that we are registering.

Failure to comply with laws and regulations applicable to our business could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business.

Our business is subject to regulation by various governmental agencies in Hong Kong, including agencies responsible for monitoring and enforcing compliance with various legal obligations, such as corporate law, data privacy laws and regulations, intellectual property laws, employment and labor laws, workplace safety, governmental trade laws, import and export controls, anti-corruption and anti-bribery laws, and tax laws and regulations. These laws and regulations impose added costs on our business. Noncompliance with applicable regulations or requirements could subject us to:

•        investigations, enforcement actions, and sanctions;

•        mandatory changes to our network and products;

•        disgorgement of profits, fines, and damages;

•        civil and criminal penalties or injunctions;

•        claims for damages by our customers or business partners;

•        termination of contracts; and

•        failure to obtain, maintain or renew certain licenses, approvals, permits, registrations or filings necessary to conduct our operations;

If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations, and financial condition could be adversely affected. In addition, responding to any action will likely result in a significant diversion of our management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could materially harm our business, results of operations, and financial condition.

Any reviews by regulatory agencies or legislatures may result in substantial regulatory fines, changes to our business practices, and other penalties, which could negatively affect our business and results of operations. Changes in social, political, and regulatory conditions or in laws and policies governing a wide range of topics may cause us to change our business practices. Further, our expansion into a variety of new fields also could raise a number of new regulatory issues. These factors could negatively affect our business and results of operations in material ways.

Moreover, we are exposed to the risk of misconduct, errors and failure to functions by our management, employees and parties that we collaborate with, who may from time to time be subject to litigation and regulatory investigations and proceedings or otherwise face potential liability and penalties in relation to noncompliance with applicable laws and regulations, which could harm our reputation and business.

Risks Relating to Our Corporate Structure

Our corporate actions will be substantially controlled by our Controlling Shareholder, Ms. Suet Ching, YIU, who through LSBA, will have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Class A Ordinary Shares and materially reduce the value of your investment. Additionally, we may be deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Following this Offering, Ms. Suet Ching, YIU, our Controlling Shareholder, will, through LSBA, beneficially own 4,310,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares, of our total issued and outstanding Ordinary Shares, in aggregate, representing 62.47% of the total voting power, assuming that the underwriters do not exercise their over-allotment option. Accordingly, Ms. Yiu will have significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, election of directors and other significant corporate actions.

The interests of our Controlling Shareholder may differ from the interests of our other shareholders. The concentration of ownership may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our Class A Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase Class A Ordinary Shares in this offering. Without the consent of our Controlling Shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

•        the requirement that our director nominees must be selected or recommended solely by independent directors; and

•        the requirement that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules even if we are deemed to be a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.

Within our structure, funds from foreign investors can be directly transferred to our Hong Kong subsidiary by way of capital injection or in the form of a shareholder loan from the Company following this Offering. As a holding company, we may rely on dividends and other distributions on equity paid by our Operating Subsidiary for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur.

We are permitted under the laws of the Cayman Islands and our memorandum and articles of association (as amended from time to time) to provide funding to our Operating Subsidiary incorporated in Hong Kong through loans and/or capital contributions. Our Operating Subsidiary is permitted under the laws of Hong Kong to issue cash dividends to us without limitation on the size of such dividends. However, if our Operating Subsidiary incurs debt on its own behalf, the instruments governing such debt may restrict their ability to pay dividends. We do not maintain cash management policies or procedures with respect to the size or means of such transfers.

There can be no assurance that the PRC government will not restrict or prohibit the flow of cash in or out of Hong Kong. Any restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company or our Operating Subsidiary to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong. Any limitation on the ability of the Operating Subsidiary to distribute dividends or other payments to the Company could materially and adversely limit the ability to grow, make investments or acquisitions that could be beneficial to the businesses, pay dividends or otherwise fund and conduct the business.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our memorandum and articles of association (as amended from time to time), the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the English common law, which are generally of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States, and provide significantly less protection to investors. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances, recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors are not required under our amended and restated memorandum and articles of association to make our corporate records available for inspection by our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the Board of Directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description Of Share Capital — Differences In Corporate Law.”

The enforcement of foreign civil liabilities in the Cayman Islands and Hong Kong is subject to certain conditions. Therefore, certain judgments obtained against us by our shareholders may be difficult or impossible to enforce in such jurisdictions.

We are a Cayman Islands exempted company with limited liability and substantially all of our assets are located outside of the United States. In addition, all of our current directors and officers are Chinese nationals and permanent residents of Hong Kong and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us, our directors or officers or to enforce judgments obtained in United States courts against us or our directors or officers, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if the shareholders are successful in bringing an action of this kind, the laws of the Cayman Islands and Hong Kong may render the investors unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and Hong Kong, see “Enforceability of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Ogier, our counsel as to Cayman Islands law, has advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would in certain circumstances recognize and enforce a foreign judgement, without any re-examination or re-litigation of matters adjudicated upon, provided such judgement: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

David Fong & Co., our counsel with respect to Hong Kong law, has advised us that judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. A foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, directors, officers or our Controlling Shareholder than they would as public shareholders of a company incorporated in the U.S.

Risks Relating to our Shares and this Offering

The dual-class structure of our Shares has the effect of concentrating voting control with those shareholders who held our Class B Ordinary Shares prior to this offering. Assuming LSBA, continues to hold all of its existing Class A Ordinary Shares and that the underwriters do not exercise their over-allotment option, it will have to maintain at least 41.06% of Class B Ordinary Shares prior to the completion of this offering, or 70.06% of Class B Ordinary Shares immediately after the completion of this offering, to continue to control the outcome of matters submitted to shareholders for approval. This ownership will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring shareholder approval, and that may adversely affect the trading price of our Class A Ordinary Shares.

Each Class B Ordinary Share has 20 votes per share, whereas each Class A Ordinary Share has one vote per share. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares. In no event shall Class B Ordinary Shares be convertible into Class A Ordinary Shares. Following completion of this offering, giving effect to the sale of the Class A Ordinary Shares being offered hereby, Ms. Suet Ching, YIU, our Controlling Shareholder, will through LSBA holds 4,310,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares, in aggregate, representing approximately 62.47% of the total voting power of our Company, assuming that the underwriters do not exercise their over-allotment option. In addition, because of the 20-to-one voting ratio between our Class B and Class A Ordinary Shares, the holders of our Class B Ordinary Shares could continue to control a majority of the combined voting power of our Shares and therefore control all matters submitted to our shareholders for approval until converted by the holders of our Class B Ordinary Shares. Assuming LSBA, continues to hold all of its existing Class A Ordinary Shares and that the underwriters do not exercise their over-allotment option, it will have to maintain at least 41.06% of Class B Ordinary Shares prior to the completion of this offering, or 70.06% of Class B Ordinary Shares immediately after the completion of this offering, to continue to control the outcome of matters submitted to shareholders for approval. This concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions requiring shareholder approval. In addition, this concentrated control may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our shareholders. As a result, such concentrated control may adversely affect the market price of our Class A Ordinary Shares.

Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) Mainland China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCAA and to address the recommendations in the Presidential Working Group on Financial Markets (“PWG”) report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The SEC has also announced amendments to various annual report forms to accommodate the certification and disclosure requirements of the HFCAA. There could be additional regulatory or legislative requirements or guidance that could impact us if our auditor is not subject to PCAOB inspection. The implications of these possible regulations, in addition to the requirements of the HFCAA, are uncertain, and such uncertainty could cause the market price of our securities to be materially and adversely affected. If, for whatever reason, the PCAOB is unable to conduct inspections or full investigations of our auditor, we could be delisted or prohibited from being traded over the counter earlier than would be required by the HFCAA. If our securities are unable to be listed on another securities exchange by then, such delisting and prohibition would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with potential delisting and prohibition would have a negative impact on the price of our securities. Also, such delisting and prohibition could significantly affect our ability to raise capital on acceptable terms, or at all, which would have a material adverse effect on our business, financial condition and prospects.

Our auditor, J&S Associate PLT, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as a firm headquartered in Malaysia and registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards, and as of the date of this prospectus, our auditor is not subject to and not affected by to the PCAOB’s December 2021 Determination Report. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCAA and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCAA are uncertain. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCAA. If our Class A Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Class A Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Class A Ordinary Shares.

Further, new laws and regulations or changes in laws and regulations in both the United States and the PRC could affect our ability to list our Class A Ordinary Shares, which could materially impair the market for and market price of our Class A Ordinary Shares.

Future issuances of our Class B Ordinary Shares may be dilutive to the voting power of our Class A Ordinary Shareholders.

Future issuances of our Class B Ordinary Shares, which can be approved by our Board of Directors, could result in dilution to existing holders of our Class A Ordinary Shares. Such issuances, or the perception that such issuances may occur, could depress the market price of the Class A Ordinary Shares.

There has been no public market for our Class A Ordinary Shares prior to this Offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all.

Prior to this Offering, there has been no public market for our Class A Ordinary Shares. Although we have applied to have our Class A Ordinary Shares listed on the Nasdaq Capital Market, we cannot assure you that a liquid public market for our Class A Ordinary Shares will develop. If an active public market for our Class A Ordinary Shares does not develop following the completion of this Offering, the market price of our Class A Ordinary Shares may decline and the liquidity of our Class A Ordinary Shares may decrease significantly.

The initial public offering price for our Class A Ordinary Shares will be determined by negotiation between us and the Underwriters and may vary from the market price of our Class A Ordinary Shares following our initial public offering. We cannot assure you that the price at which the Class A Ordinary Shares are traded after this Offering will not decline below the initial public offering price. If you purchase our Class A Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Class A Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. As a result, investors in our Class A Ordinary Shares may experience a significant decrease in the value of their Class A Ordinary Shares due to insufficient or a lack of market liquidity of our Class A Ordinary Shares.

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

The trading prices of our Class A Ordinary Shares are likely to be highly volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and China. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors towards Hong Kong-based U.S.–listed companies, which consequently may affect the trading performance of our Class A Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Hong Kong and Mainland Chinese companies may also negatively affect the attitudes of investors towards Hong Kong and Mainland Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material and adverse effect on the trading price of our Class A Ordinary Shares.

In addition to the above factors, the price and trading volume of our Class A Ordinary Shares may be highly volatile due to multiple factors, including the following:

•        regulatory developments affecting us or our industry;

•        variations in our revenues, profit, and cash flow;

•        the general market reactions and financial market fluctuation due to the continuous Russo-Ukraine conflicts;

•        changes in the economic performance or market valuations of other corporate and credit consultancy services providers;

•        changes in the political, social and economic conditions in Mainland China and Hong Kong;

•        actual or anticipated fluctuations in our financial results of operations and changes or revisions of our expected results;

•        fluctuations of exchange rates among Hong Kong dollar, Renminbi, and the U.S. dollar;

•        changes in financial estimates by securities research analysts;

•        detrimental negative publicity about us, our services, our officers, directors, other beneficial owners, professional parties we partner with, or our industry;

•        announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

•        additions to or departures of our senior management;

•        litigation or regulatory proceedings involving us, our officers, or directors;

•        release or expiry of lock-up or other transfer restrictions on our outstanding Class A Ordinary Shares; and

•        sales or perceived potential sales of additional Class A Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A Ordinary Shares will trade.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with several recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional shares of Class A Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming our Class A Ordinary Shares begin trading on the Nasdaq, our Class A Ordinary Shares may be “thinly-traded,” meaning that the number of persons interested in purchasing our Class A Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stockbrokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we come to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Class A Ordinary Shares may not develop or be sustained.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we are exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our Class A Ordinary Shares may not be listed or may be delisted, which could negatively impact the price of our Class A Ordinary Shares and your ability to sell them.

We will seek to have our Class A Ordinary Shares approved for listing on the Nasdaq Capital Market upon consummation of this Offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our Class A Ordinary Shares are listed on the Nasdaq Capital Market, we cannot assure you that our Class A Ordinary Shares will continue to be listed on the Nasdaq Capital Market.

In addition, following this Offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum shareholders’ equity, minimum share price and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our Class A Ordinary Shares could be subject to delisting.

If the Nasdaq Capital Market delists our Class A Ordinary Shares from trading, we could face significant consequences, including:

•        a limited availability for market quotations for our Class A Ordinary Shares;

•        reduced liquidity with respect to our Class A Ordinary Shares;

•        a determination that our Class A Ordinary Share is a “penny stock” which will require brokers trading in our Class A Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Share;

•        limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information.

Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime. As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain Cayman Islands’ practices in relation to corporate governance matters that differ significantly from the Nasdaq Capital Market listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Capital Market listing standards.

As a foreign private issuer, we are subject to the Nasdaq Capital Market listing standards. However, the Nasdaq Capital Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq Capital Market listing standards. Currently, we do not plan to rely on home country practices with respect to our corporate governance after we complete this Offering. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq Capital Market listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Class A Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

Upon completion of this Offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 and the rules subsequently implemented by the SEC and the Nasdaq detailed requirements concerning corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2012 relating to internal controls over financial reporting.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other time and attention to our public company reporting obligations and other compliance matters. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares in the public market could adversely affect the market price of our Class A Ordinary Shares.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after the completion of this Offering, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. The Class A Ordinary Shares sold in this Offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future, subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements.

There will be 12,078,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares outstanding immediately after this Offering, or 12,828,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares if the underwriters exercise their option to purchase additional Class A Ordinary Shares in full. In connection with this Offering, we, our officers, directors, and shareholders holding 5% or more of the issued and outstanding Shares have agreed not to sell any of our Shares or are otherwise subject to similar lockup restrictions for six (6) months after the date of this prospectus without the prior written consent of the representatives of the underwriters, subject to certain exceptions. However, the underwriters may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A Ordinary Shares. See “Underwriting” for a more detailed description of the restrictions on selling our securities after this Offering.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•        being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•        not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404(b) of the Sarbanes-Oxley Act;

•        not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•        reduced disclosure obligations regarding executive compensation; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of reduced reporting burdens in this prospectus. In particular, in this prospectus, we have only provided two years of audited financial statements and have not included all the executive compensation related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We cannot predict whether investors will find our Class A Ordinary Shares less attractive if we rely on these exemptions. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and our share price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. (ii) the end of the fiscal year during which we have total annual gross revenues of US$1.235 billion or more, (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt, or (iv) the last day of our fiscal year following the fifth anniversary of the completion of this Offering.

Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment.

Our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under the Cayman Islands law, namely the Company may only pay dividends if we are solvent immediately after the dividend payment in the sense that the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due.

We currently intend to retain all remaining funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any further dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and will be subject to the restrictions contained in any future financing instruments.

Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. We cannot assure you that our Class A Ordinary Shares will appreciate in value after this Offering or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares. See “Dividend Policy” section for more information.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Class A Ordinary Shares to significant adverse United States income tax consequences.

We will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (i) 75% or more of our gross income for such year consists of certain types of “passive” income, or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Based upon our current and expected income and assets, including goodwill and (taking into account the expected proceeds from this Offering) the value of the assets held by our strategic investment business, the expected proceeds from this Offering as well as projections as to the market price of our Class A Ordinary Shares immediately following the completion of this Offering, we do not presently expect to be classified as a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be a PFIC, because the value of our assets, for purposes of the asset test, may be determined by reference to the market price of our Class A Ordinary Shares, fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC classification for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition and classification of our income, including the relative amounts of income generated by and the value of assets of our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the U.S. Internal Revenue Service, or IRS, may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder (as defined in “Taxation — United States Federal Income Tax Considerations”) may incur significantly increased United States income tax on gain recognized on the sale or other disposition of our Class A Ordinary Shares and on the receipt of distributions on our Class A Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules, and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Class A Ordinary Shares. For more information see “Taxation — Material United States Federal Income Tax Considerations — Passive Foreign Investment Company Considerations”.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may”, “might”, “will”, “could”, “would”, “should”, “expect”, “intend”, “plan”, “goal”, “objective”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue” and “ongoing”, or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

•        our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our growth strategies;

•        current and future economic and political conditions;

•        expected changes in our revenues, costs or expenditures;

•        our expectations regarding demand for and market acceptance of our services;

•        our expectations regarding our customer base;

•        our ability to obtain, maintain or procure all necessary government certifications, approvals, and/or licenses to conduct our business, and in the relevant jurisdictions in which we operate;

•        competition in our industry;

•        relevant government policies and regulations relating to our industry;

•        our capital requirements and our ability to raise any additional financing which we may require;

•        our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

•        overall industry, economic and market performance;

•        the spread of the COVID-19 virus and its new variants, the impact it may have on our operations, the demand for our services, and economic activity in general; and

•        other assumptions described in this prospectus underlying or relating to any forward-looking statements.

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

Based upon an assumed initial public offering price of US$5 per Class A Ordinary Share (the midpoint of the range set forth on the cover page of this prospectus), we estimate that we will receive net proceeds from this Offering, after deducting the underwriting discounts, accountable expense allowance and the estimated offering expenses payable by us, of approximately US$22 million assuming the underwriters do not exercise its over-allotment option.

We plan to use the net proceeds we will receive from this Offering as follows:

•        Approximately US$4.4 million or 20% for expanding our corporate and credit consultancy services business, in particular, recruit talents from the corporate and credit consultancy services industry and pursuing selective strategic investments, relationships, and acquisition opportunities;

•        Approximately US$4.4 million or 20% for incorporating automation into our business modules through procurement from or cooperation with third-party information technologies vendors;

•        Approximately US$4.4 million or 20% for building up our presence in the Southeast Asia market by setting up new branches and offices in the U.S., recruiting suitable staffs and exploring potential opportunities to collaborate with industry participants and our service providers;

•        Approximately US$4.4 million or 20% for promoting and enhancing our brand globally through additional marketing and public relation activities; and

•        The balance of US$4.4 million or 20% for general working capital and corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this Offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

Law’s, our Cayman Islands holding company, since its incorporation on November 28, 2024. The following dividends were declared by the Company and its subsidiaries during the fiscal years ended March 31, 2025 and 2024, and as of the date of this prospectus:

(i)     on November 30, 2024, the Operating Subsidiary declared a special dividend of US$423,457 to the then sole shareholder of the Operating Subsidiary, namely Ms. Suet Ching, YIU;

(ii)    on May 20, 2025, the Operating Subsidiary declared a special dividend of HK$4,000,000 (equivalent to US$514,139) to its sole shareholder, namely, LSBGHL. Subsequently on the same date, LSBGHL declared a special dividend of HK$4,000,000 (equivalent to US$514,139) to its sole shareholder, namely, the Company. Then, on the same date, the Company declared a special dividend of HK$4,000 per share (equivalent to US$514 per share) with respect to the 1,000 issued shares of the company or HK$4,000,000 (equivalent to US$514,139) to the sole shareholder of the Company, namely, LSBA; and

(iii)   On June 27, 2025, the Operating Subsidiary declared a special dividend of or HK$2,000,000 (equivalent to US$257,069) to its sole shareholder, namely, LSBGHL. Subsequently on the same date, LSBGHL declared a special dividend of or HK$2,000,000 (equivalent to US$257,069) to its sole shareholder, namely, the Company. Then, on the same date, the Company declared a special dividend of HK$2,000 per share (equivalent to US$257 per share) with respect to the 1,000 issued shares of the Company or HK$2,000,000 (equivalent to US$257,069) to the sole shareholder of the Company, namely, LSBA.

Save as the aforementioned, during the fiscal years ended March 31, 2025 and 2024, and as of the date of this prospectus, the Operating Subsidiary has not made any dividends or distributions to the Company nor any holding companies and the Company has not made any dividends or distributions to the Company’s shareholders or U.S. investors, and no transfer of cash or other types of assets has been made between the Company and its subsidiaries. For details, see “Consolidated Statements of Change in Shareholders’ Equity for the Years Ended March 31, 2025 and 2024” in the Consolidated Financial Statements and “Note 15 — Subsequent Events” of the Notes to Consolidated Financial Statements.

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do currently have no plan to declare or pay any dividends in the near future on our shares. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws regarding solvency. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our Operating Subsidiary to us, and such other factors as our board of directors may deem relevant. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors.

Subject to the Companies Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may, by board resolution, declare and pay a distribution (which includes a dividend) to our shareholders in accordance with the respective rights of the shareholders if it appears to the them that they are justified by the financial position of the Company, that immediately after the distribution the company will be able to pay its debts as they fall due in ordinary course of business.

Our holding company rely on dividends paid by our Operating Subsidiary for its cash requirements, including funds to pay any dividends and other cash distributions to its shareholders, service any debt it may incur and pay its operating expenses. Our holding company’s ability to pay dividends to its shareholders will depend on, among other things, the availability of dividends from our Operating Subsidiary.

Cash dividends, if any, on our Shares will be paid in U.S. dollars.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

CORPORATE HISTORY AND STRUCTURE

Law’s was incorporated as an exempted company with limited liability on November 28, 2024 under the laws of the Cayman Islands. It is a holding company and is not actively engaging in any business. Law’s adopted a dual-class share structure. Each Class B Ordinary Share has 20 votes per share and, whereas each Class A Ordinary Share has one vote per share. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares. In no event shall Class B Ordinary Shares be convertible into Class A Ordinary Shares As of the date of prospectus, and under its Amended and Restated Memorandum and Articles of Association, Law’s is authorized to issue 450,000,000 Class A Ordinary Shares of par value of US$0.0001 and 50,000,000 Class B Ordinary Shares of par value of US$0.0001, of which 7,078,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares are issued and outstanding. The registered office of Law’s is at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

Law’s is a holding company with no operations of its own. It conducts the operations through the Operating Subsidiary, its indirect wholly-owned subsidiary in Hong Kong. The Class A Ordinary Shares offered in this prospectus are those of Law’s.

The Reorganization

Prior to the incorporation of the Company, the principal operations are carried out through the Operating Subsidiary which were wholly owned by Ms. Suet Ching, YIU. We have conducted a reorganization, primarily to facilitate our initial public offering in the United States. Currently, LSBHL, the BVI intermediate company; and the Operating Subsidiary, the Hong Kong operating subsidiary are 100% owned by Law’s.

On or about March 17, 2026, in connection with the Offering, each of the then-existing shareholders of the Company surrendered shares to the Company for cancellation on a pro rata basis, at nil consideration, as follows: (a) LSBA Holdings Limited surrendered 8,690,000 Class A Ordinary Shares and 869,000 Class B Ordinary Shares; and (b) each of the eight holders of less than 5% of the Company’s issued share capital surrendered 699,000 Class A Ordinary Shares per holder, for an aggregate of 5,592,000 Class A Ordinary Shares. In total, 14,282,000 Class A Ordinary Shares and 869,000 Class B Ordinary Shares were surrendered and cancelled, reducing the Company’s total issued share capital from 22,660,000 Ordinary Shares (comprising 21,360,000 Class A Ordinary Shares and 1,300,000 Class B Ordinary Shares) to 7,509,000 Ordinary Shares (comprising 7,078,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares). The surrender was effected to facilitate the restructuring of the Company’s share capital in anticipation of the Offering. The proportionate beneficial ownership of each shareholder in the Company remained substantially unchanged immediately following the surrender.

The following diagram illustrates our corporate structure, including our significant subsidiaries and consolidated affiliated entities, as of the date of this prospectus and upon completion of this Offering, assuming no exercise of the over-allotment option:

____________

(1)      As of the date of the prospectus, there are eight (8) shareholders of record that have shareholding less than 5%.

(2)      Law’s Business Group Holding Limited is a holding company with no operation of its own. The Class A Ordinary Shares offered in this prospectus are those of Law’s Business Group Holding Limited.

(3)      Law’s Business Group Holding Limited conducts all its operation through its Hong Kong operating subsidiary, Law’s Business Accounting Limited.

As of the date of this prospectus, Ms. Suet Ching, YIU, through LSBA, owns 4,310,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares of Laws. Following completion of this offering, giving effect to the sale of the Class A Ordinary Shares being offered hereby, Ms. Suet Ching, YIU, will own 4,310,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares, in aggregate, representing 62.47% of the voting power of Law’s after this offering assuming that the underwriters do not exercise their over-allotment option. Because more than 50% of the voting power of the Company will be held by a single entity after the completion of this offering, we will be a controlled company under the Nasdaq Capital Market corporate governance rules.

Assuming LSBA, continues to hold all of its existing Class A Ordinary Shares and that the underwriters do not exercise their over-allotment option, it will have to maintain at least 41.06% of Class B Ordinary Shares prior to the completion of this offering, or 70.06% of Class B Ordinary Shares immediately after the completion of this offering, to continue to control the outcome of matters submitted to shareholders for approval.

Our Subsidiaries and Business Functions

LSBGHL was incorporated under the laws of the British Virgin Islands on January 22, 2025. It is a wholly-owned subsidiary of Law’s and the intermediate holding company of the Operating Subsidiary.

The Operating Subsidiary was incorporated under the laws of Hong Kong on July 12, 2021. It is our operating entity in Hong Kong and is indirectly wholly-owned by Law’s through LSBGHL.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2025, on a pro forma as adjusted basis giving effect to the completion of the firm commitment offering at an assumed public offering price of $5.00 per share, which is the midpoint of the estimated IPO price range set forth on the cover page of this prospectus, and to reflect the application of the proceeds after deducting the estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses (including accountable expenses) payable by us. You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Share Capital”.

As of September 30, 2025 (All amounts in thousands of US$, except for share and per share data, unless otherwise noted)
	Actual	Pro Forma As Adjusted(1)
	US$	US$
Indebtedness:
Bank borrowings	333,365	333,365
Operating lease liabilities, current portion	30,583	30,583
Operating lease liabilities, net of current portion	—	—
Subtotal	363,948	363,948

Equity:
Class A Ordinary Shares, $0.0001 par value, 450,000,000 shares authorized, 7,078,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares outstanding on an actual basis; 12,078,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares outstanding on an as adjusted basis (assuming no exercise of the over-allotment option); and 12,828,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares outstanding on an as adjusted basis (assuming full exercise of the over-allotment option)	752	1,252
Additional paid in capital	248	21,967,203
Retained earnings	747,852	747,852
Accumulated other comprehensive income	5,851	5,851
Total Shareholders’ equity	754,703	22,722,158
Total capitalization	1,118,651	23,086,106

____________

(1)      Reflects the sale of Class A Ordinary Shares in this Offering (excluding any over-allotment shares that may be sold pursuant to the over-allotment option) at an assumed initial public offering price of US$5.00 per share, and after deducting the estimated underwriting discounts, non-accountable expense allowance, and other estimated offering expenses (including accountable expenses) payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this Offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, non-accountable expense allowance, and other estimated offering expenses (including accountable expenses) payable by us. We estimate that such net proceeds will be approximately US$21,967,455.

(2)      The number of our Shares had been adjusted retrospectively to reflect the increasing of share capital. See “Description of Share Capital” for more details.

Assuming the over-allotment option is not exercised, each US$1.00 increase (decrease) in the assumed initial public offering price of US$5.00 per Class A Ordinary Share would increase (decrease) the pro forma as adjusted amount of total capitalization by US$4,600,000, assuming that the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses (including accountable expenses) payable by us. An increase (decrease) of 1 million in the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by US$20,699,900, assuming no change in the assumed initial public offering price per Class A Ordinary Shares as set forth on the cover page of this prospectus.

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Class A Ordinary Shares and the pro forma net tangible book value per Class A Ordinary Shares after the offering. Dilution results from the fact that the offering price per Share is substantially in excess of the book value per Share attributable to the existing shareholders for our presently outstanding Shares. Our net tangible book value attributable to shareholders as of September 30, 2025 was approximately $0.10 per Share based upon 7,078,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares outstanding.

Net tangible book value per Share as of September 30, 2025 represents the amount of total assets less intangible assets and total liabilities, divided by the number of total Shares outstanding.

We will have 12,078,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares issued and outstanding upon completion of the offering or 12,078,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares assuming the full exercise of over-allotment option. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after September 30, 2025, will be approximately US$1.79 per Share. This would result in dilution to investors in this Offering of approximately US$3.21 per Class A Ordinary Shares or approximately 36% from the assumed offering price of US$5 per Class A Ordinary Share. Net tangible book value per Share would increase to the benefit of present shareholders by US$1.74 per share attributable to the purchase of the Class A Ordinary Shares by investors in this Offering.

The following table sets forth the estimated net tangible book value per Share after the offering and the dilution to persons purchasing Class A Ordinary Shares based on the foregoing firm commitment offering assumptions. The number of our Class A Ordinary Shares had been adjusted retrospectively to reflect the increasing of share capital. See “Description of Share Capitals” for more details.

Offering Without Over-Allotment
Assumed offering price per Class A Ordinary Share	$5.00
Net tangible book value per Class A Ordinary Share before the offering	$0.05
Increase per Class A Ordinary Share attributable to payments by new investors	$1.74
Pro forma net tangible book value per Class A Ordinary Share after the offering	$1.79
Dilution per Class A Ordinary Share to new investors	$3.21

The following table sets forth, on a as adjusted basis as of September 30, 2025, the difference between the number of Ordinary Shares purchased from us, the total cash consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriters’ discounts, the accountable expense allowance, the non-accountable expense allowance and estimated offering expenses payable by us, using an assumed public offering price of $5.00 per Ordinary Share:

	Shares Purchased		Total Cash Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
Existing shareholders	7,509,000	60.03%	$75	0.001%	$0.00001
New investors from public offering	5,000,000	39.97%	$25,000,000	99.999%	$5.00
Total	12,509,000	100.00%	$25,000,075	100.00%	$2.00

The as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this Offering is subject to adjustment based on the actual initial public offering price of our Class A Ordinary Shares and other terms of this offering determined at pricing.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of its financial condition and results of operations should be read in conjunction with the section headed “Summary Financial and Operating Data” and its financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Its actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

Law’s Business Group Holding Limited (“Law’s” or the Company) is a holding company incorporated on November 28, 2024 under the law of the Cayman Islands. The Company has no substantial operations other than holding all of the outstanding share capital of LS Business Group Holding Limited (“LSBGHL”) which was incorporated under BVI law on January 22, 2025. LSBGHL is also a holding company holding of all the equity interest of Law’s Business Accounting Limited (“Operating Subsidiary”), a Hong Kong Company incorporated on July 12, 2021. The Company, through the Operating Subsidiary, is engaged in providing corporate and credit consultancy services. The Company’s headquarter is located in Hong Kong, China. The “Company” in this Management’s Discussion and Analysis of Financial Condition and Results of Operations section refers to Law’s and its subsidiaries, to reflect the applicable information on a consolidated basis, unless the context otherwise indicates.

On January 22, 2025, the Company and LSBGHL entered into a subscription agreement by which the Company subscribed and secured all the issued and outstanding shares of LSBGHL. Upon completion of the subscription, LSBGHL was 100% owned by the Company.

On February 27, 2025, LSBGHL and the Operating Subsidiary entered into a sale and purchase agreement by which LSBGHL acquired and secured all the issued and outstanding shares of the Operating Subsidiary from the shareholders of the Operating Subsidiary. Upon completion of the transaction, the Operating Subsidiary was then 100% owned by LSBGHL, and the restructuring of the Company was then completed.

The consolidated financial statements reflect the activities of each of the following entities:

Name	Background	Ownership	Principal activities
Law’s Business Group Holding Limited (“Law’s”)	• A Cayman Islands company • Incorporated on November 28, 2024	—	Investment holding
LS Business Group Holding Limited (“LSBGHL”)	• A BVI company • Incorporated on January 22, 2025	100% owned by Law’s	Investment holding
Law’s Business Accounting Limited (“Operating Subsidiary”),	• A Hong Kong company • Incorporated on July 12, 2021	100% owned by LSBGHL	Provision of accounting and corporate consulting services

Key Factors that Affect Results of Operations

The Company believes the key factors affecting its financial condition and the results of operations include the following:

Economic Conditions in Mainland China and Hong Kong

The demand for corporate and credit consultancy services is closely linked to the overall economic conditions in mainland China and Hong Kong. In periods of economic growth, corporate clients may seek to expand their operations, resulting in increased demand for a broad range of consultancy and advisory services. Conversely, during economic downturns, clients may reduce discretionary spending on certain corporate services due to cost-saving considerations. However, periods of economic uncertainty or slowdown may also create increased demand for credit-related services, such as bank loan advisory and restructuring support, as clients seek to enhance liquidity or stabilize operations. As such, while overall economic sentiment influences our business performance, certain aspects of our services may experience counter-cyclical demand.

Our consulting business faces strong market competition

The Operating Subsidiary operates in a highly competitive market environment. Some of its current or potential competitors may possess substantially greater financial, technical, marketing, and other resources, enabling them to allocate more capital toward developing, promoting, and supporting their customer acquisition and retention strategies. In addition, the credit consulting industry has relatively low barriers to entry, which may encourage new market entrants and further intensify competition.

Despite these competitive dynamics, the Operating Subsidiary focuses on serving a targeted client base with tailored service offerings, which it believes provides a competitive advantage and mitigates some of the broader market pressures. The Company’s ability to continue differentiating its services and maintain strong relationships within its targeted client segments will be critical to supporting future business growth and sustaining market position.

Changes in Mainland China and Hong Kong Regulatory Environment may impact our business and results of operations

The regulatory environment for the consulting industry in mainland China and corporate services in Hong Kong from time to time is evolving in order to govern the financial services sector. The Operating Subsidiary has been closely tracking the development and implementation of new rules and regulations likely to affect it. It will continue to ensure timely compliance with any new rules and regulations and believe that such timely compliance is essential to its growth. To the extent that the Operating Subsidiary may be required to adapt its operations to new laws and regulations, its operating costs may increase which will impact its profitability.

Ability to Attract and Retain Our Key Personnel

The Operating Subsidiary relies heavily on the expertise and leadership of its directors and officers to maintain its core competence. Under their leadership, the Operating Subsidiary has been able to achieve rapid expansion and significant growth since its incorporation in 2021. As its business scope increases, it expects to continue to invest significant resources in hiring and retaining a deep talent pool of financial consultancy professionals. Its ability to sustain its growth will depend on its ability to attract qualified personnel and retain its current staff.

Critical Accounting Policy and Estimates

Our discussion and analysis of our financial condition and results of operations relates our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, the allowance for credit loss, the determination of the useful lives of property, plant and equipment, impairment of long-lived assets, right-of-use assets, net, operating lease liabilities, revenue recognition and contingencies. Actual results could differ from those estimates. The Company evaluates these estimates on an ongoing basis and revises estimates as circumstances change. The Company bases its estimates on historical experience, anticipated results, trends, and other various assumptions that it believes are reasonable.

We consider an accounting estimate to be critical if: (1) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (2) changes in the estimate that are reasonably likely to occur from period to period, or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations. There are other items within our financial statements that require estimation but are not deemed critical, as defined above. Change in estimates used in these and other items could have a material impact on our financial statements.

Our critical accounting policies and practices include revenue recognition and allowance for credit losses. For a detailed discussion our significant accounting policies and related judgements, please see “Note 2 — Summary of significant accounting policies” of the Notes to Consolidated Financial Statements. You should read the following description of critical accounting estimates on allowance for credit losses for accounts receivable and amounts due from related parties and revenue recognition in conjunction with our consolidated financial statements and other disclosures included in this prospectus.

Allowance for credit losses related to accounts receivable and amounts due from related parties

We maintain an allowance for credit losses related to accounts receivable and amounts due from related parties using the current expected credit loss (“CECL”) model under ASC 326. Management reviews the adequacy of the allowance for credit losses based upon the expected collectability of all accounts receivable and amounts due from related parties, which takes into consideration of the number of days past due, collection history, individual account analysis, current market conditions, management’s reasonable and supportable forecast of future business operations and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is remote.

Allowance for credit losses related to accounts receivable were US$12,524 and US$11,044 as of September 30, 2025 and March 31, 2025, respectively.

Allowance for credit losses related to amounts due from related parties were nil and US$4,323 and as of September 30, 2025 and March 31, 2025, respectively.

Allowance for credit losses related to accounts receivable were US$11,044 and US$665 as of March 31, 2025 and 2024, respectively.

Allowance for credit losses related to amounts due from related parties were US$4,323 and US$2,420 and as of March 31, 2025 and 2024, respectively.

Revenue Recognition

The Company recognized revenues under ASC Topic 606, Revenue from Contracts with Customers. The five-step model defined by ASC Topic 606 requires the Company to (1) identify its contracts with customers, (2) identify its performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to its performance obligations in those contracts and (5) recognize revenue when each performance obligation under those contracts is satisfied.

Revenues are recognized when control of the promised services and deliverables are transferred to the Company’s clients in an amount that reflects the consideration the Company expects to be entitled to and receive in exchange for services and deliverables rendered.

There are two revenue sectors within the Company’s operations through its wholly-owned subsidiary, the Operating Subsidiary: corporate services and credit consultancy services during the six months ended September 30, 2025 and 2024.

Revenue from provision of corporate services

The Company provides corporate services, including accounting and corporate secretarial services. Accounting services include the preparation of financial reports, tax computations and related tax filings. These services are provided primarily at a fixed fee. There is only one performance obligation of the Company’s corporate services as a series of tasks of this revenue stream are interrelated and are not separable or distinct as the Company’s clients cannot benefit from the stand-alone task. The transaction price is allocated to one performance obligation. The Company delivers financial reports, tax computations and related tax filings upon the completion of the service and recognizes revenue for accounting services at a point in time upon delivery of the respective financial reports, tax computations and related tax filings to the client. Corporate secretarial services generally are agreed-upon services on a non-recurring basis, including company formation and statutory records filing as per request by clients. The Company delivers and submission of statutory documents to the government authorities and recognizes revenue for corporate secretarial services at a point in time upon delivery and submitting of the documents to the government authorities.

Revenue from provision of credit consultancy services

The Company’s credit consultancy services provide tailored support to individuals and small and medium-sized enterprises (SMEs), helping them optimize credit structures, improve financial clarity, and achieve their objectives. These services are provided primarily at a fixed fee. For SMEs, the Company offers guidance on business strategy, financial management, operational efficiency, and loan applications. For individuals, the Company assists with credit assessments, loan application processes, and liaising with financial institutions. There is only one performance obligation of the Company’s credit consultancy services as a series of tasks of this revenue stream are interrelated and are not separable or distinct as the Company’s clients cannot benefit from the stand-alone task. The transaction price is allocated to one performance obligation. The Company delivers a comprehensive credit consultancy report upon the completion of its assessment and recognizes revenue for this service line at a point in time when the comprehensive credit consultancy report is delivered to a client.

Typical payment terms require the customers to pay within 30 days from the invoice date after the delivery of final deliverables.

Recent Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Recently Accounting Pronouncements”.

Comparison of Six Months ended September 30, 2025 and September 30, 2024

Results of Operations

The following table sets forth a summary of the consolidated results of operations of the Company for the six months ended September 30, 2025 and 2024, both in absolute amount and as a percentage of its total revenues.

	Six months ended September 30, 2025		Six months ended September 30, 2024
	US$	% of Revenue	US$	% of Revenue
Revenues
Accounting and corporate secretarial services	$410,800	26.4%	$161,816	38.7%
Housing financing consultancy	80,076	5.1%	18,057	4.3%
SME financing consultancy	1,067,940	68.5%	238,402	57.0%
Total revenues	1,558,816	100.0%	418,275	100.0%

Operating expenses
Cost of revenues	(296,408)	(19.0)%	(109,043)	(26.1)%
General and administrative expenses	(801,653)	(51.4)%	(99,928)	(23.9)%
Total operating expenses	(1,098,061)	(70.4)%	(208,971)	(50.0)%
Income from operations	460,755	29.6%	209,304	50.0%
Interest expense	(5,731)	(0.4)%	(7,455)	(1.8)%
Other income, net	735	0.0%	4,935	1.2%
Income before income taxes	455,759	29.2%	206,784	49.4%
Income tax expense	(92,779)	(6.0)%	(17,417)	(4.2)%
Net income	362,980	23.3%	189,367	45.3%
Foreign currency translation adjustment	1,293	0.1%	23,795	5.7%
Comprehensive income	$364,273	23.4%	$213,162	51.0%

Revenues

For the six months ended September 30, 2025 and 2024, the Company generated its revenues through three service lines under two sectors by the Company’s wholly-owned subsidiary, the Operating Subsidiary, namely, accounting and corporate secretarial services, housing financing consultancy and SME financing consultancy.

The following table presents the Operating Subsidiary’s revenues disaggregated by service lines for the six months ended September 30, 2025 and 2024:

	For the years ended March 31
	Six months ended September 30, 2025	Six months ended September 30, 2024	Change	Change
	US$	US$	US$	%
Revenues
Corporate services
Accounting and corporate secretarial services	410,800	161,816	248,984	153.9%
Credit consultancy services
Housing financing consultancy	80,076	18,057	62,019	343.5%
SME financing consultancy	1,067,940	238,402	829,538	348.0%
Total revenues	$1,558,816	$418,275	$1,140,541	272.7%

The total number of client engagements for the six months ended September 30, 2025 significantly increased by 129 from 72 in the six months ended September 30, 2024 to 201 in the six months ended September 30, 2025. Total revenue amount also increased by US$1,140,541 from US$418,275 in the six months ended September 30, 2024 to US$1,558,816 in the six months ended September 30, 2025. The increase was predominately driven by an increase in revenues from accounting and corporate secretarial services and SME financing consultancy by US$248,984 and US$829,538, respectively.

Our revenues from accounting and corporate secretarial services increased by 153.9% from US$161,816 for the six months ended September 30, 2024 to US$410,800 for the same period in 2025. The number of engagement clients for the six months ended September 30, 2025 increased by 101 from 55 in 2024 to 156 in 2025. Additionally, our average billing rate decreased by approximately 11%, from US$2,942 for the year ended six months ended September 30, 2024 to US$2,633 in the same period in 2025.

Our revenues of housing financing consultancy increased by 343.5% from US$18,057 for the six months ended September 30, 2024 to US$80,076 for the same period in 2025. The total number of client engagements has slightly increased by 14 (from 4 to 18), we tried to adjust upward the average fee upon the renewal of the contracts with existing clients to enhance the overall margin. Our average billing rate decreased by approximately 1%, from US$4,514 for the six months ended September 30, 2024 to US$4,449 in the same period in 2025.

Our revenues from SME financing consultancy increased by 348% from US$238,402 for the six months ended September 30, 2024 to US$1,067,940 for the same period in 2025. The number of engagement clients of company secretarial services for the six months ended September 30, 2025 increased by 14 from 13 in 2024 to 27 in 2025. Our average billing rate increased by approximately 116%, from US$18,339 for the six months ended September 30, 2024 to US$39,553 in the same period in 2025. As the business and economic activities in Hong Kong slow down in 2024, many small and medium-sized enterprises have funding needs.

Operating Expenses

The Company’s total operating expenses increased by US$889,090 from US$208,971 in the six months ended September 30, 2024 to US$1,098,061 in the six months ended September 30, 2025, principally driven by a increase in direct cost of revenues by US$187,365, and general and administrative expenses by US$701,725.

Direct cost of revenues

Direct cost of revenues included employee compensation, related employee benefits, director’s remuneration, out-of-pocket expenses which are directly related to services rendered to client. Employee compensation and related payroll benefits consisted of staff salaries and employer’s contribution to Mandatory Provident Fund (MPF). For the six months ended September 30, 2025, direct cost of revenues was US$296,408, increased by US$187,365 or 171.8% from US$109,043 in the same period in 2024. Such addition was attributable to the appointment of our employees and in line with the increase in revenue during the six months ended September 30, 2025.

General and administrative expenses

General and administrative expenses consisted primarily of amortization and depreciation, consultancy and professional fees and others.

The Company’s major general and administrative expenses were comprised of the following items during the periods indicated:

	For the six months ended September 30
	2025	2024	Change	Change
	US$	US$	US$	(%)
Selling and marketing expenses	$102,498	$20,491	$82,007	400.2%
Amortization and depreciation	23,665	22,697	968	4.3%
Entertainment	29,974	12,758	17,216	134.9%
IT system fee	23,620	3,805	19,815	520.8%
Consultancy and professional fee	403,198	—	403,198	100%
Referral fee	148,027	2,305	145,722	6,322.0%
Reversal of expected credit losses	(2,830)	—	(2,830)	100.0%
Others	73,501	37,872	35,629	94.1%
Total	$801,653	$99,928	$701,725	702.2%

General and administrative expenses increased by US$701,725 or 702.2% from US$99,928 for the six months ended September 30, 2024 to US$801,653 in the same period in 2025, predominantly driven by a surge in consultancy and professional fees by US$403,198, increase by US$145,722 in referral fee and US$82,007 in selling and marketing expenses.

Selling and marketing expenses

Selling and marketing expenses primarily consisted of roadshow and social media, such as Facebook, Instagram for company profile to attract new clients.

Selling and marketing expenses was US$102,498 in the six months ended September 30, 2025, compared to US$20,491 in the same period in 2024 with an increase by US$82,007 or 400.2%. During the six months ended September 30, 2025, we executed a series of targeted promotional campaigns and increased our social media exposure to generate higher revenue.

Amortization and depreciation

The Operating Subsidiary incurred amortization and depreciation for its right-of-use assets and plant and equipment respectively. Amortization and depreciation increased by US$968 or 4.3%, from US$22,697 in the six months ended September 30, 2024 to US$23,665 in the same period in 2025.

Entertainment

Entertainment included, but were not limited to, the meal with the customers.

Entertainment increased by US$17,216, or 134.9%, from US$12,758 in the six months ended September 30, 2024 to US$29,974 in the same period in 2025. We had the meal with more customers due to increase in the scale of business during the six months ended September 30, 2025 compared to the same period in 2024.

IT system fee

IT system fee included, but were not limited to, software license services and internet.

Compared to the same period in 2024, IT system fee for the six months ended September 30, 2025 increased by US$19,815 or 520.8% from US$3,805 for the six months ended September 30, 2024 to US$23,620 in 2025. We incurred one-time server and system upgrade fee in the six months ended September 30, 2025 which did not exist in the same period in 2024.

Consultancy and professional fee

Consultancy fee are composed of service fees, related to mergers and acquisition, paid to consultants. The consultancy expenses increased by US$164,871, or 100%, from nil in the six months ended September 30, 2024 to US$164,871 in the same period in 2025. We engaged more consultants in the six months ended September 30, 2025 compared to the same period in 2024.

Professional fees included service fees paid to attorneys, solicitors, auditors and any other third-party service providers. The Company incurred legal and professional fees in the amount of US$238,327 in the six months ended September 30, 2025 compared to nil in the same period in 2024 with a surge by US$238,327, or 100%. The increase was driven by higher audit fees associated with an initial public offering in the six months ended September 30, 2025.

Referral fee

Referral fee increased by US$145,722, or 6,322.0%, from US$2,305 in the six months ended September 30, 2024 to US$148,027 in the same period in 2025. The increase was due to the increase in number of projects from referral.

Reversal of expected credit losses

We adopted ASC 326 on April 1, 2023 and maintain an allowance for credit losses under the current expected credit loss model (“the CECL model”). Management reviews the adequacy of the provision for credit losses based upon the expected collectability of all accounts receivable and amounts due from related parties, which takes into consideration of the number of days past due, collection history, individual account analysis, current market conditions, management’s reasonable and supportable forecast of future business operations and economic conditions. Account balances are written off against the allowance after all means of collection have been exhausted and the likelihood of collection is remote.

During the six months ended September 30, 2025 and 2024, we recognized a reversal of expected credit losses in an amount of US$2,830 and nil respectively, on the consolidated statements of income and comprehensive income. The change to the reversal of expected credit losses increased by US$2,830 or 100% in the six months ended September 30, 2025 compared to the same period in 2024.

The amount of allowance for credit losses related to accounts receivable recorded on its consolidated statements of income during the six months ended September 30, 2025 increased by US$1,475, from nil in the same period of 2024 to US$1,475 in current year.

The amount of reversal of credit losses related to amounts due from related parties recorded on its consolidated statements of income during the six months ended September 30, 2025 increased by US$4,305, from nil in the same period of 2024 to US$4,305 in current year.

Others

Other expenses included bank charges, management fee, printing and stationery and other general administrative expenses. Other expenses increased by US$35,629 from US$37,872 for the six months ended September 30, 2024 to US$73,501 in the same period of 2025. The increase was due to increase in the scale of business during the six months ended September 30, 2025 compared to the same period in 2024.

Other income

Other income was primarily comprised of the bank interest income and sundry income. Other income for the six months ended September 30, 2025 was US$735 compared to US$4,935 in the same period in 2024 with a decrease of US$4,200 or 85.1%.

During the six months ended September 30, 2024, we recognized interest income, US$69 and sundry income, US$4,866. During the same period in 2025, we recorded interest income, US$25 and sundry income, US$710.

Income tax expense

Income tax expense was US$92,779 for the six months ended September 30, 2025, as compared to US$17,417 for the six months ended September 30, 2024. A significant rise in our income tax expense by US$75,362 or 432.7% in line with increase in taxable income for the six months ended September 30, 2025.

We believe that a valuation allowance is not necessary for the deferred assets because we had generated sufficient deferred tax liabilities and there will be adequate operating income generated in future years based on the fact that we generated profits historically and in the current year. We expected to continue to generate profits in future periods.

Net income

As a result of the above discussed, the Company recorded a net income of US$362,980 for the six months ended September 30, 2025, representing an increase of US$173,613 or 91.7% from a net income of US$189,367 for the six months ended September 30, 2024. An increase in its net income in the six months ended September 30, 2025 was predominantly due to an increase in revenue in the six months ended September 30, 2025 as previously discussed.

Liquidity and Capital Resources

The Company financed its daily operations and business development through cash generated from the operations of the Operating Subsidiary. As of September 30, 2025 and 2024, its cash and cash equivalent balance were US$370,440 and US$317,581, respectively.

The following table sets forth a summary of its cash flows for the periods indicated:

	For the six months ended September 30
	2025	2024
	US$	US$
Net cash provided by (used in) operating activities	$876,497	$(23,188)
Net cash provided by (used in) investing activities	$150,212	$—
Net cash used in financing activities	$(1,012,789)	$(863)

Cash provided by operating activities:

For the six months ended September 30, 2024, net cash used in operating activities, US$23,188 was triggered by the net income US$189,367 as adjusted for non-cash items and the change in operating activities. Adjustments for non-cash items consisted of the depreciation and amortization, US$22,697. Cash inflow from the change in operating activities included an increase in accrued expenses and other payables, US$101,281 and an increase in income tax payable, US$17,888 and decrease in account receivable, US$13,438. Our overall operating cash inflow was offset by an increase in deposits and other assets, US$22,972, due from a director US$330,091 and decrease in operating lease liabilities, US$14,796.

For the six months ended September 30, 2025, net cash provided by operating activities, US$876,497 was driven by the current year’s net income of US$362,980 as adjusted for non-cash items and the change in operating activities. Adjustments for non-cash items principally comprised the following items: reversal of expected credit losses, US$2,830 and depreciation and amortization US$23,665. Cash inflow from the change in operating activities included an increase in income tax payable, US$90,453 and accrued expenses and other payables, US$6,392, decrease in deposits and other assets, US$6,585 and due from a director, US$494,787. Our overall operating cash inflow was offset by an increase in account receivable, US$89,768 and decrease in operating lease liabilities, US$15,767.

Cash used in investing activities:

For the six months ended September 30, 2025 and 2024, net cash provided by investing activities, US$150,212 and nil, respectively included repayment from related parties.

Cash used in financing activities:

For the six months ended September 30, 2024, net cash used in financing activities included repayment of bank borrowing US$863.

For the six months ended September 30, 2025, net cash used in financing activities was inclusive of payment of offering costs related to initial public offering US$237,057, repayment of bank borrowings US$4,613 and cash paid for dividend US$771,119.

The following table sets forth a summary of the Company’s working capital as of following:

	As of
	September 30, 2025	March 31, 2025
	US$	US$
Current assets	$1,385,997	$1,692,676
Current liabilities	(697,692)	(607,276)
Working capital	$688,305	$1,085,400

Current assets as of March 31, 2025 was US$1,692,676. Out of this balance, we had cash and cash equivalent in an amount of US$354,591 of which all was denominated in Hong Kong Dollar. The entire cash balance was deposited in financial institutions in Hong Kong Special Administrative Region, PRC. The current asset balance also included the following: accounts receivable, net, US$502,444, amounts due from related parties, US$146,506, deposits and other assets, US$46,780, amount due from a director, US$494,787 and deferred initial public offering costs, US$147,568.

Current assets as of September 30, 2025 was US$1,385,997. Out of this balance, we had cash and cash equivalent in an amount of US$370,440 of which all was denominated in Hong Kong Dollar. The entire cash balance was deposited in financial institutions in Hong Kong Special Administrative Region, PRC. The current asset balance also included the following: accounts receivable, net, US$590,737, deposits and other assets, US$40,195 and deferred initial public offering costs, US$384,625.

Current liabilities as of March 31, 2025 was US$607,276. This amount was inclusive of bank borrowings, US$337,978 accrued expenses and other payables, US$4,284, income tax payable, US$232,615 and the current portion of operating lease obligation, US$32,399.

Current liabilities as of September 30, 2025 was US$697,692. This amount was inclusive of bank borrowings, US$333,365 accrued expenses and other payables, US$10,676, income tax payable, US$323,068 and the current portion of operating lease obligation, US$30,583.

The Operating Subsidiary believes that its current levels of cash and cash flows from operations will be sufficient to meet its anticipated cash needs for at least the next twelve months. However, it may need additional cash resources in the future if it finds and wishes to pursue opportunities for investment, acquisition, strategic cooperation or other similar actions. If it determines that its cash requirements exceed its amounts of cash on hand or if it decides to further optimize its capital structure, it may seek to issue additional debt or equity securities or obtain credit facilities or other sources of funding.

Contractual Obligations

The following table summarizes the contractual obligations of the Operating Subsidiary as of September 30, 2025:

	Payments Due by Period
	Less Than 1 Year	1 to 3 Years	3 to 5 Years	More Than 5 Years	Total
	USD	USD	USD	USD	USD
Contractual Obligations:
Operating lease obligation	$30,583	$—	$—	$—	$30,583
Bank borrowings	$35,624	$74,528	$120,511	$102,702	$333,365
Total contractual obligations	$66,207	$74,528	$120,511	$102,702	$363,948

Year ended March 31, 2025 compared to year ended March 31, 2024

Results of Operations

The following table sets forth a summary of the consolidated results of operations of the Company for the years ended March 31, 2025 and 2024, both in absolute amount and as a percentage of its total revenues.

	2025		2024
	US$	% of Revenue	US$	% of Revenue
Revenues
Accounting and corporate secretarial services	$692,225	33.1%	$295,340	35.7%
Housing financing consultancy	110,272	5.3%	156,366	18.9%
SME financing consultancy	1,290,136	61.6%	376,221	45.4%
Total revenues	2,092,633	100.0%	827,927	100.0%

Operating expenses
Cost of revenues	(282,835)	(13.5)%	(166,806)	(20.1)%
General and administrative expenses	(642,777)	(30.7)%	(221,603)	(26.8)%
Total operating expenses	(925,612)	(44.2)%	(388,409)	(46.9)%
Income from operations	1,167,021	55.8%	439,518	53.1%
Interest expense	(13,708)	(0.7)%	(13,405)	(1.6)%
Other income, net	44,196	2.1%	10,673	1.3%
Income before income taxes	1,197,509	57.2%	436,786	52.8%
Income tax expense	(180,703)	(8.6)%	(49,966)	(6.0)%
Net income	1,016,806	48.6%	386,820	46.8%
Foreign currency translation adjustment	4,331	0.2%	473	0.1%
Comprehensive income	$1,021,137	48.8%	$387,293	46.9%

Revenues

For the years ended March 31, 2025 and 2024, the Company generated its revenues through three service lines under two sectors by the Company’s wholly-owned subsidiary, the Operating Subsidiary, namely, accounting and corporate secretarial services, housing financing consultancy and SME financing consultancy.

The following table presents the Operating Subsidiary’s revenues disaggregated by service lines for the years ended March 31, 2025 and 2024:

	For the years ended March 31
	2025	2024	Change	Change
	US$	US$	US$	%
Revenues
Corporate services
Accounting and corporate secretarial services	692,225	295,340	396,885	134.4%
Credit consultancy services
Housing financing consultancy	110,272	156,366	(46,094)	(29.5)%
SME financing consultancy	1,290,136	376,221	913,915	242.9%
Total revenues	$2,092,633	$827,927	$1,264,706	152.8%

The total number of client engagements for the year ended March 31, 2025 slightly increased by 114 from 182 in the year ended March 31, 2024 to 296 in the year ended March 31, 2025. Total revenue amount also increased by US$ 1,264,706 from US$827,927 in the year ended March 31, 2024 to US$2,092,633 in the year ended March 31, 2025. The increase was predominately driven by an increase in revenues from accounting and corporate secretarial services and SME financing consultancy by US$396,885 and US$913,915, respectively.

Our revenues from accounting and corporate secretarial services increased by 134.4% from US$ 295,340 for the year ended March 31, 2024 to US$ 692,225 for the same period in 2025. The number of engagement clients for the year ended March 31, 2025 increased by 93 from 130 in 2024 to 223 in 2025. Additionally, our average billing rate increased by approximately 37%, from US$ 2,272 for the year ended March 31, 2024 to US$ 3,104 in the same period in 2025.

Our revenues of housing financing consultancy decreased by US$46,094 from US$156,366 for the year ended March 31, 2024 to US$110,272 for the same period in 2025. Even though the total number of client engagements has slightly decreased by 8 (from 31 to 23), we tried to adjust upward the average fee upon the renewal of the contracts with existing clients to enhance the overall margin. Our average billing rate decreased by approximately 5%, from US$5,044 for the year ended March 31, 2024 to US$4,794 in the same period in 2025.

Our revenues from SME financing consultancy increased by 242.9% from US$376,221 for the year ended March 31, 2024 to US$1,290,136 for the same period in 2025. The number of engagement clients of company secretarial services for the year ended March 31, 2025 increased by 29 from 21 in 2024 to 50 in 2025. Our average billing rate increased by approximately 44%, from US$17,915 for the year ended March 31, 2024 to US$25,803 in the same period in 2025. As the business and economic activities in Hong Kong slow down in 2024, many small and medium-sized enterprises have funding needs.

Operating Expenses

The Company’s total operating expenses increased by US$537,203 from US$ 388,409 in the year ended March 31, 2024 to US$925,612 in the year ended March 31, 2025, principally driven by a increase in direct cost of revenues by US$116,029, and general and administrative expenses by US$421,174.

Direct cost of revenues

Direct cost of revenues included employee compensation, related employee benefits, director’s remuneration and out-of-pocket expenses which are directly related to services rendered to client. Employee compensation and related payroll benefits consisted of staff salaries and employer’s contribution to Mandatory Provident Fund (MPF). For the year ended March 31, 2025, direct cost of revenues was US$282,835, increased by US$116,029 or 69.6% from US$166,806 in the same period in 2024. Such addition was attributable to the appointment of our employees during the year ended March 31, 2025.

General and administrative expenses

General and administrative expenses consisted primarily of amortization and depreciation, consultancy and professional fees and others.

The Company’s major general and administrative expenses were comprised of the following items during the periods indicated:

	For the years ended March 31
	2025	2024	Change	Change
	US$	US$	US$	(%)
Selling and marketing expenses	$42,225	$—	$42,225	100%
Amortization and depreciation	46,123	29,796	16,327	54.8%
Insurance expense	27,544	28,013	(469)	(1.7)%
Entertainment	41,484	23,680	17,804	75.2%
IT system fee	13,164	162	13,002	8025.9%
Consultancy and professional fee	321,783	108,026	213,757	197.9%
Referral fee	74,208	5,432	68,776	1266.1%
Allowance for credit losses	12,242	3,086	9,156	296.7%
Others	64,004	23,408	40,596	173.4%
Total	$642,777	$221,603	$421,174	190.1%

General and administrative expenses increased by US$421,174 or 190.1% from US$221,603 for the year ended March 31, 2024 to US$642,777 in the same period in 2025, predominantly driven by a surge in consultancy and professional fees by US$213,757.

Selling and marketing expenses

Selling and marketing expenses primarily consisted of roadshow and social media, such as Facebook, Instagram for company profile to attract new clients.

Selling and marketing expenses was US$42,225 in the year ended March 31, 2025, compared to US$ Nil in the same period in 2024 with a increase by US$42,225 or 100.0%. During the year ended March 31, 2025, we tried to implement the several promotion campaigns including the exhibition held in Hong Kong Convention and Exhibition Centre to increase our revenue.

Amortization and depreciation

The Operating Subsidiary incurred amortization and depreciation for its Right-of-use assets and plant and equipment respectively. Amortization and depreciation increased by US$16,327 or 54.8%, from US$29,796 in the year ended March 31, 2024 to US$46,123 in the same period in 2025. The primarily reason is that we had rented a new office with higher rental in December 2023; hence, amortization expense incurred in the year ended March 31, 2024 was comparatively lower than in the same period in 2025. We recorded a full year of amortization for this asset in the year ended March 31, 2025.

Entertainment

Entertainment included, but were not limited to, the meal with the customers.

Entertainment increased by US$17,804, or 75.2%, from US$ 23,680 in the year ended March 31, 2024 to US$41,484 in the same period in 2025. We had the meal with more customers due to increase in the scale of business during the year ended March 31, 2025 compared to the same period in 2024.

IT system fee

IT system fee included, but were not limited to, software license services and internet.

Compared to the same period in 2024, IT system fee for the year ended March 31, 2025 increased by US$13,002 or 8025.9% from US$162 for the year ended March 31, 2024 to US$13,164 in 2025. We incurred one-time website upgrade fee in the year ended March 31, 2025 which did not exist in the same period in 2024.

Consultancy and professional fee

Consultancy fee are composed of service fees, related to mergers and acquisition, paid to consultants. The Consultancy expenses increased by US$10,029, or 11.0%, from US$ 91,412 in the year ended March 31, 2024 to US$101,441 in the same period in 2025. We engaged more consultants in the year ended March 31, 2025.

Professional fees included service fees paid to attorneys, solicitors, auditors and any other third-party service providers. The Company incurred legal and professional fees in the amount of US$220,342 in the year ended March 31, 2025 compared to US$16,614 in the same period in 2024 with a surge by US$203,728, or 1226.1%. The increase was driven by higher audit fees associated with an initial public offering.

Referral fee

Referral fee increased by US$68,776, or 1266.1%, from US$5,432 in the year ended March 31, 2024 to US$74,208 in the same period in 2025. The increase was due to the increase in number of projects from referral.

Allowance for credit losses

We adopted ASC 326 on April 1, 2023 and maintain a allowance for credit losses under the current expected credit loss model (“the CECL model”). Management reviews the adequacy of the provision for credit losses based upon the expected collectability of all accounts receivable and amounts due from related parties, which takes into consideration of the number of days past due, collection history, individual account analysis, current market conditions, management’s reasonable and supportable forecast of future business operations and economic conditions. Account balances are written off against the allowance after all means of collection have been exhausted and the likelihood of collection is remote.

During the years ended March 31, 2025 and 2024, we recognized an addition to our allowance for credit losses in an amount of US$12,242 and US$3,086 respectively, on the consolidated statements of income and comprehensive income. The change to the allowance for credit losses increased by US$9,156 or 296.7% in the year ended March 31, 2025 compared to the same period in 2024.

The amount of allowance for credit losses related to accounts receivable recorded on its consolidated statements of income during the year ended March 31, 2025 increased by US$10,379, from US$665 in the same period of 2024 to US$11,044 in current year.

The amount of allowance for credit losses related to amounts due from related parties recorded on its consolidated statements of income during the year ended March 31, 2025 increased by US$1,903, from US$2,420 in the same period of 2024 to US$4,323 in current year.

Others

Other expenses included bank charges, management fee, printing and stationery and other general administrative expenses. Other expenses increased by US$40,596 from US$23,408 for the year ended March 31, 2024 to US$64,004 in the same period of 2025. The increase in the scale of business during the year ended March 31, 2025 compared to the same period in 2024. During the year ended March 31, 2025, we renewed our Trust and Company Service Providers License with Hong Kong Company Registry. Accordingly, we incurred a higher subscription fee by US$416 compared to the same period in 2024.

Other income

Other income was primarily comprised of the bank interest income and sundry income. Other income for the year ended March 31, 2025 was US$44,196 compared to US$10,673 in the same period in 2024 with an increase of US$33,523 or 314.1%.

During the year ended March 31, 2024, we recognized interest income, US$1,773 and sundry income, US$8,900. During the same period in 2025, we recorded interest income, US$118 and sundry income, US$44,078.

Income tax expense

Income tax expense was US$180,703 for the year ended March 31, 2025, as compared to US$49,966 for the year ended March 31, 2024. A significant rise in our income tax expense by US$130,737 or 261.7% due to additional profits tax amount imposed for the tax year 2025 by Hong Kong tax authority.

We believe that a valuation allowance is not necessary for the deferred assets because we had generated sufficient deferred tax liabilities and there will be adequate operating income generated in future years based on the fact that we generated profits historically and in the current year. We expected to continue to generate profits in future periods.

Net income

As a result of the above discussed, the Company recorded a net income of US$1,016,806 for the year ended March 31, 2025, representing an increase of US$629,986 or 162.9% from a net income of US$386,820 for the year March 31, 2024. An increase in its net income in the year ended March 31, 2025 was predominantly due to an increase in revenue in the fiscal year 2025 as previously discussed.

Liquidity and Capital Resources

The Company financed its daily operations and business development through cash generated from the operations of the Operating Subsidiary. As of March 31, 2025 and 2024, its cash and cash equivalent balance were US$354,591 and US$318,754, respectively.

The following table sets forth a summary of its cash flows for the periods indicated:

	For the years ended March 31
	2025	2024
	US$	US$
Net cash provided by operating activities	$260,179	$62,583
Net cash used in investing activities	$(76,194)	$(124,578)
Net cash used in financing activities	$(152,251)	$(1,707)

Cash provided by operating activities:

For the year ended March 31, 2024, net cash provided by operating activities, US$62,583 was triggered by the net income US$ 386,820 as adjusted for non-cash items and the change in operating activities. Adjustments for non-cash items consisted of the depreciation and amortization, US$29,796, allowance for credit losses, US$3,086. Cash inflow from the change in operating activities included an increase in accrued expenses and other payables, US$5,896 and an increase in income tax payable, US$49,965. Our overall operating cash inflow was offset by an increase in account receivable, US$38,660, other current assets, US$ 14,084, due from a director US$ 340,173 and decrease in operating lease liabilities, US$20,063.

For the year ended March 31, 2025, net cash provided by operating activities, US$260,179 was driven by the current year’s net income of US$1,016,806 as adjusted for non-cash items and the change in operating activities. Adjustments for non-cash items principally comprised the following items: allowance for credit losses, US$12,242 depreciation and amortization US$46,123. Cash inflow from the change in operating activities included an increase in income tax payable, US$180,008. Our overall operating cash inflow was offset by an increase in account receivable, US$474,806, other current assets, US$ 39,865, due from a director, US$ 438,363 and decrease in accrued expenses and other current liabilities, US$11,676 and operating lease liabilities, US$30,290.

Cash used in investing activities:

For the year ended March 31, 2024, net cash used in investing activities, US$124,578, pertained to a purchase of a computer equipment and advanced to related parties.

For the year ended March 31, 2025, net cash used in investing activities, US$76,194 included advanced to related parties.

Cash used in financing activities:

For the year ended March 31, 2024, net cash used in financing activities included repayment of bank borrowing US$1,707.

For the year ended March 31, 2025, net cash used in financing activities was inclusive of payment of offering costs related to initial public offering US$147,568, repayment of bank borrowings US$5,670 and cash received for issuance of share US$987.

The following table sets forth a summary of the Company’s working capital as of March 31, 2025 and 2024:

	As of March 31,
	2025	2024
	US$	US$
Current assets	$1,692,676	$915,836
Current liabilities	(607,276)	(442,377)
Working capital	$1,085,400	$473,459

Current assets as of March 31, 2024 was US$915,836. Out of this balance, we had cash and cash equivalent in an amount of US$318,754 of which all was denominated in Hong Kong Dollar. The entire cash balance was deposited in financial institutions in Hong Kong Special Administrative Region, PRC. The current asset balance also included the following: accounts receivable, net, US$37,995, amounts due from related parties, net, US$72,197, deposits and other assets, US$7,009 and amount due from a director, US$479,881.

Current assets as of March 31, 2025 was US$1,692,676. Out of this balance, we had cash and cash equivalent in an amount of US$354,591 of which all was denominated in Hong Kong Dollar. The entire cash balance was deposited in financial institutions in Hong Kong Special Administrative Region, PRC. The current asset balance also included the following: accounts receivable, net, US$502,444, amounts due from related parties, US$146,506, deposits and other assets, US$ 46,780, amount due from a director, US$494,787 and deferred initial public offering costs, US$147,568.

Current liabilities as of March 31, 2024 was US$442,377. This amount was composed of bank borrowings, US$343,648, accrued expenses and other payables, US$15,960, income tax payable, US$52,607 and the current portion of an operating lease obligation, US$30,162.

Current liabilities as of March 31, 2025 was US$607,276. This amount was inclusive of bank borrowings, US$337,978 accrued expenses and other payables, US$4,284, income tax payable, US$232,615 and the current portion of operating lease obligation, US$32,399.

During the year ended March 31, 2025 and 2024, there were advances from a director for business operation. The respective balance of due from a director was fully settled by July 2025. This arrangement has been discontinued subsequently to the year ended March 31, 2025.

The Operating Subsidiary believes that its current levels of cash and cash flows from operations will be sufficient to meet its anticipated cash needs for at least the next twelve months. However, it may need additional cash resources in the future if it finds and wishes to pursue opportunities for investment, acquisition, strategic cooperation or other similar actions. If it determines that its cash requirements exceed its amounts of cash on hand or if it decides to further optimize its capital structure, it may seek to issue additional debt or equity securities or obtain credit facilities or other sources of funding.

Contractual Obligations

The following table summarizes the contractual obligations of the Operating Subsidiary as of March 31, 2025:

	Payments Due by Period
	Less Than 1 Year	1 to 3 Years	3 to 5 Years	More Than 5 Years	Total
	USD	USD	USD	USD	USD
Contractual Obligations:
Operating lease obligation	$32,399	$14,020	$—	$—	$46,419
Bank borrowings	$22,293	$111,832	$122,350	$81,503	$337,978
Total contractual obligations	$54,692	$125,852	$122,350	$81,503	$384,397

INDUSTRY OVERVIEW

The information presented in this section has been derived from an industry report commissioned by us and prepared by GIH, an independent research firm, regarding our industry and our market position in China. We refer to this report as the “GIH report.” We believe that the sources of such information are appropriate, and we have taken reasonable care in extracting and reproducing such information. We have no reason to believe that such information is false or misleading in any material respect or that any fact has been omitted that would render such information false or misleading in any material respect. However, neither we nor any other party involved in this offering has independently verified such information. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

MACROECONOMIC ENVIRONMENT IN HONG KONG

The Hong Kong economy showed moderate growth during the first quarter of 2025, with real GDP expanding 3.1% year-on-year in the first quarter 2025 (up from 2.5% in 2024). Consumer prices rose by 2.0% in April 2025 year-on-year. The value of retail sales, in nominal terms, decreased by 6.5% year-on-year in the first three months of 2025. The seasonally adjusted unemployment rate stood at 3.4% for February-April 2025. Supporting the expansion, the value of total merchandise exports increased by 11.9% year-on-year for January-April 2025. The recovery remains uneven, with persistent headwinds in domestic demand despite improving external trade conditions.

Real GDP Growth of Hong Kong, Year-on-year % Change

8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
Year-on-year % change
6.3%
-3.5%
3.2%
2.5%
3.1%
2021
2022
2023
2024
Q1 2025
Period

Source: Census and Statistics Department, GIH

Unemployment Rate of Hong Kong, Seasonally Adjusted (%)

6
5
4
3
2
1
0
seasonally adjusted %
5.2
4.3
2.9
3.1
3.4
2021
2022
2023
2024
Feb–Apr 2025
Period

Source: Census and Statistics Department, GIH

Retail Sales of Hong Kong, Value (US$ Billion) and Growth (%)

Source: Census and Statistics Department, GIH

The Hong Kong government maintains its 2025 real GDP growth forecast at 2-3%, underpinned by steady economic expansion in mainland China, a continued rebound in tourism, and significant infrastructure projects such as the Northern Metropolis development. Inflation expectations remain stable, with underlying and headline consumer price inflation projected at 1.5% and 1.8%, respectively. Despite these positive factors, the economic outlook faces considerable risks including potential shifts in U.S. trade policies and volatile global financial markets. Additional challenges include geopolitical tensions, an oversupplied property market, and increasing cross-border shopping activities. To address these issues, the government is focusing on diversifying export markets and promoting large-scale events to boost tourism and domestic spending. These measures aim to sustain economic momentum amid external uncertainties and structural changes in the local economy.

According to the Census and Statistics Department (C&SD), the population in Hong Kong has continued to increase over the decade, Hong Kong’s population grew at a compound annual growth rate (CAGR) of approximately 0.33% from about 7.31 million in 2015 to around 7.53 million in 2024. Looking ahead, the C&SD projects that the population will increase to approximately 8.19 million by mid-2046, which will continue to drive the demand for business developments and the growth in newly established housing will continue to benefit the corporate services and credit consultancy industry.

Population of Hong Kong, 2015-2024, Million

Source: Census and Statistics Department, GIH

OVERVIEW OF THE CORPORATE SERVICES AND CREDIT CONSULTANCY INDUSTRIES

Hong Kong is one of Asia’s most significant financial and business hubs, offering a conducive environment for companies and individuals seeking specialized services to navigate complex regulatory, financial, and operational landscapes. The corporate services industry supports business formation, governance, and compliance and statutory records filing, while the credit consultancy sector addresses the financing needs of individuals and SMEs. Together, these industries underpin Hong Kong’s role as a global gateway to Mainland China and the Asia-Pacific region.

The corporate services industry encompasses company formation, corporate secretarial services, accounting, tax advisory, intellectual property registration, and compliance and statutory records filing. Hong Kong’s transparent legal system, robust regulatory framework, and business-friendly tax regime have solidified its reputation as a premier destination for multinational corporations, financial institutions, and startups.

The credit consultancy industry focuses on providing tailored financing solutions for individuals and SMEs, including housing financing advisory, debt restructuring, loan application support, and operational efficiency planning. This sector has gained prominence due to post-pandemic liquidity challenges, evolving regulatory requirements, and the growing complexity of financing frameworks.

Market Dynamics and Growth Trends

Hong Kong’s position as a premier global financial centre is deeply rooted in its transparent legal system, robust regulatory framework, and business-friendly tax regime. These core strengths are further enhanced by the city’s strategic location, serving as a critical gateway to Mainland China and the broader Asia-Pacific region. The confluence of these factors has made Hong Kong an attractive destination for multinational enterprises, financial institutions, and start-ups seeking to establish or expand their presence in Asia.

Corporate Services

The Asia Pacific corporate services market grew from approximately US$1.03 trillion in 2020 to approximately US$1.25 trillion in 2024, achieving a compound annual growth rate (CAGR) of 5.03%. The market is projected to expand at a faster CAGR of 6.56% from 2024 to 2030, reaching an estimated value of approximately US$1.84 trillion by 2030. This growth is driven by several key factors, including the robust economic growth experienced by many Asian economies, which increases demand for corporate services to support business operations, strategic guidance, and digital transformation efforts across industries. Additionally, the expansion of financial services, accounting, and legal services in countries like China, India, and Indonesia fuels demand for regulatory compliance, operational optimization, and strategic consulting services.

Asia Pacific Corporate Services Market, 2020-2030E, US$ Trillion

2.00
1.50
1.00
0.50
-
Market Value ($ Trillion)
1.03
1.07
1.13
1.19
1.25
1.73
1.84
2020
2021
2022
2023
2024
2029f
2030f
Years

Source: GIH

Within the region, China dominated the 2024 market with approximately 37% share, while Hong Kong accounted for 2%. Hong Kong’s corporate services sector is forecast to grow at a CAGR of 7.02% between 2024 and 2030, outpacing the regional average and signaling strong future momentum. This is supported by Hong Kong’s strategic geographic location as a gateway to mainland China and the broader Asia-Pacific region, its open trade and investment climate, and its well-established corporate services infrastructure spanning accounting, legal, and advisory sectors, among others. Importantly, Hong Kong benefits from a deep pool of highly educated, skilled, and multilingual professionals, supported by world-class universities and government initiatives to attract and nurture top talent. This strong human capital base enables the city to provide sophisticated and competitive corporate services, further driving its sector’s growth.

According to the Companies Registry of Hong Kong, in 2024, Hong Kong witnessed an influx of new business incorporations. The number of companies incorporated increased from approximately 99,405 in 2020 to approximately 145,053 in 2024, a testament to the city’s enduring appeal as a dynamic and resilient business hub. The city’s ability to attract and retain a diverse range of businesses is bolstered by its well-established infrastructure, access to a highly skilled workforce, and its status as a leading international finance and trade centre.

Total Number of Companies Incorporated in Hong Kong, 2019-2024

Source: Companies Registry, GIH

The Hong Kong government has been proactive in implementing various initiatives aimed at enhancing the city’s business environment. Key among these initiatives are the streamlining of company registration processes, which have made it easier and faster for businesses to set up operations in the city.

As Hong Kong continues to transition towards a knowledge-based economy, there is a growing demand for specialized corporate services, particularly in high-value sectors such as accounting, compliance, risk management, and business advisory. The increasing complexity of the global business landscape, coupled with Hong Kong’s role as a nexus of international finance, underscores the need for sophisticated corporate services that can cater to the evolving needs of enterprises operating in this highly competitive environment.

Credit Consultancy

The sector is experiencing heightened demand due to SME liquidity challenges, many SMEs in Hong Kong continue to face significant cash flow challenges, with 74.3% citing cash flow as their primary concern in a 2024 survey by the Hong Kong General Chamber of Commerce. To manage financial pressures, nearly a quarter of SMEs are considering reducing headcount, reflecting the critical role of credit consultancies in bridging financing gaps. Key drivers include:

•        Interest Rate Pressures

The HKD prime rate rose from 5.25% in 2021 to a high of 6.125% in 2023, resulting in increased mortgage costs for SMEs and individual borrowers, which in turn has put greater pressure on their cash flow.

•        SME Financing Needs

Despite the supportive measures introduced by the Hong Kong Monetary Authority and the banking sector, many SMEs still face challenges in accessing timely and adequate funding. These challenges create strong demand for credit consultancies to assist SMEs in navigating complex loan applications and restructuring processes.

•        Government Subsidies

The Hong Kong Mortgage Corporation’s Mortgage Insurance Programme continuing to assist homebuyers, including those purchasing subsidized flats under the Home Ownership Scheme by reducing down payment burdens through higher loan-to-value mortgage loans.

Personal bankruptcy and company winding-up cases in Hong Kong indicates a noticeable increase in recent years. Bankruptcy petitions rose from 7,860 in 2023 to 9,190 in 2024, while compulsory winding-up petitions grew from 566 to 740 during the same period. This upward trend suggests that more individuals and businesses are experiencing financial difficulties, likely due to ongoing economic pressures and stricter credit conditions. As a result, the credit consultancy sector stands to benefit, as more clients will seek expert guidance on debt management, restructuring, and credit recovery.

Hong Kong Bankruptcy Petitions and Company Winding-up Petitions, 2018-2024

Source: Official Receiver’s Office, GIH

As of December 2024, the total outstanding value of residential mortgage loans from authorized banking institutions in Hong Kong was approximately HK$1.87 trillion, remaining largely unchanged compared to December 2023. Despite fluctuations in property prices across different sectors and recent regulatory adjustments, the overall residential mortgage loan balance has shown a steady increase over recent years. This trend reflects sustained demand and ongoing lending activity in the housing market.

Hong Kong Mortgage Loan Value, 2018-2024, HK$ Trillion

Source: HKMA, GIH

The property market has been negatively impacted by COVID-19 and rising interest rates, leading to a decline in transaction volume and value. However, recent developments such as the government’s easing of mortgage loan restrictions, improved rental yields due to lower property prices, and the nearing end of the US interest rate hike cycle are expected to support the Hong Kong property market. From the first quarter of 2021 to the first quarter of 2025, total property lending by authorized institutions has risen from approximately HK$3.24 trillion to HK$3.33 trillion, accounting for about 74% of all domestic loans. Property lending remains a vital component of Hong Kong’s credit market, benefiting credit consultancy services as buyers increasingly seek expert advice to navigate complex mortgage options, particularly HOS applicants who need to optimize loan-to-value ratios and comply with stress-test requirements.

Hong Kong Domestic Loans by Economic Sectors, HK$ Billion

Source: HKMA, GIH

Small and medium-sized enterprises (SMEs) in Hong Kong, which make up over 90% of business establishments, play a vital role in the economy. However, challenges such as social unrest and the COVID-19 pandemic have put significant pressure on less resilient SMEs, increasing their need for loans and advances to support daily operations, including working capital and expenses like rent and salaries. As a result, the value of unsecured SME loans and advances grew from US$410.3 million in 2018 to US$602.6 million in 2024, representing a compound annual growth rate (CAGR) of approximately 6.6%. During the same period, the turnover of unsecured SME loans and advances reached US$142 million in 2024, with a CAGR of about 3.5%. Looking ahead, both the value and turnover are expected to grow at CAGRs of approximately 5.9% and 7.4% respectively from 2025 to 2028. This growth is driven by the increasing number of SMEs, increment of around 331,000 in 2017 to 360,000 in March 2025, and enhancements to the SME Financing Guarantee Scheme (SFGS) announced in the 2022-2023 Budget. These enhancements include higher maximum loan amounts per enterprise and extended repayment and guarantee periods, all of which boost SME confidence in seeking financing. Credit consultancy firms are well positioned to benefit from this growth by assisting SMEs in navigating complex financing options and loan restructuring.

Value and Turnover of Unsecured SME Loans in Hong Kong, 2018-2028E

Source: GIH

In summary, Hong Kong’s enduring strengths, coupled with ongoing governmental initiatives, will continue to reinforce its status as a leading financial centre. The demand for specialized corporate services and credit consultancy is expected to grow as the city further cements its role as a key player in the global economy, attracting a diverse array of businesses seeking to capitalize on its strategic advantages.

Key Industry Trends

Digital Transformation

The corporate services industry is adopting digital technologies to enhance efficiency, with platforms for company registration, compliance management, and ESG reporting becoming standard. Similarly, credit consultancy firms are leveraging AI-driven tools for credit risk assessments and blockchain-based solutions for trade finance. Many credit consultancies now utilize automated analytics to streamline eligibility checks for government housing schemes and SME loan applications according to Fintech Association of Hong Kong.

Regulatory Compliance

Growing complexity in global regulatory frameworks, including anti-money laundering (“AML”) and know-your-customer (“KYC”) requirements, has heightened demand for specialized compliance services in corporate services. In parallel, credit consultancies are navigating stricter guidelines from the HKMA, such as the 2023 Credit Risk Management Framework, which mandates rigorous documentation and financial health assessments for SMEs.

Expansion of Value-Added Services

Corporate service providers are diversifying their offerings to include business advisory, market entry strategies, and risk management. Credit consultancies, meanwhile, are expanding into holistic services such as mortgage advisory, operational efficiency planning, and ESG-linked financing solutions.

Focus on Sustainability and ESG

Environmental, social, and governance (“ESG”) considerations are reshaping both industries. Corporate service providers are integrating ESG reporting and advisory services to help clients meet disclosure requirements, such as those outlined in the HKEX ESG Reporting Guide. Credit consultancies are similarly assisting SMEs in securing green financing and aligning with sustainability-linked loan principles.

Market Drivers and Opportunities

Strategic Location and Pro-Business Policies

Hong Kong’s position as a gateway to Mainland China and the Greater Bay Area (“GBA”) creates cross-border opportunities for both corporate services (e.g., dual-region compliance advisory) and credit consultancy (e.g., financing solutions for SMEs operating in the GBA). The government’s pro-business policies, including low tax regimes and incentives for foreign investment, further enhance Hong Kong’s attractiveness.

SME-Centric Growth

As at March 2025, there were around 360,000 SMEs accounting for over 90% of local businesses, demand for corporate services such as compliance support and accounting remains robust. Concurrently, credit consultancies are addressing SME liquidity needs through loan application assistance and financial restructuring, particularly under initiatives like the SME Financing Guarantee Scheme.

Government-Led Initiatives

The Hong Kong government’s commitment to streamlining business registration processes and promoting digital innovation has strengthened the corporate services sector. For credit consultancies, initiatives such as the HOS and the Hong Kong Mortgage Corporation’s insurance programs are critical drivers of housing financing demand.

Cross-Border Synergies

Integration with the Greater Bay Area is unlocking opportunities for corporate service providers to offer cross-jurisdictional compliance and tax advisory. Credit consultancies, meanwhile, are supporting SMEs and individuals in navigating cross-border financing and property investment frameworks.

Entry Barriers

Regulatory Compliance Costs

Stricter AML/CFT regulations require firms to invest in compliance infrastructure (e.g., KYC software), raising operational costs by for new entrants (HKMA Guidelines, 2023). Licensing requirements under the Money Lenders Ordinance and HKMA’s Credit Risk Management Framework necessitate specialized legal expertise, deterring smaller players.

Reputation and Trust

Both industries rely heavily on long-term client relationships. New entrants face challenges building credibility in Hong Kong’s relationship-driven market.

Hong Kong’s corporate services and credit consultancy industries are integral to the city’s status as a global financial hub. The corporate services market is poised for sustained growth, driven by regulatory complexity and digital innovation, while the credit consultancy sector is expanding rapidly to address SME and housing financing needs. Both industries are increasingly aligned with sustainability trends, particularly ESG compliance and green financing. Success hinges on navigating entry barriers like regulatory complexity and competition while leveraging key factors such as ESG integration and cross-border expertise.

BUSINESS

Our Mission

It is our mission to deliver exceptional corporate and credit consultancy services, empowering clients to achieve their financial and operational goals. We strive to be the trusted partner of choice for individuals and enterprises across different industries and scales, offering tailored solutions that ensure compliance, optimize financial performance, and support sustainable business growth. By combining professionalism, integrity, and a commitment to excellence, we enhance operational efficiency while addressing the dynamic needs of the business communities in Hong Kong. Our dedicated team continuously evolves to meet the challenges of a global marketplace, ensuring unparalleled service and results.

Overview

We are a Hong Kong-based corporate and credit consultancy specialist. Our core offerings include corporate secretarial and accounting services, as well as comprehensive credit consultancy services tailored to the diverse needs of our clients. In credit consultancy, we assist individuals and businesses with improving financial clarity, optimizing credit structures, and navigating loan application processes. Simultaneously, our corporate secretarial and accounting services ensure clients maintain regulatory compliance and effective management of their business operations.

Since its establishment in 2021, the Operating Subsidiary, has been a trusted partner to a wide range of clients, including individual clients and small and medium-sized enterprises. Our services are designed to address both corporate governance requirements and needs challenges, helping clients achieve operational efficiency and sustainable growth. For the years ended March 31, 2025 and 2024, we have handled 296 and 182 client engagements. For the six months ended September 30, 2025 and 2024, we have handled 201 and 72 client engagements.

We take pride in our balanced and experience-driven business model, which emphasizes both corporate compliance and credit consultancy excellence. Our team of qualified professionals brings extensive expertise in corporate secretarial, accounting, and credit consultancy services, delivering integrated solutions that align with the unique goals of each client. By combining industry knowledge, precision, and a client-centric approach, we empower businesses and individuals to thrive in a competitive market.

Our service portfolio currently comprises:

(1) Corporate services

Our corporate service mainly comprise accounting and corporate secretarial services. Our accounting services are tailored to the needs of businesses in Hong Kong, ensuring their compliance with local accounting standards and requirements. Our accounting services encompass preparation of financial reports as well as tax computation and related tax filings. Our corporate secretarial services are designed to ensure that companies comply with local statutory and regulatory requirements. Our corporate secretarial services can be broadly classified into the categories of company formation and compliance and statutory records filing.

(2) Credit consultancy services

Our credit consultancy services provide tailored support to individuals and small and medium-sized enterprises (SMEs), helping them optimize credit structures, improve financial clarity, and achieve their objectives. For SMEs, we offer guidance on business strategy, financial management, operational efficiency, and loan applications. For individuals, we assist with credit assessments, loan application processes, and liaising with financial institutions.

Attributable mainly to the increase of credit consultancy services, our revenue increase from approximately US$0.8 million for the year ended March 31, 2024 to approximately US$2.1 million for the year ended March 31, 2025; while our profit before tax increased from approximately US$0.4 million to approximately US$1.2 million in the corresponding periods.

According to the GIH Report, Hong Kong is one of Asia’s most significant financial and business hubs. The corporate services market in Hong Kong and the broader Asia-Pacific region has shown significant growth due to increased demand for corporate governance and regulatory compliance. The market was valued at approximately US$1.25 trillion in 2024 and is projected to reach US$1.84 trillion by 2030, growing at a compound annual growth rate of 6.56%.

The growth is expected to accelerate, with projections indicating the maintenance of the same or potentially higher growth amid ongoing pro-business initiatives in the coming years. According to the Register of Trust or Company Service Provider Licenses managed by the Companies Registry of Hong Kong, there are over 6,000 service providers in Hong Kong and the competition for corporate services market. Driven by (i) both Hong Kong’s strategic locations within Asia provide businesses with access to key markets in the region; (ii) the supportive government policies including low tax regimes and incentives for foreign investments; (iii) the expected increase in need for corporate services due to regional economic growth and international trade activities expansion; and (iv) increasing scrutiny from regulators and stakeholders, it is expected that the Hong Kong corporate service market will continue to grow. Meanwhile, the credit consultancy market is poised for growth due to (i) the rising financial pressures on SMEs; (ii) increasing interest rates that elevate borrowing costs; and (iii) the significant volume of outstanding SME loans. Additionally, government-housing schemes aimed at easing financial burdens will further enhance the demand for specialized credit consultancy services.

Competitive Strengths

We believe that the following strengths enable us to capture opportunities in the corporate service industry and differentiate us from the competitors:

Client-centric approach to build long-term client relationship and new client referrals:    We prioritize our clients’ needs by offering customized corporate and credit consultancy services, fostering strong relationships to ensure their long-term success. Our client-centric approach involves understanding each client’s unique requirements and delivering personalized solutions that address their specific challenges and goals. We assist clients with a wide range of corporate services, including company formation, compliance management, and accounting, as well as credit consultancy services, such as credit structure optimization and loan application support.

Experienced and professional management team:    Our management team comprises professionals with extensive experience in corporate services and credit consultancy. Ms. Suet Ching, YIU, our chief executive officer and chairperson, has approximately 28 years of experience in accounting, business and administrative management. Mr. Chi Chung, MA, our chief financial officer, has approximately 15 years of experience in the accounting and finance field. Our core operation team members possess well-recognized qualifications including memberships of The Hong Kong Institute of Certified Public Accountants and The Hong Kong Institute of Chartered Secretaries. Leveraging on our staff’s experience in the industry and the in-depth knowledge possessed by our management team, we believe we are well-positioned to expand our market presence and reach out to new potential clients.

Comprehensive service offerings:    Our wide range of services ensures that our clients receive the support they need in one place, enhancing both convenience and efficiency. This comprehensive approach enables us to address diverse business needs effectively. By offering corporate secretarial, accounting, and credit consultancy services, we create opportunities for cross-selling that benefit our clients in multiple ways. For example, clients who engage us for corporate secretarial services often find value in our accounting expertise, while those seeking credit consultancy may also benefit from our corporate compliance solutions. This cohesive approach simplifies vendor management for our clients while ensuring consistent, high-quality service across all aspects of their business, helping them achieve their objectives with confidence and ease.

Asset-Light Model with High-Margin Service Focus

We operate a light-asset business model with limited capital investment, focusing on providing high-margin services such as corporate governance, accounting, and credit consultancy. Our primary operating costs consist of employee compensation, consultancy fees paid to consultants, and selling and marketing expense. This cost structure allows us to maintain operational flexibility and scale efficiently without significant fixed asset commitments.

Growth Strategies

Our principal business objective is to further expand our market shares in Hong Kong, and explore new business opportunities in the global corporate and credit consultancy service markets, in particular, Southeast Asia. We intend to achieve our plan by adopting the following strategies:

Expand our corporate and credit consultancy service business

Throughout the years ended March 31, 2025 and 2024, corporate and credit consultancy service business has been our core income source. We believe it is vital for us to strive to strengthen our competitiveness and expand our market share. We intend to strengthen our work force by recruiting additional staff for handling client portfolio. We intend to recruit talents from the accounting and corporate secretarial industry as well as credit consultancy industry to provide all-rounded, quality services to client. We believe that by investing in our human resources we would be able to increase our work capacity and maintain the consistency in our service quality.

Further, we aim to form additional strategic alliances with other industry players, including accounting firms, law firms and financial institutions, to expand our service offerings and broaden our market reach. By pursuing selective strategic investments, relationships, and acquisition opportunities, we seek to strengthen our market position and enhance our service capabilities. These strategic initiatives include forming alliances with key industry players and technology providers to leverage external expertise and access new markets. We focus on identifying and pursuing acquisition opportunities that complement our existing capabilities and expand our industry presence. Although we have not yet identified specific targets for acquisitions, we aim to identify suitable targets selectively. Through these strategic investments, relationships, and acquisitions, we aim at growing the market reach of our service offerings.

Incorporate automation into our business modules

We are committed to leveraging automation to enhance the efficiency, accuracy, and quality of our corporate and credit consultancy services. By integrating advanced software solutions provided by reputable IT vendors, we aim to streamline key processes such as data compilation, financial statement preparation, credit assessments, and loan application support. These automated systems enable us to reduce the time and effort required to prepare deliverables, ensuring faster turnaround times and more efficient service delivery for our clients.

In credit consultancy, automation allows us to analyze financial data, generate comprehensive reports, and monitor credit structures with greater precision and speed. Automated tools also support the preparation of loan application documents and facilitate seamless communication with financial institutions. Additionally, these systems help minimize human error in repetitive tasks such as data entry, document assembly, and report generation, ensuring the accuracy and reliability of our services.

In accounting and corporate secretarial services, automation plays a crucial role in maintaining compliance and ensuring operational efficiency. Automated software solutions assist in tasks such as the preparation of financial reports, tax computations, and regulatory filings. For corporate secretarial services, automation ensures timely notifications for renewals and statutory filings, the generation of e-forms and e-documents, and efficient record-keeping. These tools allow us to provide precise and consistent support to our clients while freeing up resources for strategic advisory services.

By collaborating with third-party IT vendors, we ensure that the software solutions we adopt are seamlessly integrated into our business operations. This enables us to deliver consistent, high-quality services across both corporate and credit consultancy services, empowering our clients to achieve their business and financial goals.

Build up our presence in the Southeast Asian market

Driven by the region’s robust economic growth, rising foreign investments, and increasing integration into the global supply chain, the Southeast Asian market presents significant opportunities for expansion. In light of this trend, we anticipate growing demand for corporate and credit consultancy services across the region. We plan to capitalize on this momentum by expanding our business into Southeast Asia, offering services to assist clients in setting up businesses, managing corporate compliance, and optimizing credit structures.

We will tailor our products and services to meet the unique demands of the Southeast Asian market and ensure alignment with its regulatory frameworks. With our established operational history, in-depth industry knowledge, and strong client base, we have developed robust expertise in navigating the regulatory and financial landscapes of corporate formation, credit consultancy, and compliance. This positions us well to undertake this expansion and to meet the evolving needs of businesses in the region.

To this end, we plan to establish new branches and offices in key Southeast Asian countries and recruit skilled professionals to support our growth. Additionally, we aim to explore partnerships with local industry participants and service providers to leverage their resources and expertise, creating synergies that enhance our offerings. Furthermore, we intend to assist Southeast Asia-based clients in expanding their business operations internationally, particularly into Hong Kong, by providing seamless support for corporate formation, compliance management, and credit optimization.

By leveraging our established presence and expertise in Hong Kong and our expanding operations in Southeast Asia, we aspire to be the preferred partner for businesses seeking comprehensive corporate and credit consultancy services across these dynamic markets. This dual approach enables us to strengthen our market position while fostering cross-border opportunities for our clients.

To promote and enhance our brand globally

We believe that our market reputation and clients’ confidence in our brand are essential to our success. As such, we intend to enhance our corporate image and industry position by conducting additional marketing and public relation activities, such as participating in additional industry events and marketing activities locally in Hong Kong and globally in Southeast Asia. Leveraging our established reputation in Hong Kong, we believe by enhancing our brand image we will be able to broaden our client base.

Our Services

The table below sets out a breakdown of our revenue by sectors for the years ended March 31, 2025 and 2024:

	Six Months Ended September 30,		For the years ended March 31,
	2025		2025		2024
	US$	%	US$	%	US$	%
Corporate services
– Accounting and corporate secretarial services	410,800	26.4%	692,225	33.0%	295,340	35.7%
Credit consultancy services
– Housing financing consultancy	80,076	5.1%	110,272	5.3%	156,366	18.9%
– SME financing consultancy	1,067,940	68.5%	1,290,136	61.7%	376,221	45.4%
Total	1,558,816	100.0%	2,092,633	100.0%	827,927	100.0%

Our service portfolio currently comprises:

(1) Corporate services

Our corporate services primarily comprise accounting and corporate secretarial services.

Accounting services

Our accounting services are tailored to the needs of businesses in Hong Kong, ensuring their compliance with local accounting standards and requirements. Our accounting services encompass:

•        Financial reporting:    we assist business enterprises in preparing comprehensive financial statements and reports, including balance sheets, income statements, cash flow statements, trail balances and general ledgers.

•        Tax computation and related tax filings:    we help clients in meeting their tax compliance obligations, including the computation of tax payable as well as the preparation and filing of tax returns to tax authority.

Corporate secretarial services

Our corporate secretarial services are designed to ensure that companies comply with statutory and regulatory requirements on an ongoing basis. Our corporate secretarial services can be broadly classified into the following categories:

•        Company formation:    we assist clients in establishing their corporate entities in Hong Kong and other jurisdictions such as the BVI. We ensure the formation works comply with local laws and regulations from the outset. Our services include drafting and filing incorporation documents, registering the company with relevant authorities directly or via in-country service agents, and arranging payment of applicable government fees on our clients’ behalf.

•        Compliance and statutory records filing:    we ensure that our clients meet their compliance obligations, including the preparation and filing of statutory records including annual returns, updating company information with relevant authorities, arranging renewal of business registration certificate, timely payment of applicable government fees and facilitating annual general meetings and relevant documentations. For companies formed in jurisdictions other than Hong Kong, we cooperate with relevant in-country service agents to provide the services.

(2) Credit consultancy services

Our credit consultancy services are designed to assist individuals and small and medium-sized enterprises (SMEs) in navigating complex financing needs. By leveraging our expertise and in-depth understanding of financing frameworks, we provide tailored solutions to help clients achieve their financial objectives. Our credit consultancy services can be broadly categorized into the following areas:

Housing financing consultancy

We assist individuals in navigating the complexities of housing financing, particularly in relation to government programs and schemes. Our services include:

•        Eligibility assessment:    We provide guidance on evaluating eligibility for housing financing programs, such as the Home Ownership Scheme (HOS), based on criteria such as income levels, ownership history, and program-specific requirements.

•        Application support:    We guide clients through the entire application process, including the preparation and submission of required documents, adherence to submission deadlines, and addressing follow-up queries from relevant authorities.

•        Advisory services:    We offer advice on mortgage options (without specific recommendations) and provide insights on property management and legal considerations related to housing financing.

•        Coordination with stakeholders:    We facilitate smooth communication and coordination with banks, government departments, and other parties involved in the financing process, ensuring a seamless experience for our clients.

SME financing consultancy

We support SMEs in achieving their financing goals by providing tailored advice and assistance to optimize their financial structures. Our services include:

•        Business strategy and financial planning:    We help SMEs craft detailed business plans and financial strategies, including budgeting, cash flow analysis, and cost management, to enhance their financial health.

•        Loan application support:    We assist SMEs in preparing loan applications, including the preparation of necessary documentation, financial forecasts, and compliance reports.

•        Operational efficiency advisory:    We provide guidance on improving operational efficiency, including supply chain management, inventory control, and cost-saving measures, to strengthen their overall financial position.

•        Reporting and market insights:    We deliver comprehensive reports on market trends, financial health assessments, and strategic recommendations tailored to each client’s business objectives.

With a team of experienced professionals and a client-focused approach, our credit consultancy services ensure that both individual and SME clients receive reliable, practical, and timely support tailored to their unique needs.

Our Clients

Our clientele ranges from individual clients to small and medium-sized enterprises. We recorded revenue of approximately 18.0% and approximately 24.2% from our top five clients for the years ended March 31, 2025 and 2024, respectively. For the years ended March 31, 2025 and 2024, there was nil and nil client individually generated over 10% of our total revenue for the corresponding years. For the six months ended September 30, 2025 and 2024, no major customers individually accounted for over 10%, of the Company’s total revenues.

Prior to engagement, we provide our clients with a fee quotation, which typically includes a standard fee schedule detailing the charges for each service or deliverable. For corporate services, we formalize engagements through detailed contracts tailored to the specific scope of work. Our fee schedule is determined based on factors such as the nature and complexity of the service required, the expected workload, estimated fees payable to government authorities or service agents, and prevailing market rates charged by competitors. Depending on the services requested, fees for corporate services are chargeable on a monthly, yearly, or one-off basis. For credit consultancy services, we formalize engagements through detailed contracts tailored to the specific scope of work. These contracts clearly outline the services to be provided, the associated fees, and the terms of payment.

Sales & Marketing

Our sales and marketing efforts follow a strategic approach that prioritizes client referrals, our management team’s professional network, and our company website to generate leads and enhance our market presence. Our management team plays a pivotal role in cultivating strong relationships with existing clients while leveraging their extensive network to explore new business opportunities. Client referrals are a cornerstone of our growth strategy, reflecting the trust and satisfaction of our clients in our services. Additionally, our company website serves as a key platform for showcasing our service portfolio, allowing potential clients to gain a clear understanding of our offerings and capabilities. By combining the strength of referrals, professional networks, and our online presence, we ensure consistent engagement with prospective clients while reinforcing our reputation for quality and reliability in the market.

Licenses and Permits

We have obtained all material licenses, certificates, and approvals required for carrying on our business activities in Hong Kong for the years ended March 31, 2025 and 2024, and up to the date of this prospectus.

Insurance

We maintain employees’ compensation insurance for our directors and employees at our office, which covers the liability to make payment in the case of death, injury or disability of all our employees under the Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) and at common law for injuries sustained at work.

Properties

As of the date of this prospectus, we are party to the following lease agreement:

Location	Term of Lease	Usage
Unit 1813-1815, 18/F, Hollywood Plaza, 610 Nathan Road, Mongkok, Hong Kong	December 1, 2023 to August 31, 2026	Office

Our Employees

We had 9, 6 and 5 full-time employees as of September 30, 2025, March 31, 2025 and March 31, 2024, respectively, all of which are stationed in Hong Kong, respectively. The following table sets forth the number of our full-time employees categorized by function as of September 30, 2025, March 31, 2025 and March 31, 2024:

Function	Number of Employees
	September 30, 2025	March 31, 2025	March 31, 2024
General management	2	1	1
Corporate services	2	2	2
Credit consultancy services	5	3	2
Total	9	6	5

We consider that we have maintained a good relationship with our employees and have not experienced any significant disputes with our employees or any disruption to our operations due to any labor disputes. In addition, we have not experienced any difficulties in the recruitment and retention of experienced core staff or skilled personnel.

Trainings are provided to our newly joined staff for the tasks they perform and we offer continuous trainings to our employees from time to time to improve their skills and to develop their potential. Our remuneration package includes salary and discretionary bonuses. In general, we determine employees’ salaries based on their qualifications, position and seniority. In order to attract and retain valuable employees, we review the performance of our employees annually which will be taken into account in annual salary review and promotion appraisal. We have made contributions as required under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong).

Intellectual Property

We are the registered owner of the domain name www.laws-business.com.

As of the date of this prospectus, we have not registered any trademarks.

Seasonality

Up to the date of this prospectus, we have not experienced any pronounced seasonality.

Legal Proceedings

As of the date of this prospectus, we had not been involved in any legal proceedings, investigations, claims nor had we been aware of any pending or threatened litigation, arbitration or other claims, which would have a material adverse impact on the operations, financial position and reputation of our Group.

REGULATIONS

Overview of the Laws and Regulations related to our Business Operation in Hong Kong

The following is a summary of the Hong Kong laws and regulations which are relevant to the business operation of our Operating Subsidiary in Hong Kong.

Regulations on provision of corporate service

Under the Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong) (the “AMLO”), a person or corporation carrying on a trust or company service business in Hong Kong is required to apply for a licence with the Registry for Trust and Company Service Provider of the Companies Registry. It is a criminal offence to carry on such business without a licence.

The Operating Subsidiary was granted a Trust and Company Service Provider (“TCSP”) licence for a period of 3 years from December 17, 2024 to December 16, 2027.

According to section 1 of Part 1 of Schedule 1 to the AMLO, a trust or company service business means the business of the provision, in Hong Kong, of one or more of the following services to other persons:

(a)     forming corporations or other legal persons;

(b)    acting, or arranging for another person to act —

(i)     as a director or a secretary of a corporation;

(ii)    as a partner of a partnership; or

(iii)   in a similar position in relation to other legal persons;

(c)     providing a registered office, business address, correspondence or administrative address for a corporation, a partnership or any other legal person or legal arrangement;

(d)     acting, or arranging for another person to act —

(i)     as a trustee of an express trust or a similar legal arrangement; or

(ii)    as a nominee shareholder for a person other than a corporation whose securities are listed on a recognized stock market.

According to section 53F of the AMLO, it is a criminal offence to carry on a trust or company service business in Hong Kong without a licence. A person who commits such offence is liable on conviction to a fine of HK$100,000 and imprisonment for 6 months.

According to section 53H of the AMLO, a TCSP licence will only be granted to a corporation if the Registrar of Companies (the “Registrar”) is satisfied that each director and ultimate owner of the TCSP applicant is “a fit and proper person to be associated with a trust or company service business”.

According to section 53I of the AMLO, in determining whether a person is a fit and proper person, the following matters will be considered:

(a)     whether the person has been convicted of an offence —

(i)     under the AMLO;

(ii)    relating to terrorist acts under the United Nations (Anti-Terrorism Measures) Ordinance (Cap. 575);

(iii)   relating to drug trafficking under the Drug Trafficking (Recovery of Proceeds) Ordinance (Cap. 405); or

(iv)   under the Organized and Serious Crimes Ordinance (Cap. 455);

(b)    whether the person has a conviction in a place outside Hong Kong —

(i)     for an offence in respect of an act that would have constituted an offence specified in paragraph (a) above had it been done in Hong Kong;

(ii)    for an offence relating to money laundering or terrorist financing; or

(iii)   for an offence for which it was necessary to find that the person had acted fraudulently, corruptly or dishonestly;

(c)     whether the person has failed to comply with a requirement imposed under the AMLO or a regulation made by the Registrar under section 53ZM of the AMLO;

(d)     if the person is an individual, whether he or she is an undischarged bankrupt or is the subject of any bankruptcy proceedings under the Bankruptcy Ordinance (Cap. 6);

(e)      if the person is a corporation, whether it is in liquidation or is the subject of a winding up order, or whether there is a receiver appointed in relation to it.

According section 53O of the AMLO, a Trust and Company Service Provider licence is valid for 3 years. A TCSP licence is renewable upon re-assessment of fit and proper requirements. An application for renewal of a licence shall be made at least 60 days before the licence is due to expire pursuant to section 53K(2)(a) of the AMLO.

Ongoing requirements

A TCSP licensee has the ongoing obligations to comply with the requirements of the AMLO and the guidelines issued by the CR (including the customer due diligence and record-keeping requirements prescribed in Schedule 2 to the AMLO) and the licensing conditions imposed by the Registrar from time to time under section 53M of the AMLO.

The senior management of a TCSP licensee are required to appoint (i) a director or senior manager as a compliance officer (“CO”) who has overall responsibility for the establishment and maintenance of the licensee’s anti-money laundering and counter-terrorist financing systems, and (ii) a senior member of the licensee’s staff as the money laundering reporting officer (“MLRO”) who is the central reference point for reporting suspicious transactions. To ensure that the CO and MLRO can discharge their responsibilities effectively, the senior management should, as far as practicable, ensure that the CO and MLRO are independent of all operational and business functions, are of a sufficient level of seniority and authority, are provided with regular contact and direct access to senior management, capable of accessing all available information, fully conversant with the relevant statutory and regulatory requirements and risks, and equipped with sufficient resources. Ms. Suet Ching, YIU has been appointed as the compliance officer and the money laundering reporting officer of the Operating Subsidiary.

The Operating Subsidiary has obtained a valid TCSP license and it has not been refused by the Companies Registry for its applications for renewal of the TCSP license.

Regulations on business registration

Under the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong), every person carrying on any business is required to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid, and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch.

The Operating Subsidiary has obtained a valid business registration certificate and it has not been refused by the Inland Revenue Department for its applications for renewal of the business registration certificate.

Regulations on personal data privacy

Under the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (“PDPO”), data users (i.e. persons who, either alone or jointly with other persons, controls the collection, holding, processing or use of personal data) should collect, handle and use personal data in compliance with the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO.

The six Data Protection Principles are:

(1)    Principle 1 — purpose and manner of collection of personal data;

(2)    Principle 2 — accuracy and duration of retention of personal data;

(3)    Principle 3 — use of personal data;

(4)    Principle 4 — security of personal data;

(5)    Principle 5 — information to be generally available; and

(6)    Principle 6 — access to personal data.

According to section 37 of the PDPO, an individual may make a complaint to the Privacy Commissioner for Personal Data (the “Commissioner”) if a data user has breached the PDPO. Pursuant to section 38 of the PDPO, if the Commissioner receives a complaint or has reasonable grounds to believe there may be a breach of the PDPO, the Commissioner may conduct an investigation and publish a report setting out the investigation results and recommendations if it is in the public interest to do so. If it is found that the data user is contravening or has contravened the PDPO, the Commissioner may request the data user to take remedial or preventive steps by issuing an enforcement notice pursuant to section 50 of the PDPO.

According to section 26 of the PDPO, data users are also required to erase personal data when such data is no longer required for the purpose which it was used.

According to section 18 of the PDPO, an individual can make a request to a data user to be informed whether the data user holds personal data of the individual, and if so, to be supplied by the data user with a copy of such data. Subsequent to the supply of such data, the individual could request that the data user make the necessary correction to the data pursuant to section 22 of the PDPO.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

As at the date of this prospectus, the Operating Subsidiary has not been subject to any fine, penalty or prosecution in relation to breach of the PDPO.

Regulations on competition

Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into full effect in Hong Kong on December 14, 2015 prohibits and deters undertakings in all sectors from adopting anti-competitive conduct which has the object or effect of preventing, restricting or distorting competition in Hong Kong. The key prohibitions include (i) prohibition of agreements between businesses which have the object or effect of preventing, restricting or distorting competition in Hong Kong; and (ii) prohibiting companies with a substantial degree of market power from abusing their power by engaging in conduct that has the object or effect of preventing, restricting or distorting competition in Hong Kong. The penalties for breaches of the Competition Ordinance include, but are not limited to, financial penalties of up to 10% of the total gross revenues obtained in Hong Kong for each year of infringement, up to a maximum of three years in which the contravention occurs.

As at the date of this prospectus, the Operating Subsidiary has not been subject to any fine, penalty or prosecution in relation to breach of the Competition Ordinance.

Regulations on employment and labour protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance contains provisions in relation to protection of employees’ wages and regulation of the general conditions of employment and employment agencies. Under the Employment Ordinance, employees are entitled to, among others, maternity and paternity protection, rest days, statutory or alternative holidays and paid annual leave, sickness allowance, severance payment, long service payment, end of year payment, notice of termination of employment contract or payment in lieu of notice.

As at the date of this prospectus, the Operating Subsidiary has not been subject to any fine, penalty or prosecution in relation to breach of the Employment Ordinance.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance provides for the payment of compensation to employees injured in the course of employment. According to section 40 of the Employees’ Compensation Ordinance, it is compulsory for employers to obtain an insurance policy to cover his liabilities under the laws for injuries at work in respect of all his employees, irrespective of the length of employment contract or working hours. The insured amount depends on the number of employees of the company. It is a criminal offence if an employer fails to do so and the employer will be liable, on conviction upon indictment, to a fine of HK$100,000 and imprisonment for 2 years, and on summary conviction, to a fine of HK$100,000 and imprisonment for 1 year. An insured employer is required to display, in a conspicuous place on each of his premises where any employee is employed, a prescribed notice of insurance.

As at the date of this prospectus, the Operating Subsidiary has not been subject to any fine, penalty or prosecution in relation to breach of the Employees’ Compensation Ordinance.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinance (“MPFSO”) is enacted for the establishment a system of privately managed, employment-related mandatory provident fund schemes. of Under section 7A of the MPFSO, employers are required to, from the employers’ own funds, contribute 5% of the employee’s relevant income to the Mandatory Provident Fund Scheme for employees aged between 18 to 64. It is a criminal offence for employers to fail to comply with the legal requirements stipulated in the MPFSO.

As at the date of this prospectus, the Operating Subsidiary has not been subject to any fine, penalty or prosecution in relation to breach of the MPFSO.

Regulations on Hong Kong Taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance, where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a notice in writing to the Commissioner of Inland Revenue not later than 3 months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a notice in writing to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Capital gains and profit tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax which is imposed at the rates of 8.25% on assessable profits up to HKD2,000,000 and 16.5% on any part of assessable profits over HKD2,000,000 on corporations from the year of assessment commencing on or after 1 April 2018. Certain categories of taxpayers (for example, financial institutions, insurance companies and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

As at the date of this prospectus, the Operating Subsidiary has not been subject to any fine, penalty or prosecution in relation to breach of the Inland Revenue Ordinance.

Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong)

Under the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong), the Hong Kong stamp duty currently charged at the ad valorem rate of 0.1% on the higher of the consideration for or the value of the shares, will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HKD5 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

As at the date of this prospectus, the Operating Subsidiary has not been subject to any fine, penalty or prosecution in relation to breach of the Stamp Duty Ordinance.

Estate duty

Hong Kong estate duty was abolished effective from February 11, 2006. No Hong Kong estate duty is payable by shareholders in relation to the shares owned by them upon death.

Regulations on anti-money laundering and counter-terrorist financing

Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong)

The AMLO, imposes requirements relating to client due diligence and record-keeping and provides regulatory authorities with the powers to supervise compliance with the requirements under the AMLO. In addition, the regulatory authorities are empowered to (i) ensure that proper safeguards exist to prevent contravention of specified provisions in the AMLO; and (ii) mitigate money laundering and terrorist financing risks.

As at the date of this prospectus, the Operating Subsidiary has not been subject to any fine, penalty or prosecution in relation to breach of the AMLO.

Drug Trafficking (Recovery of Proceeds) Ordinance (Chapter 405 of the Laws of Hong Kong)

The Drug Trafficking (Recovery of Proceeds) Ordinance (“DTROP”), contains provisions for the investigation of assets suspected to be derived from drug trafficking activities, the freezing of assets on arrest and the confiscation of the proceeds from drug trafficking activities. It is an offence under the DTROP if a person deals with any property knowing, or having reasonable grounds to believe, it to be the proceeds from drug trafficking. The DTROP requires a person to report to an authorized officer if he/she knows or suspects that any property (directly or indirectly) is the proceeds from drug trafficking or is intended to be used or was used in connection with drug trafficking, and failure to make such disclosure constitutes an offence under the DTROP.

As at the date of this prospectus, the Operating Subsidiary has not been subject to any fine, penalty or prosecution in relation to breach of the DTROP.

Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong)

The Organized and Serious Crimes Ordinance (“OSCO”), empowers officers of the Hong Kong Police Force and the Hong Kong Customs and Excise Department to investigate organized crime and triad activities, and it gives the Hong Kong courts jurisdiction to confiscate the proceeds from organized and serious crimes, to issue restraint orders and charging orders in relation to the property of defendants of specified offences. The OSCO extends the money laundering offence to cover the proceeds of all indictable offences in addition to drug trafficking.

As at the date of this prospectus, the Operating Subsidiary has not been subject to any fine, penalty or prosecution in relation to breach of the OSCO.

United Nations (Anti-Terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong)

The United Nations (Anti-Terrorism Measures) Ordinance (“UNATMO”), provides that it is a criminal offence to: (i) provide or collect funds (by any means, directly or indirectly) with the intention or knowledge that the funds will be used to commit, in whole or in part, one or more terrorist acts; or (ii) make any funds or financial (or related) services available, directly or indirectly, to or for the benefit of a person knowing that, or being reckless as to whether, such person is a terrorist or terrorist associate. The UNATMO also requires a person to report his knowledge or suspicion of terrorist property to an authorized officer, and failure to make such disclosure constitutes an offence under the UNATMO.

As at the date of this prospectus, the Operating Subsidiary has not been subject to any fine, penalty or prosecution in relation to breach of the UNATMO.

United Nations Sanctions Ordinance (Chapter 537 of the Laws of Hong Kong)

The United Nations Sanctions Ordinance (“UNSO”), and its subsidiary regulations implement in Hong Kong the United Nations Security Council resolutions to impose targeted sanctions against certain jurisdictions, including but not limited to Afghanistan, Iran and the Democratic People’s Republic of Korea, as instructed by the Ministry of Foreign Affairs of the PRC. There are prohibitions against trade-related activities, which include making available to, or for the benefit of, certain persons or entities, any funds or other financial assets or economic resources, or dealing with funds or other financial assets or economic resources of certain persons or entities from such jurisdictions, and a contravention or breach of different sanctions or trade restrictions in the regulations constitutes an offence under the UNSO.

As at the date of this prospectus, the Operating Subsidiary has not been subject to any fine, penalty or prosecution in relation to breach of the UNSO.

Guidelines issued by the Companies Registry (“CR”)

The CR published the Guideline on Licensing of Trust or Company Service Providers to provide information on the licensing requirements and the Guideline on Compliance of Anti-Money Laundering and Counter-Terrorist Financing Requirements for Trust or Company Service Providers (the “AML & CTF Guideline”), as amended from time to time to provide guidance on the ongoing obligations of TCSP licensees.

TCSP licensees are required to comply with the applicable anti-money laundering and counter-terrorist financing laws and regulations in Hong Kong as well as the AML & CTF Guideline issued by the CR.

The AML & CTF Guideline sets out the anti-money laundering and counter-terrorist financing statutory and regulatory requirements, and the anti-money laundering and counter-terrorist financing standards which TCSP licensees should meet in order to comply with the statutory requirements under the AMLO. The AML & CTF Guideline provides practical guidance to TCSP licensees and their senior management in devising and implementing their own anti-money laundering and counter-terrorist financing policies, procedures and controls in order to meet the relevant legal and regulatory requirements in Hong Kong. TCSP licensees are required to ensure that proper safeguards exist to prevent contravention of specified provisions in the AML & CTF Guideline and mitigate money laundering and terrorist financing risks. Pursuant to the AML& CTF Guideline, TCSP licensees should, among other things, assess the risks of any new products, new business practices, and use of new or developing technologies before they are offered to the market, identify the client and verify the client’s identity, conduct on-going monitoring of activities of the clients, maintain a database of names and particulars of terrorist suspects and designated parties and conduct on-going monitoring for identification of suspicious transactions.

MANAGEMENT

Directors and Executive Officers

The following table provides information regarding our directors and executive officers as of the date of this prospectus:

Directors and Executive officers	Age	Position
Ms. Suet Ching, YIU	48	Chief Executive Officer, Chairperson of the Board and Director
Mr. Chi Chung, MA	41	Chief Financial Officer
Mr. Pak Lun Patrick, AU	39	Independent Director
Ms. Yin Ting, LEE	43	Independent Director nominee(1)
Ms. Wing Kwan, CHENG	48	Independent Director nominee(1)

____________

(1)      The appointment of the independent director nominees will become effective upon the effectiveness of the registration statement of which this prospectus forms a part.

Suet Ching, YIU is our Chief Executive Officer, Chairperson of the Board and Director. Ms. Yiu has served as our Director since July, 2021 and as our Chief Executive Officer and Chairperson of the Board since November, 2024. Ms. Yiu joined the Operating Subsidiary in July, 2021 as director. Ms. Yiu has been responsible for strategic planning, management, and oversight of operations. Ms. Yiu has approximately 28 years of experience in accounting, business and administrative management. During the period between 2001 and 2014, Ms. Yiu worked as an assistant accounting manager at H.K. Wiring Systems, Ltd. From 2014 to 2019, Ms. Yiu served as an accounting manager to X-Media Service Development Co Ltd. Ms. Yiu obtained a professional diploma in accounting and finance and a professional higher diploma in accounting and finance from the Hong Kong Institute of Continuing Higher Education in 2008 and 2009, respectively.

Chi Chung, MA is our Chief Financial Officer. Mr. Ma joined the Operating Subsidiary in July, 2025 as Chief Financial Officer. Mr. Ma completed the CFA exam organized by CFA Institute and is a financial risk manager (“FRM”) certified by the Global Association of Risk Professionals. Mr. Ma has approximately 15 years of experience in the accounting and finance field. He worked as an accountant at SBC CPA Limited from 2009 to 2010. From 2012 to 2015, Mr. Ma worked as an accounting supervisor at Magnum Entertainment Group Holdings Ltd, a company listed on the Stock Exchange of Hong Kong (stock code: 2080). Mr. Ma held the position of corporate analytics office at The Great European Carnival Ltd in 2016. Mr. Ma received a bachelor of business administration in accountancy from the City University of Hong Kong in 2006.

Pak Lun Patrick, AU is our independent director. Mr. Au will be the chair of the nominating committee and the member of the audit committee and the compensation committee, effective upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Au has served as an independent director of BUUU Group Limited (NASDAQ: BUUU) since 2025, a director of MANC Family Office Ltd. since 2021 and a director of MMPC World LTD since 2021. Mr. Au was an executive director of QMMM Holdings Limited (NASDAQ: QMMM) from 2023 to 2025, the Chief Financial Officer of ManyMany Creations Limited, a subsidiary of QMMM Holdings Limited, from 2022 to 2025, an executive director of Lapco Holdings Limited (stock code: 8472.HK), a company listed on the Stock Exchange of Hong Kong, from 2023 to 2024 and the joint company secretary of Crosstec Group Holdings Ltd. (stock code: 3893.HK), a company listed on the Stock Exchange of Hong Kong, from 2022 to 2023. From 2021 to 2022, Mr. Au served as the president, CEO and director of MSB Global Capital Corp (OTC Pink: MSBM). From 2019 to 2021, Mr. Au served as vice president of Greenpro Capital Corp (NASDAQ: GRNQ). From 2017 to 2019, Mr. Au was the assistant accounting manager of Hui Kai Financial Group Limited. From 2016 to 2017, Mr. Au was an associate (financial accounting) of SBI Securities (Hong Kong) Limited. From 2013 to 2015, Mr. Au was an assistant general manager and senior accountant (corp. finance) of Oilco Asia Pacific Limited. From 2012 to 2013, Mr. Au was the audit semi-senior of Kaizen Certified Public Accountants Limited. From 2009 to 2011, Mr. Au was the audit semi-senior level II of Akin CPA Limited. Mr. Au received his master’s degree of Corporate Governance from The Hong Kong Polytechnic University. Mr. Au is a member of Hong Kong Institute of Certified Public Accountants, The Institute of Chartered Accountants in England and Wales, The Hong Kong Chartered Governance Institute and The Chartered Governance Institute of Chartered Governance Professional.

Yin Ting, LEE will be appointed as an independent director and will be the chair of the audit committee and the member of the nominating committee and the compensation committee, effective upon the effectiveness of the registration statement of which this prospectus forms a part. Ms. Lee has around 20 years of experience in auditing practices in Hong Kong. Ms. Lee has been an audit senior at Esmond W. T. Leung & Co. since 2006.

Ms. Lee has served as an independent non-Executive director for Ming Lam Holdings Limited (former stock code: 1106.HK), a company formerly listed on the Stock Exchange of Hong Kong, from 2019 to 2020 and Goldway Education Group Limited (stock code: 8160.HK), a company listed on the GEM of the Stock Exchange of Hong Kong, from 2021 to 2022.

Ms. Lee obtained a bachelor of commerce (accounting) from the Curtin University of Technology in 2006. Ms. Lee is a member of the Hong Kong Institute of Certified Public Accountants.

Wing Kwan, CHENG will be appointed as an independent director and will be the chair of the compensation committee and the member of the audit committee and the nominating committee, effective upon the effectiveness of the registration statement of which this prospectus forms a part. Ms. Cheng has over 10 years of experience in the corporate services and trading sector. Ms. Cheng has been a deputy manager at Otax Hong Kong Limited since 2014.

Ms. Cheng obtained an advanced diploma in business administration from the City University of Hong Kong in 2011.

Duties of Directors

Under Cayman Islands law, our board of directors has the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•        convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of our Company and mortgaging the property of our Company; and

•        maintaining or registering a register of mortgages, charges, or other encumbrances of the Company.

Under Cayman Islands law, our directors have a duty to act honestly, in good faith and in what the director believes to be in the best interests of the company. Our directors when exercising powers or performing duties as a director, also have a duty to exercise the care, diligence and skill that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Terms of Directors

Pursuant to our Amended and Restated Articles of Association, an appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between our Company and the director, if any; but no such term shall be implied in the absence of express provision.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Board of Directors

We expect our board of directors to consist of four (4) directors, three of whom will be independent as such term is defined by the Nasdaq Capital Market. We expect that all current directors will continue to serve after this Offering.

The directors will be up for re-election at our annual general meeting of shareholders.

A director may vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A general notice or disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof of the nature of a director’s interest shall be sufficient disclosure and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

Board Committees

We plan to establish three committees under the board of directors: an audit committee, a compensation committee and a nominating committee. We plan to adopt a charter for each of the three committees. Copies of our committee charters will be posted on our corporate investor relations website prior to our listing on the Nasdaq Capital Market.

Each committee’s members and functions are described below.

Audit Committee.    Our audit committee will consist of Mr. Pak Lun Patrick, AU, Ms. Yin Ting, LEE and Ms. Wing Kwan, CHENG, upon the effectiveness of the registration statement of which this prospectus forms a part. Ms. Yin Ting, LEE will be the chair of our audit committee. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee will consist of Mr. Pak Lun Patrick, AU, Ms. Yin Ting, LEE and Ms. Wing Kwan, CHENG upon the effectiveness of the registration statement of which this prospectus forms a part. Ms. Wing Kwan, CHENG will be the chair of our compensation committee. The compensation committee will be responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

•        selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating Committee.    Our nominating committee will consist of Mr. Pak Lun Patrick, AU, Ms. Yin Ting, LEE and Ms. Wing Kwan, CHENG upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Pak Lun Patrick will be the chair of our nominating committee. We have determined that Mr. Pak Lun Patrick, Ms. Yin Ting, LEE and Ms. Wing Kwan, CHENG satisfy the “independence” requirements under Nasdaq Rule 5605. The nominating committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating committee will be responsible for, among other things

•        selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

•        reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

•        making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

•        advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Foreign Private Issuer Exemption

We are a “foreign private issuer”, as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

•        Exemption from Section 16 rules regarding sales of Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•        Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

•        Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

•        Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (1) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (2) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices. In addition, Nasdaq rules provide that foreign private issuers may follow home country practices in lieu of the Nasdaq corporate governance standards, subject to certain exceptions and except to the extent that such exemptions would be contrary to U.S. federal securities laws.

Because we are a foreign private issuer, our members of our board of directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules.

Remuneration

The directors may receive such remuneration as our board of directors may determine from time to time. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors.

Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Meetings of directors

Our business and affairs are managed by our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the Cayman Islands as the directors determine to be necessary or desirable. At any meeting of directors, the quorum for the transaction of business shall be two unless the directors fix some other number. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has any been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions”, our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Chinese Communist Party Affiliations

None of the members of our board or the boards of our consolidated foreign operating entities are officials of the Chinese Communist Party (“CCP”). None of the members of our board or the boards of our consolidated foreign operating entities are or were members of, or affiliated with the CCP.

Code of Business Conduct and Ethics, Insider Trading Policy and Executive Compensation Recovery Policy

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt (i) a written code of business conduct and ethics and (ii) Insider Trading Policy that applies to our directors, officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, and we also intend to adopt an (iii) Executive Compensation Recovery Policy that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, (collectively the “Policies”). We intend to disclose any amendments to the Policies, and any waivers of the Policies for our Directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Employment Agreements and Director Offer Letters

We have entered into employment agreements with our executive officers and directors. On September 25, 2025, Law’s entered into separate employment agreements with (a) Ms. Suet Ching, YIU, the Director, Chief Executive Officer, and the Chairperson of the Board; and (b) Mr. Chi Chung, MA, the Chief Financial Officer, respectively (collectively, the Directors and Officer Employment Agreements). Pursuant to which such individuals agreed to serve as our executive officers from the commencement of trading of our Class A Ordinary Shares on Nasdaq until the executive officer’s successor is duly elected or appointed and qualified or until the executive officer’s earlier death, disqualification, resignation or removal from office. The initial term of employment under the Directors and Officer Employment Agreements is for a term of one year unless terminated earlier. Upon expiration of the initial-year term, the Directors and Officer Employment Agreements shall be automatically extended for successive one-year terms unless a three-months prior written notice to terminate the Directors and Officer Employment Agreement or unless terminated earlier pursuant to the terms of the Directors and Officer Employment Agreements.

Each executive officer agreed to hold, both during and after the termination or expiry of his employment agreement, in strict confidence and not to use, except for use in the regular course of employment duties, any proprietary or confidential information acquired through their role, including customer lists, financial data, research, and trade secrets that are vital to the Company’s competitive edge. The obligation to maintain confidentiality excludes information that becomes publicly available without the executive officer’s disclosure or is required to be disclosed by law. Each executive officer acknowledged that all materials related to the Company’s business remain the Company’s property and must be returned upon termination of employment. This confidentiality obligation continues even after the employment ends, ensuring the protection of the Company’s interests.

Pursuant to the Directors and Officer Employment Agreements, Ms. Yiu will receive cash compensation of annual salary of US$61,697 from the Operating Subsidiary and nil from Law’s; and Mr. Ma will receive cash compensation of salary US$46,273 from the Operating Subsidiary annually, and nil from Law’s.

The Operating Subsidiary, the operating entity of Law’s, also has entered standard employment agreements with Ms. Yiu and Mr. Ma in the form of Letter of Employment on July, 2021 and July, 2025 respectively.

Ms. Yiu and Mr. Ma will continue to receive cash compensation, in the form of salary from the Operating Subsidiary.

Agreements with independent directors

We plan to enter into director offer letters with each of our independent director nominees which agreements set forth the terms and provisions of their engagement.

Compensation of Directors and Executive Officers

For the year ended March 31, 2025, the Group paid an aggregate of US$67,137 as compensation to our directors and executive officers, as well as an aggregate of US$2,284 contributions to the Mandatory Provident Fund (“MPF”), a statutory retirement scheme introduced after the enactment of the Mandatory Provident Fund Schemes Ordinance in Hong Kong.

For the year ended March 31, 2024, the Group paid an aggregate of US$52,669 as compensation to our directors and executive officers, as well as an aggregate of US$2,275 contributions to the MPF, a statutory retirement scheme introduced after the enactment of the Mandatory Provident Fund Schemes Ordinance in Hong Kong.

As Mr. Pak Lun Patrick, AU was appointed on April 1, 2025 and the appointments of our other independent directors will only become effective upon the effectiveness of the registration statement of which this prospectus forms a part, for the fiscal year ended March 31, 2025, we did not have any non-executive directors and therefore have not paid any compensation to any non-executive directors.

Except our contribution to the MPF, we have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers. We do not have any equity incentive plan in place as of the date of this prospectus.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of March 31, 2025 and 2024, we had no outstanding equity awards.

RELATED PARTY TRANSACTIONS

In the ordinary course of business, from time to time, we carry out transactions and enter into arrangements with related parties. Our policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred. The following is a description of material transactions, or series of related material transactions, to which we were or will be a party and in which the other parties included or will include our directors, director nominees, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing persons.

Employment Agreements

See “Management — Employment Agreements” on page 101.

Material Transactions with Related Parties

The following is a summary of transactions for the three years ended March 31, 2025 to which we have been a party and in which any members of our Board of Directors, any executive officers, or controlling shareholders had, has or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this prospectus captioned “Management”.

The following is a list of related parties which the Company has transactions with:

(a)     Ms. Suet Ching, YIU, a director of the Company.

(b)    Well Lee Development Company Limited, a company owned by Ms. Suet Ching, YIU.

(c)     Eagle Safes (Hong Kong) Limited, a company owned by Ms. Suet Ching, YIU.

(d)    Simply Health (HK) Company Limited, a company owned by Ms. Suet Ching, YIU.

(e)     Quang Duc Phong Company Limited, a company owned by sibling of Mr. Ma Chi Chung, chief financial officer of the Company.

(f)     Sum Mu Consultants Company, a company owned by sibling of Mr. Ma Chi Chung, chief financial officer of the Company.

As of March 31, 2025, 2024 and 2023, the balances of due from related parties were as follows:

a. Due from a director

	2025	2024	2023
Ms. Suet Ching, YIU (a)(1)	$494,787	$479,881	$139,708

____________

(1)      As of March 31, 2025, 2024 and 2023, the excess reimbursement of $494,787, $479,881 and $139,708, respectively arose due to timing differences in the reconciliation of amounts advanced and reimbursed of Company expenses. The amounts were unsecured, interest-free and repayable on demand. Subsequent to the year end, the balance was fully settled by July 2025 by cash and utilization of reimbursement of Company expenses.

b. Due from related parties

	2025	2024	2023
Well Lee Development Company Limited(1)	$—	$72,197	—
Eagle Safes (Hong Kong) Limited(2)	105,456	—	—
Simply Health (HK) Company Limited(3)	41,050	—	—
	146,506	72,197	—

____________

(1)      The balance represented the receivables from a related party that the advances were provided to a related party to support that entity’s working capital requirements. The amounts were non-trade in nature, unsecured, interest-free and repayable on demand. Allowance for credit losses recognized for receivables from related party was approximately nil, US$2,420 and nil as of March 31, 2025, 2024 and 2023, respectively. The balance was fully settled by cash on July 3, 2024.

(2)      The balance represented the receivables from a related party that the advances were provided to a related party to support that entity’s working capital requirements. The amounts were non-trade in nature, unsecured, interest-free and repayable on demand. Allowance for credit losses recognized for receivables from related party was approximately US$3,522, nil and nil as of March 31, 2025, 2024 and 2023, respectively. Subsequent to the year end, the balance was fully settled by cash on May 29, 2025.

(3)      The balance represented the receivables from a related party that the advances were provided to a related party to support that entity’s working capital requirements. The amounts were non-trade in nature, unsecured, interest-free and repayable on demand. Allowance for credit losses recognized for receivables from related party was approximately US$801, nil and nil as of March 31, 2025, 2024 and 2023, respectively. Subsequent to the year end, the balance was fully settled by cash on May 29, 2025.

c. Transactions with related parties

	2025	2024	2023
Revenue from Quang Duc Phong Company Limited	$65,180	$—	—
Revenue from Sum Mu Consultants Company	16,412	—	—
Referral fee to Sum Mu Consultants Company	2,310	5,432	—
Advance to Well Lee Development Company Limited	—	74,618	—
Advance to Eagle Safes (Hong Kong) Limited	108,795	—	—
Advance to Simply Health (HK) Company Limited	41,781	—	—

Policies and Procedures for Related Party Transactions

Our Board of Directors will establish an audit committee in connection with the consummation of this Offering, which will be tasked with review and approval of all related party transactions.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our Shares as of the date of the prospectus by:

•        Each person who is known by us to beneficially own more than 5% of our outstanding Shares;

•        Each of our director, director nominees and named executive officers; and

•        All directors and named executive officers as a group.

Our Company is authorized to issue 450,000,000 Class A Ordinary Shares with par value of US$0.0001 and 50,000,000 Class B Ordinary Shares with par value US$0.0001. The number and percentage of Shares beneficially owned before the Offering are based on 7,078,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares issued and outstanding as of the date of this prospectus and 12,078,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares post-Offering. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Shares.

Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Shares beneficially owned by a person listed below and the percentage ownership of such person, Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding but are not deemed outstanding for computing the percentage ownership of any other person.

None of our shareholders as of the date of this prospectus is a record holder in the United States. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Class A Ordinary Shares shown as beneficially owned by them.

Name of Beneficial Owner	Shares beneficially owned prior to this Offering			Shares beneficially held immediately after this Offering
	Number of Class A Ordinary Shares	Number of Class B Ordinary Shares	Approximate percentage of beneficial ownership(2)	Number of Class A Ordinary Shares	Number of Class B Ordinary Shares	Approximate percentage of beneficial ownership(3)
Directors, Director Nominees and Named Executive Officers:
Ms. Suet Ching, YIU(1)	4,310,000	431,000	63.14%	4,310,000	431,000	37.90%
Mr. Chi Chung, MA	—	—	—%	—	—	—%
Mr. Pak Lun Patrick, AU	—	—	—%	—	—	—%
Ms. Yin Ting, LEE	—	—	—%	—	—	—%
Ms. Wing Kwan, CHENG	—	—	—%	—	—	—%
Directors and executive officers as a group	4,310,000	431,000	63.14%	4,310,000	431,000	37.90%
5% or Greater Shareholders:
LSBA Holdings Limited(1)	4,310,000	431,000	63.14%	4,310,000	431,000	37.90%

____________

(1)      Ms. Suet Ching, YIU, our Chief Executive Officer, Chairperson of the Board, and Director, beneficially owns 4,310,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares through LSBA Holdings Limited, a company incorporated under the laws of the British Virgin Islands, which is wholly-owned by Ms. Yiu. Ms. Yiu is the sole director of LSBA Holdings Limited. Ms. Yiu is deemed as the beneficial owner of the Ordinary Shares held by LSBA Holdings Limited, and Ms. Yiu holds the voting and dispositive power over the Shares held by LSBA Holdings Limited. The registered address of LSBA Holdings Limited is Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands.

(2)      Based on 7,078,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares outstanding as of the date of this prospectus.

(3)      Based on 12,078,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares outstanding immediately after the offering.

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated in the Cayman Islands with limited liability and our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands. Our authorized share consists of Class A Ordinary Shares and Class B Ordinary Shares. As of the date of this prospectus, we are authorized to issue a maximum of 450,000,000 Class A Ordinary Shares of par value US$0.0001 each and 50,000,000 Class B Ordinary Shares of par value US$0.0001. All of our shares to be issued in the offering will be issued as fully paid. There are 7,078,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares issued and outstanding as of the date of this prospectus.

Our Amended and Restated Memorandum and Articles of Association

The following are summaries of material provisions of the Amended and Restated Memorandum and Articles of Association that was adopted by a special resolution passed on July 8, 2025 and shall continue to be effective after the completion of this offering, insofar as they relate to the material terms of our Class A Ordinary Shares and Class B Ordinary Shares.

Objectives of Our Company.    Under our Amended and Restated Memorandum and Articles of Association, the objects of our Company are unrestricted, and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands, as provided by section 7(4) of the Companies Act.

Corporate Capacity.    Under our Amended and Restated Memorandum and Articles of Association, we have an unrestricted corporate capacity and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares.    Our Class A Ordinary Shares and Class B Ordinary Shares are issued in registered form and are issued when registered in our register of members. Each Class A Ordinary Share confers upon the holder thereof (i) the right to one vote at a meeting of members of our Company or on any resolutions of members; (ii) the right to an equal share in any distribution by way of dividend paid by our Company; and (iii) the right to an equal share in the distribution of the surplus assets of our Company on its liquidation. Each Class B Ordinary Shares confers upon the holder thereof (i) the right to twenty votes at a meeting of members of our Company or on any resolutions of members; (ii) the right to an equal share in any distribution by way of dividend paid by our Company; and (iii) the right to an equal share in the distribution of the surplus assets of our Company on its liquidation. There are no provisions in our Amended and Restated Memorandum and Articles of Association stating that (the lifespan of Class B Ordinary Shares is limited. Hence, the holders of Class B Ordinary Shares are able to hold their Class B Ordinary Shares for any period of time. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares. In no event shall Class B Ordinary Shares be convertible into Class A Ordinary Shares. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends.    The holders of our Class A Ordinary Shares and Class B Ordinary Shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our Amended and Restated Memorandum and Articles of Association provide that the directors may by board resolutions declare and pay interim dividends or recommend final dividends in accordance with the respective rights of the shareholders if it appears to our board that they are justified by the financial position of our Company and that such dividends may lawfully be paid. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or the credit standing in our Company’s share premium account or as otherwise permitted by the Companies Act, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid.

Voting Rights.    A resolution put to the vote of the meeting shall be decided on a poll. On a poll, a shareholder shall have one (1) vote for each share he holds, unless any shares carry special voting rights. A fraction of a Class A Ordinary Share shall entitle its holder to an equivalent fraction of one (1) vote and a fraction of a Class B Ordinary Share shall entitle its holder to an equivalent fraction of twenty (20) votes.

A poll shall be taken in such manner as the chairman directs. He may appoint scrutineers (who need not be shareholders of our company) and fix a place and time for declaring the result of the poll. If, through the aid of technology, the meeting is held as a virtual meeting or in more than one place, the chairman may appoint scrutineers virtually and in more than one place; but if he considers that the poll cannot be effectively monitored at that meeting, the chairman shall adjourn the holding of the poll to a date, place and time when that can occur.

In the case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes by the shareholders who (being entitled to do so) vote in person or by proxy at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes by the shareholders who (being entitled to do so) vote in person or by proxy at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our Amended and Restated Memorandum and Articles of Association, a reduction of our share capital, to validate any prior or future act of the directors which would otherwise be in breach of their duties, to release liabilities in any existing or former director (including alternate director), secretary or other officer of the our company, transfer by way of continuation and the winding up of our company. Holders of the Class A Ordinary Shares and Class B Ordinary Shares may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Amended and Restated Memorandum and Articles of Association provide that we may, but shall not (unless required by the applicable Nasdaq rules) be obliged to, in each year hold a general meeting as our annual general meeting, which, if held, shall be convened by the chairman of the board, or the directors by board resolutions, in accordance with the amended and restated article of association. All general meetings other than annual general meetings shall be called extraordinary general meetings. A general meeting may also be held as a virtual meeting. At least five clear days’ notice of a general meeting (including an annual general meeting) must be given to the shareholders. Notice of a general meeting shall specify (i) the place, the date and the hour of the meeting; (ii) whether the meeting will be held virtually, at a physical place or both; (iii) if the meeting is to be held in any part at a physical place, the address of such place; (iv) if the meeting is to be held in two or more places, or in any part virtually, the electronic communication facilities that will be used to facilitate the meeting, including the procedures to be followed by any shareholder or other participant of the meeting who wishes to utilise such electronic communication facilities for the purposes of attending and participating in such meeting; (v) subject to item (vi) and the requirements of (to the extent applicable) the Nasdaq rules, the general nature of the business to be transacted; and (vi) if a resolution is proposed as a special resolution, the text of that resolution. Notice of every general meeting shall also be given to the directors and our auditors.

Shareholders’ general meetings may be convened by a majority of our board of directors. A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting. If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days hence or to such other time or place as is determined by the directors.

The Companies Act does not provides shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding not less than 10% of the rights to vote at such general meeting at the date of deposit of the requisition shall at all times have the right, by written requisition to our board or the secretary, to require an extraordinary general meeting to be called by our board for the transaction of any business specified in such requisition. If within twenty one (21) clear days of such deposit the Board fails to proceed to convene such meeting the requisitionist(s) himself (themselves) may do so in the same manner within three months after the end of that period, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of the Board shall be reimbursed to the requisitionist(s) by us.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the Articles of Association.

Transfer of Shares.    Subject to the Amended and Restated Memorandum and Articles of Association, and provided that such transfer complies with applicable Nasdaq rules, any of our shareholders may transfer all or any of his or her Class A Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Where the ordinary shares of any class in question are not listed on or subject to the rules of any designated stock exchange, our board may also decline to register any transfer of any of such ordinary shares which are not fully paid up or on which our Company has a lien. The directors may also, but are not required to, decline to register any transfer of any such ordinary shares unless:

•        the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our Board may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of shares

•        the instrument of transfer is properly stamped, if required;

•        in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four;

•        the share transferred are fully paid up and free of any lien in favour of us; and

•        any applicable fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as the board may from time to time require, related to the transfer is paid to us.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 clear days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register of members closed at such times and for such periods as the directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the register of members closed for more than 30 clear days in any year.

Liquidation.    If our company is wound up the shareholders may, subject to the Amended and Restated Memorandum and Articles of Association and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following: (a) to divide in specie among the shareholders the whole or any part of the assets of ours and, for that purpose, to value any assets and to determine how the division shall be carried out as among the shareholders; and/or (b) to vest the whole or any part of the assets in trustees for the benefit of the shareholders and those liable to contribute to the winding up.

Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 clear days prior to the specified time or times of payment, each shareholder shall pay to us the amount called on his shares as required by the notice. The shares that have been called upon and remain unpaid are subject to forfeiture.

If a call remains unpaid after it has become due and payable the directors may give to the person from whom it is due not less than 14 clear days notice requiring payment of:

•        the amount unpaid;

•        any interest which may have accrued; and

•        any expenses which have been incurred by us due to that person’s default.

The notice shall state the place where the payment is to be made and a warning that if the notice is not complied with the shares in respect of which the call is made will be liable to be forfeited. If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share being the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is our director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Redemption, purchase of own Shares.    Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, we may by our directors:

(a)     issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b)    with the consent by special resolution of the shareholder holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)     purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorised by the terms of the allotment of those Class A Ordinary Shares and Class B Ordinary Shares or by the terms applying to those Shares in accordance with Amended and Restated Article of Association, or otherwise by agreement with the shareholder holding those shares.

Under the Companies Act, the redemption or repurchase of any share may be paid out of our profits, out of the share premium account, or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our Company is being wound-up, may be varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or series or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares.    Our Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional Class A Ordinary Shares and Class B Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Declaration of Interest.    Pursuant to our Amended and Restated Memorandum and Articles of Association, a director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the Nasdaq listing rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein provided the director discloses to his fellow directors the nature and extent of any material interests in respect of any contract or transaction or proposed contract or transaction and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

Compensation.    Under our Amended and Restated Memorandum and Articles of Association, the remuneration of the directors may be determined by our directors.

Borrowing Powers.    Our directors may from time to time at their discretion exercise all the powers of the Company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Qualification of directors.    Unless a shareholding qualification for directors is fixed by ordinary resolution, no director shall be required to own shares as a condition of his appointment.

Inspection of Books and Records.    Holders of our Shares will have no general right under Cayman Islands law to inspect or obtain copies of our corporate records. The Amended and Restated Memorandum and Articles of Association of our Company do not have provisions that provide our shareholders the right to inspect our register of members, and to receive our annual audited financial statements.

Anti-Takeover Provisions.    Some provisions of our Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

•        is not required to open its register of members for inspection by the shareholders of the Company;

•        does not have to hold an annual general meeting;

•        may not issue negotiable or bearer shares, but may issue shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Transfer Agent and Registrar

The U.S. transfer agent and registrar is VStock Transfer, LLC.

Listing

We plan to list the Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “LSBA”.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number representing seventy-five per cent in value of the creditors or class of creditors, or is approved by seventy-five per cent in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of not less than 90.0% in value of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits.    In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

•        the act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association provide to the extent permitted by law, we shall indemnify each our existing or former directors (including alternate director), secretary and other officers (including an investment adviser or an administrator or liquidator) and their personal representatives, against (i) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our Company’s business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and (ii) without limitation to (i), all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning our Company or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere. No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by Cayman Islands law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we intend to enter into indemnification agreements with our directors and executive officers prior to the completion of this Offering, that provide such persons with additional indemnification beyond that provided in our Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, all of our directors owe three types of duties to us: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however, the courts of the Cayman Islands have held that a director owes the following fiduciary duties: (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. A director of a Cayman Islands company owes to the company a duty to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles of association as may be amended from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Shareholder Action by Written Resolution.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Amended and Restated Articles of Association provide that any ordinary or special resolution of shareholders and any other action that may be taken by the shareholders at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, signed by the requisite majority who would have been entitled to attend and vote at a meeting called for the purpose of passing such a resolution or taking any other action in accordance with the Amended and Restated Memorandum and Articles.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Articles of Association provide that general meetings shall be convened on the written requisition of one or more of the shareholders who

(together) carry in aggregate not less than 10% of the rights to vote at such general meeting as at the date of the deposit to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings. See “Our Amended and Restated Memorandum and Articles of Association-Meetings of Members.” for more information on the rights of our shareholders’ rights to put proposals before the annual general meeting.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Amended and Restated Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Articles of Association, directors may be removed by an ordinary resolution. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) is given notice by the majority of other directors (not being less than two in number) to vacate office; (v) is found by a court or competent institution to be of unsound mind; or (vi) is removed from office pursuant to any other provisions of our Amended and Restated Memorandum and Articles of Association.

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Amended and Restated Articles of Association, our Company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Amended and Restated Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class present in person or by proxy.

Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Amended and Restated Memorandum and Articles of Association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

SHARES ELIGIBLE FOR FUTURE SALE

Before this Offering, there has not been a public market for our Class A Ordinary Shares, and while we have applied for approval to have our Class A Ordinary Shares listed on the Nasdaq Capital Market, we cannot assure you that a liquid trading market for the Class A Ordinary Shares will develop or be sustained after this Offering. Future sales of substantial amounts of Class A Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Class A Ordinary Shares to fall or impair our ability to raise equity capital in the future.

Upon completion of this Offering and assuming the issuance of 5,000,000 Class A Ordinary Shares offered hereby and exclusion of the exercise of underwriter’s over-allotment options, we will have an aggregate of 12,078,000 Class A Ordinary Shares outstanding. Of that amount, 5,000,000 Class A Ordinary Shares will be publicly held by investors participating in this Offering, and 7,078,000 Class A Ordinary Shares will be held by our existing shareholders, some of whom may be our affiliates as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

The Class A Ordinary Shares sold in this Offering will be freely transferable by persons other than our affiliates in the United States without restriction or further registration under the Securities Act. The Class A Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

All of our Class A Ordinary Shares that will be outstanding upon the completion of this Offering, other than those Class A Ordinary Shares sold in this Offering are “restricted securities”, as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Class A Ordinary Shares for more than 12 months but not more than one year may sell such Class A Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Class A Ordinary Shares for more than one year may freely sell our Class A Ordinary Shares without registration under the Securities Act.

Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Class A Ordinary Shares for at least six (6) months, may sell within any three (3)-month period a number of restricted securities that does not exceed the greater of the following:

•        1.0% of the then outstanding Class A Ordinary Shares; or

•        the average weekly trading volume of our Class A Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Rule 701

In general, under Rule 701 as currently in effect, any of our employees, consultants or advisors who purchase our Class A Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement in a transaction before the effective date of this Offering that was completed in reliance on Rule 701 and complied with the requirements of Rule 701 will be eligible to resell such shares 90 days after the date of this prospectus in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-up Agreements

We have agreed not to, subject to certain customary exceptions, for a period of six (6) months from the closing of this offering, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, lend or otherwise dispose of, except in this offering, any of our Shares or securities that are substantially similar to our Shares, including but not limited to any options or warrants to purchase our Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Shares or any such substantially similar securities, without the prior written consent of the representative of the underwriters.

Furthermore, each of our directors, directors nominees, executive officers and shareholders of five percent (5%) or more of our Shares has agreed, subject to certain customary exceptions, not to transfer or dispose of, directly or indirectly, any of our Shares, or any securities convertible into or exchangeable or exercisable for our Shares, for six (6) months from the closing of this offering. After the expiration of such lock-up period, the Shares held by our directors, executive officers and our existing shareholders may be sold subject to the restrictions under Rule 144 under the Securities Act or by means of registered public offerings.

We are not aware of any plans by any significant shareholders to dispose of significant numbers of our Class A Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Class A Ordinary Shares may dispose of significant numbers of our Class A Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Class A Ordinary Shares, or the availability of Class A Ordinary Shares for future sale, will have on the trading price of our Class A Ordinary Shares from time to time. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Class A Ordinary Shares. See “Underwriting.”

TAXATION

The following sets forth the material Cayman Islands and Hong Kong, and U.S. federal income tax consequences related to an investment in our Class A Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Class A Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our Class A Ordinary Shares, such as the tax consequences under state, local and other tax laws.

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SHARES.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Ordinary Shares by a U.S. Holder (as defined below) that acquires our Class A Ordinary Shares in this offering and holds our Class A Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Class A Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        banks and other financial institutions;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        individual retirement accounts or other tax-deferred accounts;

•        persons liable for alternative minimum tax;

•        persons who acquire their Class A Ordinary Shares pursuant to any employee share option or otherwise as compensation;

•        investors that will hold their Class A Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

•        investors that have a functional currency other than the U.S. dollar;

•        persons that actually or constructively own 10% or more of our Class A Ordinary Shares (by vote or value); or

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Class A Ordinary Shares through such entities, all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Class A Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

•        an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

•        If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

An individual is considered a resident of the United States for federal income tax purposes if he or she meets either the “Green Card Test” or the “Substantial Presence Test” described as follows:

Green Card Test:    You are a lawful permanent resident of the United States, at any time, if you have been given the privilege, according to the immigration laws of the United States, of residing permanently in the United States as an immigrant. You generally have this status if the U.S. Citizenship and Immigration Services issued you an alien registration card, Form I-551, also known as a “green card.”

Substantial Presence Test:    If an alien is present in the United States on at least 31 days of the current calendar year, he or she will (absent an applicable exception) be classified as a resident alien if the sum of the following equals 183 days or more (See §7701(b)(3)(A) of the Internal Revenue Code and related Treasury Regulations):

1.      The actual days in the United States in the current year; plus

2.      One-third of his or her days in the United States in the immediately preceding year; plus

3.      One-sixth of his or her days in the United States in the second preceding year.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income, or the asset test. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. Passive assets are those which give rise to passive income, and include assets held for investment, as well as cash, assets readily convertible into cash, and working capital. The company’s goodwill and other unbooked intangibles are taken into account and may be classified as active or passive depending upon the relative amounts of income generated by the company in each category. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

Based upon our current and projected income and assets, the expected proceeds from this offering, and projections as to the market price of our Class A Ordinary Shares immediately following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a factual determination made annually that will depend, in part, upon the composition and classification of our income and assets, including the relative amounts of income generated by our strategic investment business as compared to our other businesses, and the value of the assets held by our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive, which may result in our being or becoming classified as a PFIC in the current or subsequent years. Furthermore, fluctuations in the market price of our Class A Ordinary Shares may cause us to be a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of our Class A Ordinary Shares from time to time (which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our anticipated market capitalization immediately following the close of this offering. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or future taxable years. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. Under circumstances where our revenues from activities that produce passive income significantly increases relative to our revenues from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming a PFIC may substantially increase.

If we are a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Class A Ordinary Shares unless, in such case, we cease to be treated as a PFIC and such U.S. Holder makes a “purging election”.

The discussion below under “— Dividends” and “— Sale or Other Disposition” is written on the basis that we will not be or become classified as a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC are discussed below under “— Passive Foreign Investment Company Rules” beginning on page 121.

Dividends

Any cash distributions paid on our Class A Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. To the extent that the amount of the distribution exceeds our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A Ordinary Shares, and to the extent that the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. Dividends received on our Class A Ordinary Shares will not be eligible for the dividends received deduction allowed to corporations in respect of dividends-received from U.S. corporations.

Individuals and other non-corporate U.S. Holders may be subject to tax on any such dividends at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (i) our Class A Ordinary Shares on which the dividends are paid are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (ii) we are neither a PFIC nor treated as such with respect to a U.S. Holder for the taxable year in which the dividend is paid and the preceding taxable year, and (iii) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (i) above can be satisfied only if the Class A Ordinary Shares are readily tradable on an established securities market in the United States. We intend to list the Class A Ordinary Shares on Nasdaq. Provided that this listing is approved, we believe that the Class A Ordinary Shares should generally be considered to be readily tradable on an established securities market in the United States. There can be no assurance that the Class A Ordinary Shares will continue to be considered readily tradable on an established securities market in later years. U.S. Holders are urged to consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to the Class A Ordinary Shares, including the effects of any change in law after the date of this prospectus.

For U.S. foreign tax credit purposes, dividends paid on our Class A Ordinary Shares will generally be treated as income from foreign sources and will generally constitute passive category income. The rules governing the foreign tax credit are complex and U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition

A U.S. Holder will generally recognize gain or loss upon the sale or other disposition of Class A Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such Class A Ordinary Shares. Such gain or loss will generally be capital gain or loss. Any such capital gain or loss will be long term if the Class A Ordinary Shares have been held for more than one year. Non-corporate U.S. Holders (including individuals) generally will be subject to United States federal income tax on long-term capital gain at preferential rates. The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which could limit the availability of foreign tax credits. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the applicability of any tax treaty and the availability of the foreign tax credit under its particular circumstances.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, Class A Ordinary Shares. Under the PFIC rules:

•        the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares;

•        the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income; and

•        the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year, increased by an additional tax equal to the interest on the resulting tax deemed deferred with respect to each such taxable year.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the U.S. Internal Revenue Code with respect to such stock to elect out of the tax treatment discussed above. If a U.S. Holder makes this election with respect to our Class A Ordinary Shares for first taxable year which they hold (or are deemed to hold) Class A Ordinary Shares and for which we are determined to be a PFIC, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Class A Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Class A Ordinary Shares over the fair market value of such Class A Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the net amount of gains previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of our Class A Ordinary Shares and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Class A

Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”), on a qualified exchange or other market, as defined in applicable United States Treasury regulations. Our Class A Ordinary Shares will be treated as marketable stock upon their listing on Nasdaq. We anticipate that our Class A Ordinary Shares should qualify as being regularly traded, but no assurances may be given in this regard.

Because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the U.S. Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above. Therefore, prospective investors should assume that a qualified electing fund election will not be available.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Class A Ordinary Shares, then such Class A Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Class A Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for tax purposes.

Internal Revenue Code Section 1014(a) provides for a step-up in basis to the fair market value for our Class A Ordinary Shares when inherited from a decedent that was previously a holder of our Class A Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Class A Ordinary Shares, or a mark-to-market election and ownership of those Class A Ordinary Shares are inherited, a special provision in Internal Revenue Code Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Class A Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Class A Ordinary Shares.

If a U.S. Holder owns our Class A Ordinary Shares during any taxable year that we are a PFIC (regardless of whether they make a mark-to-market election as described above), the holder must generally file an annual IRS Form 8621. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax. You should consult your tax advisor regarding the application of the PFIC rules to your investment in our Class A Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to information reporting to the Internal Revenue Service and possible United States backup withholding at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Certain U.S. Holders are required to report information relating to our Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A Ordinary Shares. In addition, certain U.S. Holders must file a U.S. Internal Revenue Service Form 926 to report the contribution of property (including cash) to a foreign corporation. Failure to report such information could result in substantial penalties.

The foregoing description of reporting requirements is not exhaustive, and you should consult your own tax advisor regarding your obligation to file a Form 8938, Form 926 or other applicable forms as a result of an investment in our Class A Ordinary Shares.

Hong Kong Taxation

The taxation of income and capital gains of holders of Class A Ordinary Shares is subject to the laws and practices of Hong Kong and of jurisdictions in which holders of Class A Ordinary Shares are resident or otherwise subject to tax. The following summary of certain relevant taxation provisions under Hong Kong law is based on current law and practice, is subject to changes therein and does not constitute legal or tax advice. The discussion does not deal with all possible tax consequences relating to an investment in the Class A Ordinary Shares. Accordingly, each prospective investor (particularly those subject to special tax rules, such as banks, dealers, insurance companies, tax-exempt entities and holders of 10% or more of our voting capital stock) should consult its own tax advisor regarding the tax consequences of an investment in the Class A Ordinary Shares. The discussion is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. There is no reciprocal tax treaty in effect between Hong Kong and the United States.

Tax on Dividends

Under the current practices of the Hong Kong Inland Revenue Department, no tax is payable in Hong Kong in respect of dividends paid by us as a company incorporated in Cayman Islands.

Profits Tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of property (such as the Class A Ordinary Shares). Trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profits tax. According to the Inland Revenue (Amendment) (No. 3) Ordinance 2018, the two-tiered profits tax rates regime is introduced with effect from the year of assessment 2018/19. The profits tax rate for the first HKD2 million of assessable profits will be lowered to 8.25% for corporations and 7.5% for unincorporated businesses. Assessable profits above HKD2 million will continue to be subject to the rate of 16.5% for corporations and standard rate of 15% for unincorporated businesses. Liability for Hong Kong profits tax may thus arise in respect of trading gains from sales of Class A Ordinary Shares realized by persons carrying on a business or trading or dealing in securities in Hong Kong.

Stamp Duty

Hong Kong stamp duty, currently charged at the rate of 0.13% of the amount of the consideration or of its value on every sold note and every bought note for sale or purchase of any Hong Kong stock (i.e., a total of HKD 2.6 (US$0.3) per HKD 1,000.0 (US$128.2)). In addition, a fixed duty of HKD 5.0 (US$0.6) is currently payable on any instrument of transfer of any Hong Kong stock. If one of the parties to the sale is a non-Hong Kong resident and does not pay the required stamp duty, the duty not paid will be assessed on the instrument of transfer (if any) and the transferee will be liable for payment of such duty. No Hong Kong stamp duty is payable upon the transfer of Class A Ordinary Shares outside Hong Kong.

Estate Duty

The Revenue (Abolition of Estate Duty) Ordinance 2005 came into effect on February 11, 2006 in Hong Kong. No Hong Kong estate duty is payable and no estate duty clearance papers are needed for an application for a grant of representation in respect of holders of Class A Ordinary Shares whose death occurs on or after February 11, 2006.

PRC Tax Considerations

According to the Enterprise Income Tax Law of the PRC (the “Income Tax Law”) and the Implementation Regulations of Enterprise Income Tax Law of the PRC, the enterprise income tax for both domestic and foreign-invested enterprises are unified at 25%. According to the Income Tax Law, income such as dividends, rental, interest and royalty from the PRC derived by a non-resident enterprise which has no establishment in the PRC or has establishment but the income has no relationship with such establishment is subject to a 10% withholding tax, which may be reduced if the foreign jurisdiction of incorporation has a tax treaty with the PRC that provides for a different withholding arrangement, unless the relevant income is specifically exempted from tax under the applicable income tax laws, regulations, notices and decisions which relate to foreign invested enterprises and their investors.

According to the arrangement between Mainland China and Hong Kong, the withholding tax rate for dividends paid by a PRC resident enterprise to a Hong Kong resident enterprise is 5%, if the Hong Kong enterprise owns at least 25% of the PRC enterprise. According to the Notice of the State Administration of Taxation on Issues Relating to the Administration of the Dividend Provision in Tax Treaties, the corporate recipients of dividends distributed by PRC enterprises must satisfy the direct ownership thresholds at all times during the twelve (12) consecutive months preceding the receipt of the dividends.

As of the date hereof, in connection with this offering, (i) the Company is a holding company incorporated in the Cayman with operating subsidiaries solely based in Hong Kong, and it does not have any subsidiary or VIE in the PRC or intend to acquire any equity interest in any domestic companies within the PRC; (ii) the Company is not controlled by any PRC entity or individual; (iii) all of its operations are conducted by the operating entity in Hong Kong and they currently do not have, nor do they plan to have, any investment, such as owning or leasing any asset, in the PRC; (iv) as of date hereof, the Company and its Subsidiaries do not derive any income from the PRC; and (v) the Company and its Subsidiaries have not received any inquiry, notice, warning, or sanction in such respect.

Accordingly, based on the above and to the best of the Company’s knowledge, the Company and its Subsidiaries do not currently expect the Income Tax Law and the Implementation Regulations of Enterprise Income Tax Law of the PRC to have an impact on the Company’s business, operations or this offering.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments.

No stamp duty is payable in the Cayman Islands on transfer of shares of Cayman Islands companies except for those which hold interests in land in the Cayman Islands.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (as amended from time to time), or the Substance Act, together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. Under the Substance Act, if a company is considered to be a “relevant entity” and is conducting one or more of the nine “relevant activities” then that company will be required to comply with the economic substance requirements in relation to the relevant activity from 1 July 2019. All companies whether a relevant entity or not is required to file an annual report in the Cayman Islands with the Companies Registry confirming whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

ENFORCEABILITY OF CIVIL LIABILITIES

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands may have a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have the standing to sue before the federal courts of the United States.

Our Amended and Restated Memorandum and Articles of Association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Currently, all of our operations is conducted in Hong Kong, and all of our assets is located in Hong Kong, outside the United States. All of our executive officers, directors and senior management reside outside the United States, and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon us or such persons or to enforce judgments obtained in United States courts against them or against us, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of any State of the United States.

Cayman Islands

Ogier, our counsel as to Cayman Islands law, has advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Cayman Islands Grand Court would in certain circumstances recognize and enforce a foreign judgement, without any re-examination or re-litigation of matters adjudicated upon, provided such judgement: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Hong Kong

David Fong & Co., our counsel with respect to Hong Kong law, has advised us that judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. A foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

UNDERWRITING

We plan to enter into an underwriting agreement dated the effective date of this registration statement with the underwriters named below, for whom Cathay Securities, Inc. is acting as the representative with respect to the Class A Ordinary Shares in this offering (the “Underwriting Agreement”). The underwriters may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the Underwriting Agreement, we agree to issue and sell to the underwriters the number of shares indicated below:

Name	Number of Class A Ordinary Shares
Cathay Securities, Inc.
Total

The underwriters are offering the shares subject to its acceptance of the shares from us and subject to prior sale. The Underwriting Agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and other customary conditions. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares offered by this prospectus if any such shares are taken. We agree to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Over-Allotment Option

We agree to grant to the underwriters an option, exercisable for forty-five (45) days from the closing of this offering, to purchase up to fifteen percent (15%) additional Class A Ordinary Shares at the IPO price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Ordinary Shares as the number listed next to the underwriters’ name in the preceding table.

Discounts and Expenses

The underwriters will offer the Class A Ordinary Shares to the public at the IPO price set forth on the cover of this prospectus. The underwriting discount is seven percent (7%) of the public offering price on each of the Class A Ordinary Shares being offered.

The table below shows the IPO price per Class A Ordinary Share, underwriting discounts to be paid by us, and the proceeds before expenses to us.

	Per Share (US$)	Total Without Exercise of Over-allotment Option (US$)	Total With Full Exercise of Over-allotment Option (US$)
IPO price(1)	$	$	$
Underwriting discounts (7%)	$	$	$
Proceeds, before expenses, to us	$	$	$

____________

(1)      IPO price per share is $[*] per share, which is set forth on the cover page of this prospectus.

We agree to reimburse the representative up to $250,000 for out-of-pocket accountable expenses, including, but not limited to travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow, and background check of the Company’s principals. In addition, at the closing of the offering, we will reimburse the representative one percent (1%) of the gross proceeds of the offering as non-accountable expense allowance.

We have paid an advanced expense deposit of [$60,000] to the representative for the representative’s anticipated out-of-pocket expenses; any expense deposits will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

Except as disclosed in this prospectus, the representative has not received and will not receive from us any other item of compensation or expense in connection with this offering considered by FINRA to be underwriting compensation under FINRA Rule 5110.

Tail Fee

We have also agreed to pay the representative a tail fee equal to seven percent (7%) of the aggregate purchase price paid by each purchaser of securities, if we complete an offering with an investor introduced to us by the representative and not-known to us before such introduction regarding an offering prior to the termination or expiration of the engagement letter between the representative and us (collectively, the “Identified Parties”) during the twelve-month period following the termination of such engagement letter. The representative shall provide us with a list of the Identified Parties and proof of such communication in connection with the initial public offering. Pursuant to FINRA Rule 5110(g)(5), the Company shall have the right to terminate the engagement letter for cause and any such termination shall eliminate any obligation of the Company to pay any fee described in this paragraph.

Right of First Refusal

In addition, the Company agrees to grant the representative a right of first refusal (the “Right of First Refusal”), exercisable at the sole discretion of the representative for twelve (12) months from the closing day of this offering, to provide investment banking service to the Company on an exclusive basis and on terms that are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters or placement agents. For these purposes, the investment banking service includes, without limitation, (a) acting as lead manager for any underwritten public offering; and (b) acting as placement agent or initial purchaser in connection with any private offering of securities of the Company. The Right of First Refusal shall be subject to FINRA Rule 5110(g)(5).

Lock-up Agreements

We agree that, subject to certain exceptions, we will not, without the prior written consent of the underwriters, during the six (6) months after the closing of the offering (the “restricted period”):

•        offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any share capital of our Company or any securities convertible into or exercisable or exchangeable for share capital of our Company;

•        file or cause to be filed any registration statement with the SEC relating to the offering of any share capital of our Company or any securities convertible into or exercisable or exchangeable for share capital of our Company; or

•        enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of share capital of our Company whether any such transaction described above is to be settled by delivery of Shares or such other securities, in cash or otherwise.

Each of our directors and officers named in the section “Management”, and all of our existing shareholders that own five percent (5%) or more of our total outstanding Shares agree that, subject to certain exceptions, such director, executive officer or shareholder will not, without the prior written consent of the underwriters, for six (6) months after the effective date of this registration statement:

•        offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any share capital of our Company, including any securities convertible into or exercisable or exchangeable for such share capital, or

•        enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such share capital whether any such transaction described above is to be settled by delivery of Shares or such other securities, in cash or otherwise.

Pricing of the Offering

Prior to this offering, there has been no public market for the Class A Ordinary Shares. The IPO price was determined by negotiations between us and the underwriters. In determining the IPO price, the underwriter and we considered a number of factors, including:

•        the information set forth in this prospectus and otherwise available to the underwriters;

•        our prospects and the history and prospects for the industry in which we compete;

•        an assessment of our management;

•        our prospects for future earnings;

•        the general condition of the securities markets at the time of this offering;

•        the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

•        other factors deemed relevant by the underwriters and us.

The IPO price set forth on the cover page of this prospectus is subject to change due to market conditions and other factors. Neither the underwriters nor we can assure investors that an active trading market will develop for our Class A Ordinary Shares or that the Class A Ordinary Shares will trade in the public market at or above the IPO price.

Indemnification

We agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the underwriters may be required to make for these liabilities.

Listing

We plan to apply to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “LSBA.” We make no representation that our Class A Ordinary Shares will continue to trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such Class A Ordinary Shares remain so listed at completion of this offering.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by representative or by its affiliates. Other than the prospectus in electronic format, the information on the representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the representative in its capacity as an underwriter, and should not be relied upon by investors. The Class A Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations.

No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our Class A Ordinary Shares was determined through negotiations between us and the representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the representative believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our Class A Ordinary Shares in this offering was arbitrarily determined by the Company in its negotiations with the underwriters and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A Ordinary Shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our Class A Ordinary Shares in this offering because such underwriter repurchases those shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our Class A Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Class A Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and non-accountable expense allowance, that we expect to incur in connection with this Offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$
The Nasdaq Capital Market Listing Fee		150,000
FINRA Filing Fee		1,250
Legal Fees and Expenses		328,446
Accounting Fees and Expenses		336,671
Transfer Agent and Registrar Expenses		11,678
Printing Expenses		22,000
Miscellaneous Expenses		37,500
Total Expenses		$887,545

These expenses will be borne by us. Underwriting discounts and non-accountable expense allowance will be borne by us in proportion to the numbers of Class A Ordinary Shares sold in this Offering.

LEGAL MATTERS

The validity of the Class A Ordinary Shares offered hereby and certain legal matters as to Cayman Islands law will be passed upon for us by Ogier. Loeb & Loeb LLP is acting as counsel to our company regarding U.S. securities law matters. We are represented by David Fong & Co. with respect to certain legal matters as to the laws of Hong Kong. Certain legal matters as to PRC law will be passed upon for us by China Commercial Law Firm. Loeb & Loeb LLP may rely upon David Fong & Co. and China Commercial Law Firm with respect to matters governed by Hong Kong law and PRC law, respectively. Certain legal matters of U.S. federal securities and New York state law in connection with this offering will be passed upon for the underwriters by VCL Law LLP.

EXPERTS

The consolidated financial statements as of March 31, 2025 and 2024, included in this Registration Statement, have been audited by J&S Associate PLT, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing. The registered business address of J&S Associates PLT is B-11-14, Megan Avenue II, 12 Jalan Yap Kwan Seng, 50450 Kuala Lumpur, Malaysia.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 (including amendments and exhibits to the registration statement) under the Securities Act with respect to the Class A Ordinary Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Class A Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents. We currently do not file periodic reports with the SEC. Upon the closing of our initial public offering, we will be required to file periodic reports and other information with the SEC pursuant to the Exchange Act, as applicable to foreign private issuers. As we are a foreign private issuer, we are exempt from some of the Exchange Act reporting requirements, the rules prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. The SEC maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Condensed Consolidated Balance Sheets
As of September 30, 2025 and March 31, 2025
(Expressed in United States Dollars (“US$”) except for the number of shares)

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$370,440	$354,591
Accounts receivable, net	590,737	502,444
Deposits and other assets	40,195	46,780
Amounts due from related parties	—	146,506
Amount due from a director	—	494,787
Deferred initial public offering costs	384,625	147,568
Total current assets	1,385,997	1,692,676

Non-current assets:
Plant and equipment, net	19,745	27,678
Operating lease right-of-use assets, net	30,583	46,419
Deposits and other assets	16,070	16,072
TOTAL ASSETS	$1,452,395	$1,782,845

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank borrowings	$333,365	$337,978
Operating lease liabilities, current portion	30,583	32,399
Accrued expenses and other current liabilities	10,676	4,284
Income tax payable	323,068	232,615
Total current liabilities	697,692	607,276

Non-current liability:
Operating lease liabilities, net of current portion	—	14,020
TOTAL LIABILITIES	$697,692	$621,296

SHAREHOLDERS’ EQUITY
Ordinary shares, 450,000,000 shares authorized, par value US$0.0001 each, 7,078,000 Class A ordinary shares issued and outstanding as of September 30, 2025 and March 31 2025*	$709	$709
Ordinary shares, 50,000,000 shares authorized, par value US$0.0001 each, 431,000 Class B ordinary shares issued and outstanding as of September 30, 2025 and March 31 2025*	43	43
Additional paid in capital	248	248
Retained earnings	747,852	1,155,991
Accumulated other comprehensive income	5,851	4,558
Total shareholders’ equity	754,703	1,161,549
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,452,395	$1,782,845

____________

*        Retrospectively restated for effect of share reorganization (Note 1)

See accompanying notes to unaudited condensed consolidated financial statements.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income
For the Six Months Ended September 30, 2025 and 2024
(Expressed in United States Dollars (“US$”) except for the number of shares)

	Six Months Ended September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Revenues	$1,558,816	$418,275

Operating expenses:
Cost of revenue	(296,408)	(109,043)
General and administrative expenses	(801,653)	(99,928)
Total operating expenses	(1,098,061)	(208,971)

Income from operations	460,755	209,304

Other expense
Interest expense	(5,731)	(7,455)
Other income, net	735	4,935
Total other expense, net	(4,996)	(2,520)

Income before income taxes	455,759	206,784
Income tax expense	(92,779)	(17,417)
Net income	$362,980	$189,367

Other comprehensive income
Foreign currency translation adjustment	1,293	23,795
Comprehensive income	$364,273	$213,162

Earnings per share – Basic and Diluted	$0.048	$0.025
Weighted average shares outstanding – Basic and Diluted	7,509,000	7,509,000

See accompanying notes to unaudited condensed consolidated financial statements.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Shareholders’ Equity
For the Six Months Ended September 30, 2025 and 2024
(Expressed in United States Dollars (“US$”) except for the number of shares)

	Class A Ordinary Shares		Class B Ordinary Shares		Subscription receivables	Additional paid in capital	Accumulated other comprehensive income	Retained earnings	Total
	No. of shares	Amount	No. of shares	Amount
Balance as of April 1, 2024	7,078,000	$709	431,000	$43	$(752)	$13	$227	$562,642	$562,882
Net income	—	—	—	—	—	—	—	189,367	189,367
Foreign currency translation adjustment	—	—	—	—	—	—	23,795	—	23,795
Balance as of September 30, 2024 (Unaudited)	7,078,000	$709	431,000	$43	$(752)	$13	$24,022	$752,009	$776,044
	Class A Ordinary Shares		Class B Ordinary Shares		Additional paid in capital	Accumulated other comprehensive income	Retained earnings	Total
	No. of shares	Amount	No. of shares	Amount
Balance as of April 1, 2025	7,078,000	$709	431,000	$43	$248	$4,558	$1,155,991	$1,161,549
Net income	—	—	—	—	—	—	362,980	362,980
Foreign currency translation adjustment	—	—	—	—	—	1,293	—	1,293
Dividend declared	—	—	—	—	—	—	(771,119)	(771,119)
Balance as of September 30, 2025 (Unaudited)	7,078,000	$709	431,000	$43	$248	$5,851	$747,852	$754,703

See accompanying notes to unaudited condensed consolidated financial statements.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
For the Six Months Ended September 30, 2025 and 2024
(Expressed in United States Dollars (“US$”))

	Six Months Ended September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	362,980	189,367
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	23,665	22,697
Reversal of expected credit losses	(2,830)	—
Operating profit before working capital changes	383,815	212,064
Cash flows before change in operating assets and liabilities:
Accounts receivable	(89,768)	13,438
Deposits and other assets	6,585	(22,972)
Due from a director	494,787	(330,091)
Income tax payable	90,453	17,888
Accrued expenses and other current liabilities	6,392	101,281
Operating lease liabilities	(15,767)	(14,796)
Net cash provided by (used in) operating activities	876,497	(23,188)

Cash flows from investing activities:
Repayment from related parties	150,212	—
Net cash provided by investing activities	150,212	—

Cash flows from financing activities:
Repayment of bank borrowings	(4,613)	(863)
Payments of offering costs related to initial public offering	(237,057)	—
Dividend paid	(771,119)	—
Net cash used in financing activities	(1,012,789)	(863)

Foreign currency translation adjustment	1,929	22,878

Net change in cash and cash equivalents	13,920	(24,051)

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR	354,591	318,754

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR	370,440	317,581

Supplemental disclosure of cash flow information:
Interest paid	5,731	7,455
Interest income	25	69

See accompanying notes to unaudited condensed consolidated financial statements.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended September 30, 2025 and 2024
(Expressed in United States Dollars (“US$”))

1. Organization and Business Description

Organization and Nature of Operations

Law’s Business Group Holding Limited (“Law’s”) was incorporated under the laws of the Cayman Islands as an exempted company with limited liability on November 28, 2024. It is a holding company without any business operation.

The Company conducts its primary operations through its indirectly wholly-owned subsidiary, Law’s Business Accounting Limited (“Operating Subsidiary”), which is incorporated and domiciled in Hong Kong SAR. Law’s Business principally engage in the provision of accounting and corporate consulting services to small and medium-sized businesses in Hong Kong. It is the wholly-owned subsidiary of LS Business Group Holding Limited (“LSBGHL”) which was incorporated and is domiciled in British Virgin Islands (collectively, the “Company”).

The accompanying consolidated financial statements reflect the activities of the Company and its subsidiaries as follow:

Parent and subsidiaries	Date of Incorporation	Jurisdiction of Formation	Percentage of direct/indirect Economic Ownership	Principal Activities
Law’s	November 28, 2024	Cayman Islands	Parent	Investment holding
LSBGHL	January 22, 2025	British Virgin Islands	100% owned by Law’s	Investment holding
Operating Subsidiary	July 12, 2021	Hong Kong	100% owned by LSBGHL	Provision of corporate services and credit consultancy services

Reorganization and Share Issuance

Law’s was incorporated as an exempted company with limited liability on November 28, 2024 under the laws of the Cayman Islands. It is a holding company and is not actively engaging in any business. Law’s adopted a dual-class share structure. Each Class B Ordinary Share has 20 votes per share and, whereas each Class A Ordinary Share has one vote per share. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares. In no event shall Class B Ordinary Shares be convertible into Class A Ordinary Shares As of the date of prospectus, and under its Amended and Restated Memorandum and Articles of Association, Law’s is authorized to issue 450,000,000 Class A Ordinary Shares of par value of US$0.0001 and 50,000,000 Class B Ordinary Shares of par value of US$0.0001, of which 7,078,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares are issued and outstanding. The registered office of Law’s is at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

Prior to the incorporation of the Company, the principal operations are carried out through the Operating Subsidiary which were wholly owned by Ms. Suet Ching, YIU. We have conducted a reorganization which resulted in LSBHL, the BVI intermediate company; and the Operating Subsidiary, the Hong Kong operating subsidiary are 100% owned by Law’s. As the sole managing member of the Law’s, Ms. Suet Ching, YIU will control all of the business and affairs of the Law’s and its subsidiaries. This Reorganization will be accounted for as a reorganization of entities under common control in accordance with US GAAP. The reorganization did not result in a change in control, and the historical consolidated financial statements have been prepared on a carryover basis as if the reorganization had occurred at the beginning of the earliest period presented.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended September 30, 2025 and 2024
(Expressed in United States Dollars (“US$”))

2. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). The consolidated financial statements have been prepared on a going concern basis.

The consolidated financial statements include the financial statements of Law’s and its wholly owned subsidiaries. All intercompany transactions and balances among Law’s and its subsidiaries have been eliminated upon consolidation.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, allowance for credit loss, the determination of the useful lives of property, plant and equipment, impairment of long-lived assets, right-of-use assets, net, operating lease liabilities, revenue recognition and contingencies. Actual results could differ from those estimates. The Company evaluates these estimates on an ongoing basis and revises estimates as circumstances change. The Company bases its estimates on historical experience, anticipated results, trends, and other various assumptions that it believes are reasonable.

Foreign Currency Translation and transaction

The Company’s principal country of operations is Hong Kong. The consolidated financial position and results of its operations are determined using Hong Kong Dollars (“HK$”), the local currency, as the functional currency of Law’s, LSBGHL and the Operating Subsidiary. The Company’s consolidated financial statements are reported using the U.S. Dollars (“US$” or “$”). The results of operations and the consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the consolidated balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in consolidated statements of shareholders’ equity. Gains and losses from foreign currency transactions are included in the Company’s consolidated statements of operations and comprehensive income (loss).

The following table outlines the currency exchange rates that were used in preparing the consolidated financial statements:

	September 30, 2025	March 31, 2025
Period end/year-end spot rate	$1 = HK$7.78	$1 = HK$7.78
	Six Months Ended September 30, 2025	Six Months Ended September 30, 2024
Average rate	$1 = HK$7.81	$1 = HK$7.81

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended September 30, 2025 and 2024
(Expressed in United States Dollars (“US$”))

2. Summary of Significant Accounting Policies (cont.)

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, accounts receivable, other current assets, amounts due from related parties, amount due from a director, accounts payable, bank borrowings, operating lease liabilities, current portion and accrued expenses and other current liabilities, approximate their fair values because of the short maturity of these instruments and market rates of interest.

ASC Topic 820, “Fair Value Measurements and Disclosures” requires disclosing the fair value of financial instruments held by the Group. ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1	—	Quoted prices in active markets for identical assets and liabilities.
Level 2	—

Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3	—

Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

Categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The carrying amounts of the Company’s cash and cash equivalents, accounts receivable, other current assets, amount due from a director, amounts due from related parties, bank borrowings, operating lease liabilities, accrued expenses and other current liabilities approximated their fair values as of September 30, 2025 and March 31, 2025 due to their short-term nature.

Cash and cash equivalents

For purposes of the consolidated financial statements, we consider all highly liquid instruments with original maturities of three months or less to be cash equivalents. We maintain a centralized cash management system whereby our excess cash balances are invested in high quality short-term money market instruments, which are considered cash equivalents. The Group maintains all bank accounts in domestic banks of Hong Kong. Cash balances in bank accounts in Hong Kong are protected under Deposit Protection Scheme in accordance with the Deposit Protection Scheme Ordinance (Chapter 581 of the laws of Hong Kong). The maximum protection was up to HKD800,000 (approximately US$102,816) from October 1, 2024 per depositor per Scheme member, including both principal and interest. As of September 30, 2025 and March 31, 2025, cash and cash equivalents balance of US$370,440 and US$354,591, respectively were at financial institutions in Hong Kong and approximately US$164,809 and US$148,933, respectively were not covered by the Hong Kong Deposit Protection Board.

Accounts Receivable, net

Accounts receivable is recognized and carried at original invoiced amount net of expected losses. The Group grants 30 days credit terms to the clients.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended September 30, 2025 and 2024
(Expressed in United States Dollars (“US$”))

2. Summary of Significant Accounting Policies (cont.)

The Company established the allowance at differing rates and are based upon the age of the trade receivable, the Company’s historical collection experience in each customer and management’s best estimate of specific losses on individual exposures, where appropriate. Specific customer allowance are made when a review of significant outstanding amounts, utilizing information about customer creditworthiness and current economic trends, indicates that collection is doubtful. As of September 30, 2025 and March 31, 2025, allowances for expected losses recognized related to accounts receivable amounted to $12,524 and $11,044, respectively.

Prepayments

Prepayments represent advance payments made to the service providers for future services. Prepayments are short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired. The Company considers the assets to be impaired if the realizability of the prepayments becomes doubtful. As of September 30, 2025 and March 31, 2025, there was no allowance recorded as the Company considers all of the prepayments recoverable.

Plant and Equipment, net

Plant and equipment are stated at cost, net of accumulated depreciation, amortization and impairment if applicable. Depreciation and amortization are provided for on a straight-line basis over the estimated useful lives of the related assets as follows:

Office equipment	5 years
IT system	5 years
Leasehold improvements	Over the lease terms

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of operations and comprehensive income (loss) in other income or expenses.

The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets, such as property, plant and equipment and right-of-use assets, whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. There were no impairment losses on long-lived assets for the six months ended September 30, 2025 and 2024.

Lease

The Company applies the provisions of ASC Topic 842, Leases which requires lessees to recognize lease assets and lease liabilities on the consolidated balance sheet. The Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. When

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended September 30, 2025 and 2024
(Expressed in United States Dollars (“US$”))

2. Summary of Significant Accounting Policies (cont.)

available, the Company uses the rate implicit in the lease to discount lease payments to present value; however, most of the Company’s leases do not provide a readily determinable implicit rate. Therefore, the Company must discount lease payments based on an estimate of its incremental borrowing rate.

Right-of-use Assets

The Company’s right-of-use assets consist of leased assets recognized in accordance with ASC 842, Leases, which requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liability represents the Company’s obligation to make lease payments arising from the lease, both of which are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date.

Leases with a lease term of 12 months or less at inception are not recorded on the consolidated balance sheet and are expensed on a straight-line basis over the lease term in the consolidated statements of operations and comprehensive loss. The Company determines the lease term by agreement with lessor. In cases where the lease does not provide an implicit interest rate, the Company uses the Company’s incremental borrowing rate based on the information available at commencement date in determining the present value of future payments.

Deferred IPO costs

The Company capitalizes certain legal, accounting, and other direct and incremental costs incurred in connection with its planned initial public offering (“IPO”). Upon successful completion of the IPO, the deferred offering costs are reclassified as a reduction of the IPO proceeds in shareholders’ equity. If the IPO is abandoned, these costs are immediately expensed in the period of abandonment. The Company has incurred and deferred IPO costs of US$384,625 and US$147,568 as of September 30, 2025 and March 31, 2025, respectively.

Revenue Recognition

Revenue is recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation.

The Company enters into agreements with clients that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services transfer to the customer. It is customary practice for the Company to have the agreements with its customers in writing, orally, or in accordance with other customary business practices. The Company recognizes revenue when (or as) a performance obligation is satisfied, i.e. when “control” of the goods or services underlying the particular performance obligation is transferred to customers.

Revenue is measured based on the consideration specified in a contract with a customer. The Company recognizes revenue when it transfers control of service to a customer.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended September 30, 2025 and 2024
(Expressed in United States Dollars (“US$”))

2. Summary of Significant Accounting Policies (cont.)

Revenue from provision of corporate services

The Company provides corporate services, including accounting and corporate secretarial services. Accounting services include the preparation of financial reports, tax computations and related tax filings. These services are provided primarily at a fixed fee. There is only one performance obligation of the Company’s corporate services as a series of tasks of this revenue stream are interrelated and are not separable or distinct as the Company’s clients cannot benefit from the stand-alone task. The transaction price is allocated to one performance obligation. The Company delivers financial reports, tax computations and related tax filings upon the completion of the service and recognizes revenue for accounting services at a point in time upon delivery of the respective financial reports, tax computations and related tax filings to the client. Corporate secretarial services generally are agreed-upon services on a non-recurring basis, including company formation and statutory records filing as per request by clients. The Company delivers and submission of statutory documents to the government authorities and recognizes revenue for corporate secretarial services at a point in time upon delivery and submitting of the documents to the government authorities.

Revenue from provision of credit consultancy services

The Company’s credit consultancy services provide tailored support to individuals and small and medium-sized enterprises (SMEs), helping them optimize credit structures, improve financial clarity, and achieve their objectives. These services are provided primarily at a fixed fee. For SMEs, the Company offers guidance on business strategy, financial management, operational efficiency, and loan applications. For individuals, the Company assists with credit assessments, loan application processes, and liaising with financial institutions. There is only one performance obligation of the Company’s credit consultancy services as a series of tasks of this revenue stream are interrelated and are not separable or distinct as the Company’s clients cannot benefit from the stand-alone task. The transaction price is allocated to one performance obligation. The Company delivers a comprehensive credit consultancy report upon the completion of its assessment and recognizes revenue for this service line at a point in time when the comprehensive credit consultancy report is delivered to a client.

Typical payment terms require the customers to pay within 30 days from the invoice date after the delivery of final deliverables.

Revenue disaggregated by nature of revenue and timing of revenue recognition for the six months ended September 30, 2025 and 2024 is disclosed in the table below:

		Six Months Ended September 30,
	Point of recognition	2025	2024
		(Unaudited)	(Unaudited)
Corporate services
– Accounting and corporate secretarial service	Point in time	$410,800	$161,816
Credit consultancy services
– Housing financing consultancy	Point in time	80,076	18,057
– SME financing consultancy	Point in time	1,067,940	238,402
Total		$1,558,816	$418,275

The Company has elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations that have original expected durations of one year or less.

Cost of Revenue

The Company’s cost of revenue is primarily comprised of the staff costs and out-of-pocket expenses. These costs are expensed as incurred.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended September 30, 2025 and 2024
(Expressed in United States Dollars (“US$”))

2. Summary of Significant Accounting Policies (cont.)

Employee Benefit Plan

Employees of the Company located in Hong Kong participate in a compulsory saving scheme (pension fund) for the retirement of residents in Hong Kong. Employees are required to contribute monthly to mandatory provident fund schemes provided by approved private organizations, according to their salaries and the period of employment.

The Company is required to contribute to the plan based on certain percentages of the employees’ salaries, up to a maximum amount specified by the local government. Total expenses for the plan were US$7,223 and US$3,993 for the six months ended September 30, 2025 and 2024, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for condensed consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Company believes there were no uncertain tax positions at September 30, 2025 and March 31, 2025, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. The Company is not currently under examination by an income tax authority, nor has been notified that an examination is contemplated.

Earnings Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of September 30, 2025 and March 31, 2025, there were no dilutive shares.

Comprehensive Income

Comprehensive income consists of two components, net income and other comprehensive income. Other comprehensive income refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income consists of foreign currency translation adjustment resulting from the Company translating its consolidated financial statements from functional currency into reporting currency.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended September 30, 2025 and 2024
(Expressed in United States Dollars (“US$”))

2. Summary of Significant Accounting Policies (cont.)

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

Financial Instruments Risks

Currency Risk

The Group’s operating activities are transacted in HK$. Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities and net investments in foreign operations. The Group considers the foreign exchange risk in relation to transactions denominated in HK$ with respect to US$ is not significant as HK$ is pegged to US$.

Concentration and Credit Risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash and cash equivalents and accounts receivable. The Company’s credit risk with respect to cash and cash equivalents is discussed under “Cash and cash equivalent” in this section.

Accounts receivable represents the service fees earned from clients but have not yet collected. Other receivables consist of out-of-pocket payments to be receivable from the service clients. To reduce credit risk, the Company performs on-going credit evaluations of the financial condition of these service clients. The Company establishes a allowance for credit losses based upon estimates, factors surrounding the credit risk of specific service clients and other information.

Concentration of customers

As of September 30, 2025, no major customers individually accounted for over 10% of the Company’s total accounts receivable.

As of March 31, 2025, five customers accounted for 14.7%, 14.1%, 12.9%, 11.7% and 11.5%, respectively, of the Company’s total accounts receivable.

For the six months ended September 30, 2025 and 2024, no major customers individually accounted for over 10%, of the Company’s total revenues.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended September 30, 2025 and 2024
(Expressed in United States Dollars (“US$”))

2. Summary of Significant Accounting Policies (cont.)

Interest rate risk

The following table details the interest rate profile of the Company’s borrowings of the following at:

	As of September 30, 2025	As of March 31, 2025
	(Unaudited)	(Audited)
Floating rate borrowings:
Bank borrowings	$333,365	$337,978

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate on floating rate bank borrowings. The Company has not used any derivative financial instruments to manage the interest rate exposure.

At September 30, 2025 and March 31, 2025, it is estimated that a general increase/decrease of 100 basis points in interest rates, with all other variables held constant, would have decreased/increased the Company’s profit after tax by US$2,784 and US$2,822 respectively.

The sensitivity analysis above indicates the instantaneous change in the Company’s profit after tax that would arise assuming that the change in interest rates had occurred at the end of the reporting period and had been applied to re-measure those financial instruments held by the Company which expose the Company to fair value interest rate risk at the end of the reporting period. In respect of the exposure to cash flow interest rate risk arising from floating rate non-derivative instruments held by the Company at the end of the reporting period, the impact on the group’s profit after tax is estimated as an annualized impact on interest expense or income of such a change in interest rates.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 30 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Recently Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, “Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses”. The amendments in this ASU are intended to improve financial reporting by requiring that public business entities disclose additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. For interim and annual reporting periods, an entity shall disaggregate, in a tabular format disclosure in the notes to financial statements, all relevant expense captions presented on the face of the income statement in continuing operations into the purchases of inventory, employee compensation, depreciation, amortization, and depletion. This ASU is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The amendments in this Update should be applied either (1) prospectively to financial statements issued for reporting periods after the effective date of this Update or (2) retrospectively to any or all prior periods presented in the financial statements We are currently evaluating the impact the adoption of ASU 2024-03 will have on its consolidated financial statements and related disclosures.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended September 30, 2025 and 2024
(Expressed in United States Dollars (“US$”))

2. Summary of Significant Accounting Policies (cont.)

In January 2025, the Financial Accounting Standards Board (“FASB”) updated 2025-01: Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date. Public business entities must adopt the guidance in Update 2024-03 for annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. The update clarifies that all public business entities should initially adopt the disclosure requirements in the first annual reporting period beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. The Company is evaluating the impact the updated guidance will have on its combined financial statements and disclosures.

In March 2025, the FASB issued ASU 2025-03, “Business Combinations (Topic 805) and Consolidation (Topic 810)” (“ASU 2025-03”). The amendments in this Update require an entity involved in an acquisition transaction effected primarily by exchanging equity interests when the legal acquiree is a variable interest entity (VIE) that meets the definition of a business to consider the factors in paragraphs 805-10-55-12 through 55-15 to determine which entity is the accounting acquirer. The amendments in this Update differ from current GAAP because, for certain transactions, they replace the requirement that the primary beneficiary always is the acquirer with an assessment that requires an entity to consider the factors to determine which entity is the accounting acquirer. The amendments in this Update enhance the comparability of financial statements across entities engaging in acquisition transactions effected primarily by exchanging equity interests when the legal acquiree meets the definition of a business. Specifically, under the amendments, acquisition transactions in which the legal acquiree is a VIE will, in more instances, result in the same accounting outcomes as economically similar transactions in which the legal acquiree is a voting interest entity. The amendments in this Update do not change the accounting for a transaction determined to be a reverse acquisition or a transaction in which the legal acquirer is not a business and is determined to be the accounting acquiree. Management is currently evaluating the standard to determine the impact of adoption on its consolidated financial statements and disclosures.

In July 2025, the FASB issued ASU 2025-05, Measurement of Credit Losses for Accounts Receivable and Contract Assets. This standard introduces a practical expedient that companies can choose to apply when determining allowances for credit losses. Specifically, it permits companies to assume that the current conditions as of the balance sheet remain unchanged throughout the remaining life of the asset. The amendment is effective for annual reporting periods beginning after December 15, 2025, and requires prospective application. The Group is assessing the impact of adoption of the ASU on the consolidated financial statements. The Group does not expect the adoption of the ASU to have a material impact on the consolidated financial statements.

In December 2025, the FASB issued ASU 2025-10, Government Grants (Topic 832): Accounting for Government Grants Received by Business Entities. This update improves U.S. GAAP by establishing authoritative guidance on the accounting for government grants received by business entities. For public business entities, the amendments are effective for annual reporting periods beginning after December 15, 2028, and interim reporting periods within those annual reporting periods. The Company is currently in the process of evaluating the impact this amended guidance may have on its consolidated financial statements.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements (“ASU 2025-11”), which clarifies the application of interim reporting guidance and improves the organization’s required interim disclosures. The standard is effective for interim reporting periods beginning after December 15, 2027 for public business entities. Early adoption is permitted. The Company is evaluating the effect of adopting ASU 2025-11.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have material impact on the consolidated balance sheets, statements of operations and comprehensive income and cash flows.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended September 30, 2025 and 2024
(Expressed in United States Dollars (“US$”))

3. Accounts Receivable, net

Accounts receivable, net consisted of the following at:

	As of September 30, 2025	As of March 31, 2025
	(Unaudited)	(Audited)
Accounts receivable	$603,261	$513,488
Less: allowance for credit losses	(12,524)	(11,044)
Accounts receivable, net	$590,737	$502,444

Credit losses of accounts receivables totaled US$1,475 and nil for the six months ended September 30, 2025 and 2024, respectively.

4. Deposits and other assets

Other current assets consisted of the following at:

	As of September 30, 2025	As of March 31, 2025
	(Unaudited)	(Audited)
Deposits	$16,070	$16,072
Prepayments and other receivables	40,195	46,780
	56,265	62,852
Less: amount classified as non-current assets	(16,070)	(16,072)
Amount classified as current assets	$40,195	$46,780

5. Plant and Equipment, net

Plant and equipment, stated at cost less accumulated depreciation and amortization, consisted of the following:

	As of September 30, 2025	As of March 31, 2025
	(Unaudited)	(Audited)
Office equipment	$10,025	$10,026
IT system	41,140	41,146
Leasehold improvements	7,833	7,834
Less: accumulated depreciation and amortization	(39,253)	(31,328)
Plant and equipment, net	$19,745	$27,678

Depreciation expenses of plant and equipment totaled US$7,898 and US$7,901 for the six months ended September 30, 2025 and 2024, respectively.

6. Leases

Operating leases as lessee

As of September 30, 2025 and March 31, 2025, the Company had property operating leases recorded on its consolidated balance sheets. The Company does not have options to extend or cancel the existing lease agreements for its existing facilities prior to their respective expiration dates. When determining the lease term, at lease commence date, the

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended September 30, 2025 and 2024
(Expressed in United States Dollars (“US$”))

6. Leases (cont.)

Company considers options to extend or terminate the lease when it is reasonably certain that it will exercise or not exercise that option. The Company’s lease arrangements may contain both lease and non-lease components. The Company has separately accounted for lease and non-lease components based on their nature. Payments under the Company’s lease arrangement are fixed.

The following table shows operating lease right-of-use assets, net and operating lease liabilities, and the associated consolidated financial statement line items as of:

	As of September 30, 2025	As of March 31, 2025
	(Unaudited)	(Audited)
Operating lease right-of-use assets	$30,583	$46,419
Operating lease liabilities, current portion	$30,583	$32,399
Operating lease liabilities, net of current portion	$—	$14,020
Weighted average remaining lease term (in years)	0.92 years	1.42 years
Weighted average discount rate (%)	3.375%	3.375%
	Six Months Ended September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Supplemental cash flows information:
Operating cash flow used for operating leases	15,767	14,796

The operating lease expense was US$16,437 and US$15,983 for the six months ended September 30, 2025 and 2024, respectively, and included in the general and administrative expenses and interest expense.

Maturities of lease liabilities were as follows:

Twelve months ending September 30, 2025
2026	$31,102
Total lease payments	$31,102
Less: imputed interest	(519)
Operating lease obligation, net	$30,583

7. Accrued Expenses and Other Current Liabilities

Components of accrued expenses and other current liabilities are as follows as of:

	As of September 30, 2025	As of March 31, 2025
	(Unaudited)	(Audited)
Accruals for operating expenses	$10,676	$4,284

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended September 30, 2025 and 2024
(Expressed in United States Dollars (“US$”))

8. Bank Borrowings

	Interest rate (per annum)		As of September 30, 2025	As of March 31, 2025
			(Unaudited)	(Audited)
DBS (“DBS”) – Term loan(1)	3.375	%/3.375%(1)	$333,365	$337,978
Less: current portion of long-term bank borrowings			(333,365)	(337,978)
Non-current portion of long-term bank borrowings			$—	$—

____________

(1)      On February 20, 2023, the Company borrowed US$345,839 (HK$2,711,000) as working capital for 10 years at an annual interest rate of 2.5% per annum below Prime Rate quoted by The Hong Kong Mortgage Corporation Limited. The loan is secured by The Hong Kong Mortgage Corporation Limited. As of September 30, 2025 and March 31, 2025, the outstanding of the loan is approximately US$333,365 and US$337,978, respectively. There is no material covenant stated in this borrowing. On April 3, 2024, the Company and DBS amended and restated the Loan Agreement, the payment schedule of the outstanding of the loan was modified to 135 equal payments of principal, plus accrued and unpaid interest. The loan contains a repayment on demand clause.

Interest expense pertaining to the above bank borrowings for the six months ended September 30, 2025 and 2024 amounted to US$5,061 and US$6,268, respectively.

Maturities of the principal and interest payments of bank borrowings based on scheduled repayments were as follows:

	For the six months ended September 30, 2025	For the year ended March 31, 2025
	(Unaudited)	(Audited)
2026	45,136	32,225
2027	45,136	45,142
2028	45,136	45,142
2029	45,136	45,142
2030	45,136	45,142
2031	45,136	45,142
2032	45,136	45,142
2033	45,136	45,142
2034	16,239	38,757
Total bank borrowings repayments	$377,327	$386,976
Less: imputed interest	(43,962)	(48,998)
Total bank borrowings recognized in the consolidated balance sheet	$333,365	$337,978

As of the date of this report, a total of US$4,921 of the bank borrowings as of September 30, 2025 has been repaid.

9. Income Taxes

Cayman Islands

Under the current laws of the Cayman Islands, we are not subject to income, corporation or capital gains tax, and no withholding tax is imposed on payments of dividends.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended September 30, 2025 and 2024
(Expressed in United States Dollars (“US$”))

9. Income Taxes (cont.)

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to US$257,040 (HK$2,000,000), and 16.5% on any part of assessable profits over US$257,040 (HK$2,000,000).

The components of the income tax expense are as follows:

	Six Months Ended September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Income tax expenses	$92,779	$17,417

The following table reconciles Hong Kong statutory rates to the Company’s effective tax:

	Six Months Ended September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Profit before income taxes	$455,759	$206,784
Hong Kong Profits Tax rate	16.5%	16.5%
Income taxes computed at Hong Kong Profits Tax rate	75,200	34,119
Reconciling items:
Tax effect of income that is not taxable*	(5)	(11)
Tax effect of expenses that are not deductible	38,050	—
Temporary difference	656	1,111
Statutory tax deduction#	—	(193)
Effect of two-tier tax rate	(21,122)	(17,609)
Income tax expense	$92,779	$17,417

____________

*        Income that is not taxable mainly consisted of the bank interest income which is non-taxable under Hong Kong income tax law.

#        It represents a reduction granted by the Hong Kong SAR Government of 100% of the tax payable subject to a maximum reduction of nil and HK$1,500 for each business during the six months ended September 30, 2025 and 2024, respectively.

Income tax payable consist of the following:

	As of September 30, 2025	As of March 31, 2025
	(Unaudited)	(Audited)
Income tax payable	$323,068	$232,615

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of September 30, 2025 and March 31, 2025, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income taxes for the six months ended September 30, 2025 and 2024. The Company also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from September 30, 2025.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended September 30, 2025 and 2024
(Expressed in United States Dollars (“US$”))

10. Related Party Balance and Transactions

The following is a list of related parties which the Company has transactions with:

(a)     Ms. Suet Ching, YIU, a director of the Company.

(b)    Eagle Safes (Hong Kong) Limited, a company owned by Ms. Suet Ching, YIU.

(c)     Simply Health (HK) Company Limited, a company owned by Ms. Suet Ching, YIU.

(d)    Sum Mu Consultants Company, a company owned by sibling of Mr. Ma Chi Chung, chief financial officer of the Company.

As of September 30, 2025 and March 31, 2025, the balances of due from related parties were as follows:

a. Due from a director

	As of September 30, 2025	As of March 31, 2025
	(Unaudited)	(Audited)
Ms. Suet Ching, YIU (a)(1)	$—	$494,787

____________

(1)      As of March 31, 2025, the excess reimbursement of $494,787, respectively arose due to timing differences in the reconciliation of amounts advanced and reimbursed of Company expenses. The amounts were unsecured, interest-free and repayable on demand. The balance as of March 31, 2025 was fully settled by July 2025 by cash and utilization of reimbursement of Company expenses.

b. Due from related parties

	As of September 30, 2025	As of March 31, 2025
	(Unaudited)	(Audited)
Eagle Safes (Hong Kong) Limited(1)	$—	$105,456
Simply Health (HK) Company Limited(2)	—	41,050
	—	146,506

____________

(1)      The balance represented the receivables from a related party that the advances were provided to a related party to support that entity’s working capital requirements. The amounts were non-trade in nature, unsecured, interest-free and repayable on demand. Allowance for credit losses recognized for receivables from related party was approximately nil and US$3,522 as of September 30, 2025 and March 31, 2025, respectively. The balance as of March 31, 2025 was fully settled by cash on May 29, 2025.

(2)      The balance represented the receivables from a related party that the advances were provided to a related party to support that entity’s working capital requirements. The amounts were non-trade in nature, unsecured, interest-free and repayable on demand. Allowance for credit losses recognized for receivables from related party was approximately nil and US$801 as of September 30, 2025 and March 31, 2025, respectively. The balance as of March 31, 2025 was fully settled by cash on May 29, 2025.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended September 30, 2025 and 2024
(Expressed in United States Dollars (“US$”))

10. Related Party Balance and Transactions (cont.)

c. Transactions with related parties

	Six Months Ended September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Revenue from Sum Mu Consultants Company	$—	$16,380
Referral fee to Sum Mu Consultants Company	—	2,305
Repayment from Eagle Safes (Hong Kong) Limited	108,532	—
Repayment from Simply Health (HK) Company Limited	41,680	—

The Law’s and its subsidiaries are under the common control of LSBA as disclosed in the Note 1 to the consolidated financial statements. As such, the transaction has been disclosed as a related party transaction in accordance with ASC 850.

11. Shareholders’ Equity

As discussed in the Note 1 to the consolidated financial statements regarding reorganization, 1,000 Ordinary Shares were redesignated into Class A shares as part of the share redesignation on July 8, 2025. 21,359,000 Class A Ordinary Shares and 1,300,000 Class B Ordinary Shares issued upon redesignation. The Company completed a re-organizing transaction resulting in 21,360,000 Class A Ordinary Shares and 1,300,000 Class B Ordinary Shares issued and outstanding that have been retroactively restated to the beginning of the first period presented.

On March 17, 2026, in connection with the Offering, each of the then-existing shareholders of the Company surrendered shares to the Company for cancellation on a pro rata basis, at nil consideration, as follows: (a) LSBA Holdings Limited surrendered 8,690,000 Class A Ordinary Shares and 869,000 Class B Ordinary Shares; and (b) each of the eight holders of less than 5% of the Company’s issued share capital surrendered 699,000 Class A Ordinary Shares per holder, for an aggregate of 5,592,000 Class A Ordinary Shares. In total, 14,282,000 Class A Ordinary Shares and 869,000 Class B Ordinary Shares were surrendered and cancelled, reducing the Company’s total issued share capital from 22,660,000 Ordinary Shares (comprising 21,360,000 Class A Ordinary Shares and 1,300,000 Class B Ordinary Shares) to 7,509,000 Ordinary Shares (comprising 7,078,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares).

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. In addition, our Shareholders may declare dividends by ordinary resolution, but not dividend shall exceed the amount recommended by our directors. Our amended and restated memorandum and articles of association provide that our board of directors may, declare and pay interim dividends or recommend final dividends in accordance with the respective rights of the shareholders if it appears to them that they are justified by the financial position of the Company and that such dividends may lawfully be paid. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or the credit standing in our Company’s share premium account, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid.

Voting rights

Holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any general meeting of the Company.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended September 30, 2025 and 2024
(Expressed in United States Dollars (“US$”))

11. Shareholders’ Equity (cont.)

Holders of our Ordinary Shares may vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. A resolution put to the vote of a general meeting shall be decided on a poll. Subject to any rights or restrictions as to voting attached to any shares, on a poll every shareholder present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall have one vote for each Class A Ordinary Share and 20 votes for each Class B Ordinary Share of which he or the person represented by proxy is the holder.

Any ordinary resolution is a resolution passed by a simple majority of the shareholders as, being entitled to do so, vote in person or by proxy at a general meeting of our Company and includes a written resolution signed by the requisite majority in accordance with the amended and restated memorandum and articles of association.

A special resolution will be required for important matters such as amending our memorandum and articles of association or changing the name of the Company.

There are no limitations on non-residents or foreign shareholders to hold or exercise voting rights on the Ordinary Shares imposed by foreign law or by the amended and restated memorandum and articles of association or other constituent document of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the Ordinary Shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of Ordinary Shares in the Company have been paid.

Cash dividend

On May 20, 2025, the Company declared a special dividend of HK$4,000 per share (equivalent to US$514 per share) with respect to the 1,000 issued shares of the company or HK$4,000,000 (equivalent to US$514,079) to the sole shareholder of the Company. The Company paid that special dividend from retained earnings and used cash on hand to fund the special cash dividend.

On June 27, 2025, the Company declared a special dividend of HK$2,000 per share (equivalent to US$257 per share) with respect to the 1,000 issued shares of the company or HK$2,000,000 (equivalent to US$257,040) to the sole shareholder of the Company. The Company paid that special dividend from retained earnings and used cash on hand to fund the special cash dividend.

12. Employee Benefit Plans

The Company has a defined contribution pension scheme for its qualifying employees. The scheme assets are held under a provident fund managed by an independent fund manager. The Company and its employees are each required to make contributions to the scheme calculated at 5% of the employees’ basic salaries on monthly basis.

13. Commitments and Contingencies

Commitments

As at September 30, 2025 and March 31, 2025, the Company did not have any significant capital and other commitments.

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of September 30, 2025 and through the issuance date of these consolidated financial statements.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended September 30, 2025 and 2024
(Expressed in United States Dollars (“US$”))

14. Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”), Ms. Suet Ching, YIU (a director of the Company), for making decisions, allocating resources and assessing performance.

The CODM reviews financial information on a consolidated basis and uses the consolidated net income, as reported on the consolidated statements of operations and comprehensive income, to assess performance of the Company and to allocate resources as part of the annual reporting process and to assess the performance of the Company’s single reportable segment, primarily by monitoring actual results versus the plan.

The significant expenses reviewed by the CODM are consolidated operating expenses, as presented in the consolidated statement of operations and comprehensive income. Consolidated operating expenses include general and administrative expenses. General and administrative expenses include allowance for expected credit losses, which are disclosed in Note 3, “Accounts Receivable, net” and Note 10, “Related Party Balance and Transactions” and depreciation and amortization expense, which are disclosed in Note 5, “Plant and Equipment, net” and Note 6, “Lease”. Other segment items consist of interest expense and other income, as presented in the consolidated statement of operations.

A reconciliation of the segment operating income to consolidated income before income taxes is presented below:

	Six Months Ended September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Segment operating income	$460,755	$209,304
Interest expense	(5,731)	(7,455)
Other income, net	735	4,935
Income before income taxes	$455,759	$206,784

Other income primarily related to prominent debt restructuring and Debt Relief Planning service income and bank interest income.

The CODM does not utilize consolidated balance sheet information when evaluating performance or allocating resources.

Based on the management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280. For the six months ended September 30, 2025 and 2024, revenue and assets within Hong Kong contributed 100% of the Company’s total revenue and assets. Therefore, no geographical segments are presented. The single segment represents the Company’s core business of provision of corporate and credit consultancy services to small and medium-sized businesses (“SME”) in Hong Kong.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended September 30, 2025 and 2024
(Expressed in United States Dollars (“US$”))

14. Segment Reporting (cont.)

The following table presents revenue by sector for the six months ended September 30, 2025 and 2024, respectively:

	Six Months Ended September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Revenue
Corporate services
– Accounting and corporate secretarial service	$410,800	$161,816
Credit consultancy services
– Housing financing consultancy	80,076	18,057
– SME financing consultancy	1,067,940	238,402
Total revenue	$1,558,816	$418,275

The following table presents the measure of profit and significant expense reviewed by the CODM for the six months ended September 30, 2025 and 2024, respectively:

	Six Months ended September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Revenues	$1,558,816	$418,275
Significant expenses:
– Cost of revenue	(296,408)	(109,043)
– General and administrative expenses	(801,653)	(99,928)
Segment operating income	$460,755	$209,304

15. Subsequent Events

On March 17, 2026, in connection with the Offering, each of the then-existing shareholders of the Company surrendered shares to the Company for cancellation on a pro rata basis, at nil consideration, as follows: (a) LSBA Holdings Limited surrendered 8,690,000 Class A Ordinary Shares and 869,000 Class B Ordinary Shares; and (b) each of the eight holders of less than 5% of the Company’s issued share capital surrendered 699,000 Class A Ordinary Shares per holder, for an aggregate of 5,592,000 Class A Ordinary Shares. In total, 14,282,000 Class A Ordinary Shares and 869,000 Class B Ordinary Shares were surrendered and cancelled, reducing the Company’s total issued share capital from 22,660,000 Ordinary Shares (comprising 21,360,000 Class A Ordinary Shares and 1,300,000 Class B Ordinary Shares) to 7,509,000 Ordinary Shares (comprising 7,078,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares).

Expect as disclosed above, the Company has assessed all events from September 30, 2025 up through the date that these consolidated financial statements are available to be issued. There are not any material subsequent events that require disclosure in these consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Shareholders of Law’s Business Group Holding Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Law’s Business Group Holding and its subsidiaries Limited (the ‘Company’) as of March 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income, consolidated statement of changes in shareholders’ equity, and consolidated statements of cash flows for years ended March 31, 2025 and 2024 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025 and 2024, and the results of its operations and its cash flows for the years ended March 31, 2025 and 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ J&S ASSOCIATE PLT
Certified Public Accountants
PCAOB No: 6743

We have served as the Company’s auditor since 2025.

Kuala Lumpur, Malaysia
July 23, 2025, except for Notes 1, 11 and 15, as to which the date is April 20, 2026

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Consolidated Balance Sheets
As of March 31, 2025 and 2024
(Expressed in United States Dollars (“US$”) except for the number of shares)

	As of March 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$354,591	$318,754
Accounts receivable, net	502,444	37,995
Deposits and other assets	46,780	7,009
Amounts due from related parties	146,506	72,197
Amount due from a director	494,787	479,881
Deferred initial public offering costs	147,568	—
Total current assets	1,692,676	915,836

Non-current assets:
Plant and equipment, net	27,678	43,283
Operating lease right-of-use assets, net	46,419	76,308
Deposits and other assets	16,072	15,978
TOTAL ASSETS	$1,782,845	$1,051,405

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank borrowings	$337,978	$343,648
Operating lease liabilities, current portion	32,399	30,162
Accrued expenses and other current liabilities	4,284	15,960
Income tax payable	232,615	52,607
Total current liabilities	607,276	442,377

Non-current liability:
Operating lease liabilities, net of current portion	14,020	46,146
TOTAL LIABILITIES	$621,296	$488,523

SHAREHOLDERS’ EQUITY
Ordinary shares, 450,000,000 shares authorized, par value US$0.0001 each, 7,078,000 Class A ordinary shares issued and outstanding as of March 31, 2025 and 2024*	$709	$709
Ordinary shares, 50,000,000 shares authorized, par value US$0.0001 each, 431,000 Class B ordinary shares issued and outstanding as of March 31, 2025 and 2024*	43	43
Additional paid in capital	248	13
Subscription receivables	—	(752)
Retained earnings	1,155,991	562,642
Accumulated other comprehensive income	4,558	227
Total shareholders’ equity	1,161,549	562,882
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,782,845	$1,051,405

____________

*        Retrospectively restated for effect of share reorganization (Note 1)

See accompanying notes to consolidated financial statements.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Income
For the Years Ended March 31, 2025 and 2024
(Expressed in United States Dollars (“US$”) except for the number of shares)

	Years Ended March 31,
	2025	2024
Revenues	$2,092,633	$827,927

Operating expenses:
Cost of revenue	(282,835)	(166,806)
General and administrative expenses	(642,777)	(221,603)
Total operating expenses	(925,612)	(388,409)

Income from operations	1,167,021	439,518

Other expense
Interest expense	(13,708)	(13,405)
Other income, net	44,196	10,673
Total other income (expense), net	30,488	(2,732)

Income before income taxes	1,197,509	436,786
Income tax expense (Note 9)	(180,703)	(49,966)
Net income	$1,016,806	$386,820

Other comprehensive income
Foreign currency translation adjustment	4,331	473
Comprehensive income	$1,021,137	$387,293

Earnings per share – Basic and Diluted	$0.135	$0.052
Weighted average shares outstanding – Basic and Diluted	7,509,000	7,509,000

See accompanying notes to consolidated financial statements.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Consolidated Statements of Shareholders’ Equity
For the Years Ended March 31, 2025 and 2024
(Expressed in United States Dollars (“US$”) except for the number of shares)

	Class A Ordinary Shares		Class B Ordinary Shares		Subscription receivables	Additional paid in capital	Accumulated other comprehensive income	Retained earnings	Total
	No. of shares	Amount	No. of shares	Amount
Balance as of April 1, 2023	7,078,000	$709	431,000	$43	$(752)	$13	$(246)	$175,822	$175,589
Net income	—	—	—	—	—	—	—	386,820	386,820
Foreign currency translation adjustment	—	—	—	—	—	—	473	—	473
Balance as of March 31, 2024	7,078,000	709	431,000	43	(752)	13	227	562,642	562,882
Net income	—	—	—	—	—	—	—	1,016,806	1,016,806
Foreign currency translation adjustment	—	—	—	—	—	—	4,331	—	4,331
Dividend declared	—	—	—	—	—	—	—	(423,457)	(423,457)
Re-organization	—	—	—	—	752	235	—	—	987
Balance as of March 31, 2025	7,078,000	$709	431,000	$43	$—	$248	$4,558	$1,155,991	$1,161,549

See accompanying notes to consolidated financial statements.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Years Ended March 31, 2025 and 2024
(Expressed in United States Dollars (“US$”))

	Years Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	1,016,806	386,820
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	46,123	29,796
Allowance for expected credit losses	12,242	3,086
Operating profit before working capital changes	1,075,171	419,702
Cash flows before change in operating assets and liabilities:
Accounts receivable	(474,806)	(38,660)
Deposits and other assets	(39,865)	(14,084)
Due from a director	(438,363)	(340,173)
Income tax payable	180,008	49,965
Accrued expenses and other current liabilities	(11,676)	5,896
Operating lease liabilities	(30,290)	(20,063)
Net cash provided by operating activities	260,179	62,583

Cash flows from investing activities:
Advanced to related parties	(76,194)	(74,618)
Purchase of property, plant and equipment	—	(49,960)
Net cash used in investing activities	(76,194)	(124,578)

Cash flows from financing activities:
Cash received for issuance of share	987	—
Repayment of bank borrowings	(5,670)	(1,707)
Payments of offering costs related to initial public offering	(147,568)	—
Net cash used in financing activities	(152,251)	(1,707)

Foreign currency translation adjustment	4,103	471

Net change in cash and cash equivalents	31,734	(63,702)

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR	318,754	381,985

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR	354,591	318,754

Supplemental disclosure of cash flow information:
Interest paid	13,708	13,405
Interest income	118	1,773
Supplemental non-cash information:
Initial recognition of operating right-of-use assets and lease liabilities	—	86,027
Settlement of dividend distribution against the amount due from a director	423,457	—

See accompanying notes to consolidated financial statements.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024
(Expressed in United States Dollars (“US$”))

1. Organization and Business Description

Organization and Nature of Operations

Law’s Business Group Holding Limited (“Law’s”) was incorporated under the laws of the Cayman Islands as an exempted company with limited liability on November 28, 2024. It is a holding company without any business operation.

The Company conducts its primary operations through its indirectly wholly-owned subsidiary, Law’s Business Accounting Limited (“Operating Subsidiary”), which is incorporated and domiciled in Hong Kong SAR. Law’s Business principally engage in the provision of accounting and corporate consulting services to small and medium-sized businesses in Hong Kong. It is the wholly-owned subsidiary of LS Business Group Holding Limited (“LSBGHL”) which was incorporated and is domiciled in British Virgin Islands (collectively, the “Company”).

The accompanying consolidated financial statements reflect the activities of the Company and its subsidiaries as follow:

Parent and subsidiaries	Date of Incorporation	Jurisdiction of Formation	Percentage of direct/indirect Economic Ownership	Principal Activities
Law’s	November 28, 2024	Cayman Islands	Parent	Investment holding
LSBGHL	January 22, 2025	British Virgin Islands	100% owned by Law’s	Investment holding
Operating Subsidiary	July 12, 2021	Hong Kong	100% owned by LSBGHL	Provision of corporate services and credit consultancy services

Reorganization and Share Issuance

Law’s was incorporated as an exempted company with limited liability on November 28, 2024 under the laws of the Cayman Islands. It is a holding company and is not actively engaging in any business. Law’s adopted a dual-class share structure. Each Class B Ordinary Share has 20 votes per share and, whereas each Class A Ordinary Share has one vote per share. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares. In no event shall Class B Ordinary Shares be convertible into Class A Ordinary Shares As of the date of prospectus, and under its Amended and Restated Memorandum and Articles of Association, Law’s is authorized to issue 450,000,000 Class A Ordinary Shares of par value of US$0.0001 and 50,000,000 Class B Ordinary Shares of par value of US$0.0001, of which 7,078,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares are issued and outstanding. The registered office of Law’s is at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

Prior to the incorporation of the Company, the principal operations are carried out through the Operating Subsidiary which were wholly owned by Ms. Suet Ching, YIU. We have conducted a reorganization which resulted in LSBHL, the BVI intermediate company; and the Operating Subsidiary, the Hong Kong operating subsidiary are 100% owned by Law’s. As the sole managing member of the Law’s, Ms. Suet Ching, YIU will control all of the business and affairs of the Law’s and its subsidiaries. This Reorganization will be accounted for as a reorganization of entities under common control in accordance with US GAAP. The reorganization did not result in a change in control, and the historical consolidated financial statements have been prepared on a carryover basis as if the reorganization had occurred at the beginning of the earliest period presented.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024
(Expressed in United States Dollars (“US$”))

2. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). The consolidated financial statements have been prepared on a going concern basis.

The consolidated financial statements include the financial statements of Law’s and its wholly owned subsidiaries. All intercompany transactions and balances among Law’s and its subsidiaries have been eliminated upon consolidation.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, allowance for credit loss, the determination of the useful lives of property, plant and equipment, impairment of long-lived assets, right-of-use assets, net, operating lease liabilities, revenue recognition and contingencies. Actual results could differ from those estimates. The Company evaluates these estimates on an ongoing basis and revises estimates as circumstances change. The Company bases its estimates on historical experience, anticipated results, trends, and other various assumptions that it believes are reasonable.

Foreign Currency Translation and transaction

The Company’s principal country of operations is Hong Kong. The consolidated financial position and results of its operations are determined using Hong Kong Dollars (“HK$”), the local currency, as the functional currency of Law’s, LSBGHL and the Operating Subsidiary. The Company’s consolidated financial statements are reported using the U.S. Dollars (“US$” or “$”). The results of operations and the consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the consolidated balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in consolidated statements of shareholders’ equity. Gains and losses from foreign currency transactions are included in the Company’s consolidated statements of operations and comprehensive income (loss).

The following table outlines the currency exchange rates that were used in preparing the consolidated financial statements:

	2025	2024
Year-end spot rate	$1 = HK$7.78	$1 = HK$7.83
Average rate	$1 = HK$7.79	$1 = HK$7.82

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The carrying amounts of financial assets

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024
(Expressed in United States Dollars (“US$”))

2. Summary of Significant Accounting Policies (cont.)

and liabilities, such as cash and cash equivalents, accounts receivable, other current assets, amounts due from related parties, amount due from a director, accounts payable, bank borrowings, operating lease liabilities, current portion and accrued expenses and other current liabilities, approximate their fair values because of the short maturity of these instruments and market rates of interest.

ASC Topic 820, “Fair Value Measurements and Disclosures” requires disclosing the fair value of financial instruments held by the Group. ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1	—	Quoted prices in active markets for identical assets and liabilities.
Level 2	—

Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3	—

Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

Categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The carrying amounts of the Company’s cash and cash equivalents, accounts receivable, other current assets, amount due from a director, amounts due from related parties, bank borrowings, operating lease liabilities, accrued expenses and other current liabilities approximated their fair values as of March 31, 2025 and 2024 due to their short-term nature.

Cash and cash equivalents

For purposes of the consolidated financial statements, we consider all highly liquid instruments with original maturities of three months or less to be cash equivalents. We maintain a centralized cash management system whereby our excess cash balances are invested in high quality short-term money market instruments, which are considered cash equivalents. The Group maintains all bank accounts in domestic banks of Hong Kong. Cash balances in bank accounts in Hong Kong are protected under Deposit Protection Scheme in accordance with the Deposit Protection Scheme Ordinance (Chapter 581 of the laws of Hong Kong). The maximum protection was up to HKD500,000 (approximately US$63,890) and has been raised to HKD800,000 (approximately US$102,829) from October 1, 2024 per depositor per Scheme member, including both principal and interest. As of March 31, 2025 and 2024, cash and cash equivalents balance of US$354,591 and US$318,754 were at financial institutions in Hong Kong and approximately US$148,933 and US$190,974 were not covered by the Hong Kong Deposit Protection Board.

Accounts Receivable, net

Accounts receivable is recognized and carried at original invoiced amount net of expected losses. The Group grants 30 days credit terms to the clients.

The Company established the allowance at differing rates and are based upon the age of the trade receivable, the Company’s historical collection experience in each customer and management’s best estimate of specific losses on individual exposures, where appropriate. Specific customer allowance are made when a review of significant outstanding amounts, utilizing information about customer creditworthiness and current economic trends, indicates that collection is doubtful. As of March 31, 2025 and 2024, allowances for expected losses recognized related to accounts receivable amounted to $11,044 and $665, respectively.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024
(Expressed in United States Dollars (“US$”))

2. Summary of Significant Accounting Policies (cont.)

Prepayments

Prepayments represent advance payments made to the service providers for future services. Prepayments are short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired. The Company considers the assets to be impaired if the realizability of the prepayments becomes doubtful. As of March 31, 2025 and 2024, there was no allowance recorded as the Company considers all of the prepayments recoverable.

Plant and Equipment, net

Plant and equipment are stated at cost, net of accumulated depreciation, amortization and impairment if applicable. Depreciation and amortization are provided for on a straight-line basis over the estimated useful lives of the related assets as follows:

Office equipment	5 years
IT system	5 years
Leasehold improvements	Over the lease terms

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of operations and comprehensive income (loss) in other income or expenses.

The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets, such as property, plant and equipment and right-of-use assets, whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. There were no impairment losses on long-lived assets for the years ended March 31, 2025 and 2024.

Lease

The Company applies the provisions of ASC Topic 842, Leases which requires lessees to recognize lease assets and lease liabilities on the consolidated balance sheet. The Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. When available, the Company uses the rate implicit in the lease to discount lease payments to present value; however, most of the Company’s leases do not provide a readily determinable implicit rate. Therefore, the Company must discount lease payments based on an estimate of its incremental borrowing rate.

Right-of-use Assets

The Company’s right-of-use assets consist of leased assets recognized in accordance with ASC 842, Leases, which requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liability represents the Company’s obligation to make lease payments arising from the lease, both of which are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024
(Expressed in United States Dollars (“US$”))

2. Summary of Significant Accounting Policies (cont.)

Leases with a lease term of 12 months or less at inception are not recorded on the consolidated balance sheet and are expensed on a straight-line basis over the lease term in the consolidated statements of operations and comprehensive loss. The Company determines the lease term by agreement with lessor. In cases where the lease does not provide an implicit interest rate, the Company uses the Company’s incremental borrowing rate based on the information available at commencement date in determining the present value of future payments.

Deferred IPO costs

The Company capitalizes certain legal, accounting, and other direct and incremental costs incurred in connection with its planned initial public offering (“IPO”). Upon successful completion of the IPO, the deferred offering costs are reclassified as a reduction of the IPO proceeds in shareholders’ equity. If the IPO is abandoned, these costs are immediately expensed in the period of abandonment. The Company has incurred and deferred IPO costs of US$147,568 during the year ended March 31, 2025.

Revenue Recognition

Revenue is recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation.

The Company enters into agreements with clients that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services transfer to the customer. It is customary practice for the Company to have the agreements with its customers in writing, orally, or in accordance with other customary business practices. The Company recognizes revenue when (or as) a performance obligation is satisfied, i.e. when “control” of the goods or services underlying the particular performance obligation is transferred to customers.

Revenue is measured based on the consideration specified in a contract with a customer. The Company recognizes revenue when it transfers control of service to a customer.

Revenue from provision of corporate services

The Company provides corporate services, including accounting and corporate secretarial services. Accounting services include the preparation of financial reports, tax computations and related tax filings. These services are provided primarily at a fixed fee. There is only one performance obligation of the Company’s corporate services as a series of tasks of this revenue stream are interrelated and are not separable or distinct as the Company’s clients cannot benefit from the stand-alone task. The transaction price is allocated to one performance obligation. The Company delivers financial reports, tax computations and related tax filings upon the completion of the service and recognizes revenue for accounting services at a point in time upon delivery of the respective financial reports, tax computations and related tax filings to the client. Corporate secretarial services generally are agreed-upon services on a non-recurring basis, including company formation and statutory records filing as per request by clients. The Company delivers and submission of statutory documents to the government authorities and recognizes revenue for corporate secretarial services at a point in time upon delivery and submitting of the documents to the government authorities.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024
(Expressed in United States Dollars (“US$”))

2. Summary of Significant Accounting Policies (cont.)

Revenue from provision of credit consultancy services

The Company’s credit consultancy services provide tailored support to individuals and small and medium-sized enterprises (SMEs), helping them optimize credit structures, improve financial clarity, and achieve their objectives. These services are provided primarily at a fixed fee. For SMEs, the Company offers guidance on business strategy, financial management, operational efficiency, and loan applications. For individuals, the Company assists with credit assessments, loan application processes, and liaising with financial institutions. There is only one performance obligation of the Company’s credit consultancy services as a series of tasks of this revenue stream are interrelated and are not separable or distinct as the Company’s clients cannot benefit from the stand-alone task. The transaction price is allocated to one performance obligation. The Company delivers a comprehensive credit consultancy report upon the completion of its assessment and recognizes revenue for this service line at a point in time when the comprehensive credit consultancy report is delivered to a client.

Typical payment terms require the customers to pay within 30 days from the invoice date after the delivery of final deliverables.

Revenue disaggregated by nature of revenue and timing of revenue recognition for the years ended March 31, 2025 and 2024 is disclosed in the table below:

		Years Ended March 31,
	Point of recognition	2025	2024
Corporate services
– Accounting and corporate secretarial service	Point in time	$692,225	$295,340
Credit consultancy services
– Housing financing consultancy	Point in time	110,272	156,366
– SME financing consultancy	Point in time	1,290,136	376,221
Total		$2,092,633	$827,927

The Company has elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations that have original expected durations of one year or less.

Cost of Revenue

The Company’s cost of revenue is primarily comprised of the staff costs and out-of-pocket expenses. These costs are expensed as incurred.

Employee Benefit Plan

Employees of the Company located in Hong Kong participate in a compulsory saving scheme (pension fund) for the retirement of residents in Hong Kong. Employees are required to contribute monthly to mandatory provident fund schemes provided by approved private organizations, according to their salaries and the period of employment.

The Company is required to contribute to the plan based on certain percentages of the employees’ salaries, up to a maximum amount specified by the local government. Total expenses for the plan were US$9,432 and US$5,757 for the years ended March 31, 2025 and 2024, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024
(Expressed in United States Dollars (“US$”))

2. Summary of Significant Accounting Policies (cont.)

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for condensed consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Company believes there were no uncertain tax positions at March 31, 2025 and 2024, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. The Company is not currently under examination by an income tax authority, nor has been notified that an examination is contemplated.

Earnings Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of March 31, 2025 and 2024, there were no dilutive shares.

Comprehensive Income

Comprehensive income consists of two components, net income and other comprehensive income. Other comprehensive income refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income consists of foreign currency translation adjustment resulting from the Company translating its consolidated financial statements from functional currency into reporting currency.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024
(Expressed in United States Dollars (“US$”))

2. Summary of Significant Accounting Policies (cont.)

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

Financial Instruments Risks

Currency Risk

The Group’s operating activities are transacted in HK$. Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities and net investments in foreign operations. The Group considers the foreign exchange risk in relation to transactions denominated in HK$ with respect to US$ is not significant as HK$ is pegged to US$.

Concentration and Credit Risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash and cash equivalents and accounts receivable. The Company’s credit risk with respect to cash and cash equivalents is discussed under “Cash and cash equivalent” in this section.

Accounts receivable represents the service fees earned from clients but have not yet collected. Other receivables consist of out-of-pocket payments to be receivable from the service clients. To reduce credit risk, the Company performs on-going credit evaluations of the financial condition of these service clients. The Company establishes a allowance for credit losses based upon estimates, factors surrounding the credit risk of specific service clients and other information.

Concentration of customers

As of March 31, 2025, five customers accounted for 14.7%, 14.1%, 12.9%, 11.7% and 11.5%, respectively, of the Company’s total accounts receivable.

As of March 31, 2024, five customers accounted for 25.0%, 21.0%, 16.4%, 13.4% and 12.9%, respectively, of the Company’s total accounts receivable.

For the year ended March 31, 2025 and 2024, no major customers individually accounted for over 10%, of the Company’s total revenues.

Interest rate risk

The following table details the interest rate profile of the Company’s borrowings of March 31, 2025 and 2024:

	2025	2024
Floating rate borrowings:
Bank borrowings	$337,978	$343,648

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate on floating rate bank borrowings. The Company has not used any derivative financial instruments to manage the interest rate exposure.

At March 31, 2025 and 2024, it is estimated that a general increase/decrease of 100 basis points in interest rates, with all other variables held constant, would have decreased/increased the Company’s profit after tax by US$2,822 and US$2,869 respectively.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024
(Expressed in United States Dollars (“US$”))

2. Summary of Significant Accounting Policies (cont.)

The sensitivity analysis above indicates the instantaneous change in the Company’s profit after tax that would arise assuming that the change in interest rates had occurred at the end of the reporting period and had been applied to re-measure those financial instruments held by the Company which expose the Company to fair value interest rate risk at the end of the reporting period. In respect of the exposure to cash flow interest rate risk arising from floating rate non-derivative instruments held by the Company at the end of the reporting period, the impact on the group’s profit after tax is estimated as an annualized impact on interest expense or income of such a change in interest rates.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 30 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Recently Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, which is an update to Topic 280, Segment Reporting. The amendments in this Update improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision-useful financial analyses. The amendments in this update: (1) require that a public entity disclose, on an annual and interim basis, significant segment expenses that are regularly provided to the chief operating decision maker (CODM) and included within each reported measure of segment profit or loss (collectively referred to as the “significant expense principle”), (2) Require that a public entity disclose, on an annual and interim basis, an amount for other segment items by reportable segment and a description of its composition. The other segment items category is the difference between segment revenue less the segment expenses disclosed under the significant expense principle and each reported measure of segment profit or loss, (3) Require that a public entity provide all annual disclosures about a reportable segment’s profit or loss and assets currently required by Topic 280 in interim periods, and (4) Clarify that if the CODM uses more than one measure of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources, a public entity may report one or more of those additional measures of segment profit. However, at least one of the reported segment profit or loss measures (or the single reported measure, if only one is disclosed) should be the measure that is most consistent with the measurement principles used in measuring the corresponding amounts in the public entity’s unaudited interim condensed consolidated financial statements. In other words, in addition to the measure that is most consistent with the measurement principles under generally accepted accounting principles (GAAP), a public entity is not precluded from reporting additional measures of a segment’s profit or loss that are used by the CODM in assessing segment performance and deciding how to allocate resources, (5) Require that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources, and (6) Require that a public entity that has a single reportable segment provide all the disclosures required by the amendments in this Update and all existing segment disclosures in Topic 280. The amendments in this Update also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in this Update are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. A public entity should apply the amendments in this Update retrospectively to all prior periods presented in the financial statements. Upon transition, the segment expense categories and amounts disclosed in the prior periods should be based on the significant segment expense categories identified and disclosed in the period of adoption. We are evaluating the effect this guidance will have on our segment disclosures.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024
(Expressed in United States Dollars (“US$”))

2. Summary of Significant Accounting Policies (cont.)

In December 2023, the FASB issued ASU 2023-09, which is an update to Topic 740, Income Taxes. The amendments in this update related to the rate reconciliation and income taxes paid disclosures improve the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. The amendments allow investors to better assess, in their capital allocation decisions, how an entity’s worldwide operations and related tax risks and tax planning and operational opportunities affect its income tax rate and prospects for future cash flows. 5 The other amendments in this Update improve the effectiveness and comparability of disclosures by (1) adding disclosures of pretax income (or loss) and income tax expense (or benefit) to be consistent with U.S. Securities and Exchange Commission (SEC) Regulation S-X 210.4-08(h), Rules of General Application — General Notes to Financial Statements: Income Tax Expense, and (2) removing disclosures that no longer are considered cost beneficial or relevant. For public business entities, the amendments in this Update are effective for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in this Update should be applied on a prospective basis. Retrospective application is permitted. We are evaluating the effect this guidance will have on our tax disclosures.

In November 2024, the FASB issued ASU 2024-03, “Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses”. The amendments in this ASU are intended to improve financial reporting by requiring that public business entities disclose additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. For interim and annual reporting periods, an entity shall disaggregate, in a tabular format disclosure in the notes to financial statements, all relevant expense captions presented on the face of the income statement in continuing operations into the purchases of inventory, employee compensation, depreciation, amortization, and depletion. This ASU is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The amendments in this Update should be applied either (1) prospectively to financial statements issued for reporting periods after the effective date of this Update or (2) retrospectively to any or all prior periods presented in the financial statements We are currently evaluating the impact the adoption of ASU 2024-03 will have on its consolidated financial statements and related disclosures.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have material impact on the consolidated balance sheets, statements of operations and comprehensive income and cash flows.

3. Accounts Receivable, net

Accounts receivable, net consisted of the following at March 31:

	2025	2024
Accounts receivable	$513,488	$38,660
Less: allowance for credit losses	(11,044)	(665)
Accounts receivable, net	$502,444	$37,995

Credit losses of accounts receivables totaled US$10,357 and US$665 for the years ended March 31, 2025 and 2024, respectively.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024
(Expressed in United States Dollars (“US$”))

4. Deposits and other assets

Other current assets consisted of the following at March 31:

	2025	2024
Deposits	$16,072	$15,978
Prepayments and other receivables	46,780	7,009
	62,852	22,987
Less: amount classified as non-current assets	(16,072)	(15,978)
Amount classified as current assets	$46,780	$7,009

5. Plant and Equipment, net

Plant and equipment, stated at cost less accumulated depreciation and amortization, consisted of the following as of March 31:

	2025	2024
Office equipment	$10,026	$9,967
IT system	41,146	40,904
Leasehold improvements	7,834	7,788
Less: accumulated depreciation and amortization	(31,328)	(15,376)
Plant and equipment, net	$27,678	$43,283

Depreciation expenses of plant and equipment totaled US$15,834 and US$9,733 for the years ended March 31, 2025 and 2024, respectively.

6. Leases

Operating leases as lessee

As of March 31, 2025 and 2024, the Company had property operating leases recorded on its consolidated balance sheets. The Company does not have options to extend or cancel the existing lease agreements for its existing facilities prior to their respective expiration dates. When determining the lease term, at lease commence date, the Company considers options to extend or terminate the lease when it is reasonably certain that it will exercise or not exercise that option. The Company’s lease arrangements may contain both lease and non-lease components. The Company has separately accounted for lease and non-lease components based on their nature. Payments under the Company’s lease arrangement are fixed.

The following table shows operating lease right-of-use assets, net and operating lease liabilities, and the associated consolidated financial statement line items as of March 31:

	2025	2024
Operating lease right-of-use assets	$46,419	$76,308
Operating lease liabilities, current portion	$32,399	$30,162
Operating lease liabilities, net of current portion	$14,020	$46,146
Weighted average remaining lease term (in years)	1.42 years	2.42 years
Weighted average discount rate (%)	3.375%	3.375%

Supplemental cash flows information:
Operating cash flow used for operating leases	30,290	20,063

Supplemental non-cash information:
Initial recognition of operating right-of-use assets and lease liabilities	—	86,027

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024
(Expressed in United States Dollars (“US$”))

6. Leases (cont.)

The operating lease expense was US$32,414 and US$21,092 for the years ended March 31, 2025 and 2024, respectively, and included in the general and administrative expenses and interest expense.

Maturities of lease liabilities were as follows:

For the year ending March 31,
2026	$33,471
2027	14,139
Total lease payments	$47,610
Less: imputed interest	(1,191)
Operating lease obligation, net	$46,419

7. Accrued Expenses and Other Current Liabilities

Components of accrued expenses and other current liabilities are as follows as of March 31:

	2025	2024
Accruals for operating expenses	$4,284	$15,960

8. Bank Borrowings

	Interest rate (per annum)		2025	2024
DBS (“DBS”) – Term loan(1)	3.375	%/3.375%(1)	$337,978	$343,648
Less: current portion of long-term bank borrowings			(337,978)	(343,648)
Non-current portion of long-term bank borrowings			$—	$—

____________

(1)      On February 20, 2023, the Company borrowed US$345,839 (HK$2,711,000) as working capital for 10 years at an annual interest rate of 2.5% per annum below Prime Rate quoted by The Hong Kong Mortgage Corporation Limited. The loan is secured by The Hong Kong Mortgage Corporation Limited. As of March 31, 2025 and 2024, the outstanding of the loan is approximately US$337,978 and US$343,648, respectively. There is no material covenant stated in this borrowing. On April 3, 2024, the Company and DBS amended and restated the Loan Agreement, the payment schedule of the outstanding of the loan was modified to 135 equal payments of principal, plus accrued and unpaid interest. The loan contains a repayment on demand clause.

Interest expense pertaining to the above bank borrowings for the years ended March 31, 2025 and 2024 amounted to US$11,584 and US$12,376, respectively.

Maturities of the principal and interest payments of bank borrowings based on scheduled repayments were as follows:

For the year ending March 31,	2025	2024
2025	—	19,191
2026	32,225	32,033
2027	45,142	44,877
2028	45,142	44,877
2029	45,142	44,877
2030	45,142	44,877
2031	45,142	44,877
2032	45,142	44,877
2033	45,142	44,877
2034	38,757	38,530
Total bank borrowings repayments	$386,976	$403,893
Less: imputed interest	(48,998)	(60,245)
Total bank borrowings recognized in the consolidated balance sheet	$337,978	$343,648

As of the date of this report, a total of US$2,267 of the bank borrowings as of March 31, 2025 has been repaid.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024
(Expressed in United States Dollars (“US$”))

9. Income Taxes

Cayman Islands

Under the current laws of the Cayman Islands, we are not subject to income, corporation or capital gains tax, and no withholding tax is imposed on payments of dividends.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to US$257,069 (HK$2,000,000), and 16.5% on any part of assessable profits over US$257,069 (HK$2,000,000).

The components of the income tax expense are as follows:

	Years Ended March 31,
	2025	2024
Income tax expenses	$180,703	$49,966

The following table reconciles Hong Kong statutory rates to the Company’s effective tax:

	2025	2024
Profit before income taxes	$1,197,509	$436,785
Hong Kong Profits Tax rate	16.5%	16.5%
Income taxes computed at Hong Kong Profits Tax rate	197,589	72,070
Reconciling items:
Tax effect of income that is not taxable*	(19)	(293)
Tax effect of expenses that are non-deductible	254	—
Temporary difference	4,246	(340)
Statutory tax deduction#	(194)	(384)
Effect of two-tier tax rate	(21,173)	(21,087)
Income tax expense	$180,703	$49,966

____________

*        Income that is not taxable mainly consisted of the bank interest income which is non-taxable under Hong Kong income tax law.

#        It represents a reduction granted by the Hong Kong SAR Government of 100% of the tax payable subject to a maximum reduction of HK$1,500 and HK$3,000 for each business during the years ended March 31, 2025 and 2024, respectively.

Income tax payable consist of the following as of March 31:

	2025	2024
Income tax payable	$232,615	$52,607

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of March 31, 2025 and 2024, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income taxes for the years ended March 31, 2025 and 2024. The Company also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from March 31, 2025.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024
(Expressed in United States Dollars (“US$”))

10. Related Party Balance and Transactions

The following is a list of related parties which the Company has transactions with:

(a)     Ms. Suet Ching, YIU, a director of the Company.

(b)    Well Lee Development Company Limited, a company owned by Ms. Suet Ching, YIU.

(c)     Eagle Safes (Hong Kong) Limited, a company owned by Ms. Suet Ching, YIU.

(d)    Simply Health (HK) Company Limited, a company owned by Ms. Suet Ching, YIU.

(e)     Quang Duc Phong Company Limited, a company owned by sibling of Mr. Ma Chi Chung, chief financial officer of the Company.

(f)     Sum Mu Consultants Company, a company owned by sibling of Mr. Ma Chi Chung, chief financial officer of the Company.

As of March 31, 2025 and 2024, the balances of due from related parties were as follows:

a. Due from a director

	2025	2024
Ms. Suet Ching, YIU (a)(1)	$494,787	$479,881

____________

(1)      As of March 31, 2025 and 2024, the excess reimbursement of $494,787 and $479,881, respectively arose due to timing differences in the reconciliation of amounts advanced and reimbursed of Company expenses. The amounts were unsecured, interest-free and repayable on demand. Subsequent to the year end, the balance was fully settled by July 2025 by cash and utilization of reimbursement of Company expenses.

b. Due from related parties

	2025	2024
Well Lee Development Company Limited(1)	$—	$72,197
Eagle Safes (Hong Kong) Limited(2)	105,456	—
Simply Health (HK) Company Limited(3)	41,050	—
	146,506	72,197

____________

(1)      The balance represented the receivables from a related party that the advances were provided to a related party to support that entity’s working capital requirements. The amounts were non-trade in nature, unsecured, interest-free and repayable on demand. Allowance for credit losses recognized for receivables from related party was approximately nil and US$2,420 as of March 31, 2025 and 2024, respectively. The balance was fully settled by cash on July 3, 2024.

(2)      The balance represented the receivables from a related party that the advances were provided to a related party to support that entity’s working capital requirements. The amounts were non-trade in nature, unsecured, interest-free and repayable on demand. Allowance for credit losses recognized for receivables from related party was approximately US$3,522 and nil as of March 31, 2025 and 2024, respectively. Subsequent to the year end, the balance was fully settled by cash on May 29, 2025.

(3)    The balance represented the receivables from a related party that the advances were provided to a related party to support that entity’s working capital requirements. The amounts were non-trade in nature, unsecured, interest-free and repayable on demand. Allowance for credit losses recognized for receivables from related party was approximately US$801 and nil as of March 31, 2025 and 2024, respectively. Subsequent to the year end, the balance was fully settled by cash on May 29, 2025.

c. Transactions with related parties

	2025	2024
Revenue from Quang Duc Phong Company Limited	$65,180	$—
Revenue from Sum Mu Consultants Company	16,412	—
Referral fee to Sum Mu Consultants Company	2,310	5,432
Advance to Well Lee Development Company Limited	—	74,618
Advance to Eagle Safes (Hong Kong) Limited	108,795	—
Advance to Simply Health (HK) Company Limited	41,781	—

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024
(Expressed in United States Dollars (“US$”))

10. Related Party Balance and Transactions (cont.)

The Law’s and its subsidiaries are under the common control of LSBA as disclosed in the Note 1 to the consolidated financial statements. As such, the transaction has been disclosed as a related party transaction in accordance with ASC 850.

11. Shareholders’ Equity

As discussed in the Note 1 to the consolidated financial statements regarding reorganization, 1,000 Ordinary Shares were redesignated into Class A shares as part of the share redesignation on July 8, 2025. 21,359,000 Class A Ordinary Shares and 1,300,000 Class B Ordinary Shares issued upon redesignation. The Company completed a re-organizing transaction resulting in 21,360,000 Class A Ordinary Shares and 1,300,000 Class B Ordinary Shares issued and outstanding that have been retroactively restated to the beginning of the first period presented.

On March 17, 2026, in connection with the Offering, each of the then-existing shareholders of the Company surrendered shares to the Company for cancellation on a pro rata basis, at nil consideration, as follows: (a) LSBA Holdings Limited surrendered 8,690,000 Class A Ordinary Shares and 869,000 Class B Ordinary Shares; and (b) each of the eight holders of less than 5% of the Company’s issued share capital surrendered 699,000 Class A Ordinary Shares per holder, for an aggregate of 5,592,000 Class A Ordinary Shares. In total, 14,282,000 Class A Ordinary Shares and 869,000 Class B Ordinary Shares were surrendered and cancelled, reducing the Company’s total issued share capital from 22,660,000 Ordinary Shares (comprising 21,360,000 Class A Ordinary Shares and 1,300,000 Class B Ordinary Shares) to 7,509,000 Ordinary Shares (comprising 7,078,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares).

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. In addition, our Shareholders may declare dividends by ordinary resolution, but not dividend shall exceed the amount recommended by our directors. Our amended and restated memorandum and articles of association provide that our board of directors may, declare and pay interim dividends or recommend final dividends in accordance with the respective rights of the shareholders if it appears to them that they are justified by the financial position of the Company and that such dividends may lawfully be paid. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or the credit standing in our Company’s share premium account, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid.

Voting rights

Holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any general meeting of the Company.

Holders of our Ordinary Shares may vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. A resolution put to the vote of a general meeting shall be decided on a poll. Subject to any rights or restrictions as to voting attached to any shares, on a poll every shareholder present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall have one vote for each Class A Ordinary Share and 20 votes for each Class B Ordinary Share of which he or the person represented by proxy is the holder.

Any ordinary resolution is a resolution passed by a simple majority of the shareholders as, being entitled to do so, vote in person or by proxy at a general meeting of our Company and includes a written resolution signed by the requisite majority in accordance with the amended and restated memorandum and articles of association.

A special resolution will be required for important matters such as amending our memorandum and articles of association or changing the name of the Company.

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024
(Expressed in United States Dollars (“US$”))

11. Shareholders’ Equity (cont.)

There are no limitations on non-residents or foreign shareholders to hold or exercise voting rights on the Ordinary Shares imposed by foreign law or by the amended and restated memorandum and articles of association or other constituent document of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the Ordinary Shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of Ordinary Shares in the Company have been paid.

Cash dividend

On November 30, 2024, the Operating Subsidiary declared a special dividend of US$4,235 per share with respect to the 100 issued shares of the Operating Subsidiary or US$423,457 to the then sole shareholder of Operating Subsidiary. The settlement of dividend distribution was against the amount due from a director during the year ended March 31, 2025.

12. Employee Benefit Plans

The Company has a defined contribution pension scheme for its qualifying employees. The scheme assets are held under a provident fund managed by an independent fund manager. The Company and its employees are each required to make contributions to the scheme calculated at 5% of the employees’ basic salaries on monthly basis.

13. Commitments and Contingencies

Commitments

As at March 31, 2025 and 2024, the Company did not have any significant capital and other commitments.

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of March 31, 2025 and through the issuance date of these consolidated financial statements.

14. Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”), Ms. Suet Ching, YIU (a director of the Company), for making decisions, allocating resources and assessing performance.

The CODM reviews financial information on a consolidated basis and uses the consolidated net income, as reported on the consolidated statements of operations and comprehensive income, to assess performance of the Company and to allocate resources as part of the annual reporting process and to assess the performance of the Company’s single reportable segment, primarily by monitoring actual results versus the plan.

The significant expenses reviewed by the CODM are consolidated operating expenses, as presented in the consolidated statement of operations and comprehensive income. Consolidated operating expenses include general and administrative expenses. General and administrative expenses include allowance for expected credit losses, which are disclosed in

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024
(Expressed in United States Dollars (“US$”))

14. Segment Reporting (cont.)

Note 3, “Accounts Receivable, net” and Note 10, “Related Party Balance and Transactions” and depreciation and amortization expense, which are disclosed in Note 5, “Plant and Equipment, net” and Note 6, “Lease”. Other segment items consist of interest expense and other income, as presented in the consolidated statement of operations.

A reconciliation of the segment operating income to consolidated income before income taxes is presented below:

	Years Ended March 31,
	2025	2024
Segment operating income	$1,167,021	$439,518
Interest expense	(13,708)	(13,405)
Other income, net	44,196	10,673
Income before income taxes	$1,197,509	$436,786

Other income primarily related to prominent debt restructuring and Debt Relief Planning service income and bank interest income.

The CODM does not utilize consolidated balance sheet information when evaluating performance or allocating resources.

Based on the management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280. For the years ended March 31, 2025 and 2024, revenue and assets within Hong Kong contributed 100% of the Company’s total revenue and assets. Therefore, no geographical segments are presented. The single segment represents the Company’s core business of provision of corporate and credit consultancy services to small and medium-sized businesses (“SME”) in Hong Kong.

The following table presents revenue by sector for the years ended March 31, 2025 and 2024, respectively:

	Years Ended March 31,
	2025	2024
Revenue
Corporate services
– Accounting and corporate secretarial service	$692,225	$295,340
Credit consultancy services
– Housing financing consultancy	110,272	156,366
– SME financing consultancy	1,290,136	376,221
Total revenue	$2,092,633	$827,927

The following table presents the measure of profit and significant expense reviewed by the CODM for the years ended March 31, 2025 and 2024, respectively:

	Years Ended March 31,
	2025	2024
Revenue	$2,092,633	$827,927
Significant expenses:
– Cost of revenue	(282,835)	(166,806)
– General and administrative expenses	(642,777)	(221,603)
Segment operating income	$1,167,021	$439,518

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2025 and 2024
(Expressed in United States Dollars (“US$”))

15. Subsequent Events

On May 20, 2025, the Company declared a special dividend of HK$4,000 per share (equivalent to US$514 per share) with respect to the 1,000 issued shares of the company or HK$4,000,000 (equivalent to US$514,139) to the sole shareholder of the Company. The Company paid that special dividend from retained earnings and used cash on hand to fund the special cash dividend.

On June 27, 2025, the Company declared a special dividend of HK$2,000 per share (equivalent to US$257 per share) with respect to the 1,000 issued shares of the company or HK$2,000,000 (equivalent to US$257,069) to the sole shareholder of the Company. The Company paid that special dividend from retained earnings and used cash on hand to fund the special cash dividend.

On March 17, 2026, in connection with the Offering, each of the then-existing shareholders of the Company surrendered shares to the Company for cancellation on a pro rata basis, at nil consideration, as follows: (a) LSBA Holdings Limited surrendered 8,690,000 Class A Ordinary Shares and 869,000 Class B Ordinary Shares; and (b) each of the eight holders of less than 5% of the Company’s issued share capital surrendered 699,000 Class A Ordinary Shares per holder, for an aggregate of 5,592,000 Class A Ordinary Shares. In total, 14,282,000 Class A Ordinary Shares and 869,000 Class B Ordinary Shares were surrendered and cancelled, reducing the Company’s total issued share capital from 22,660,000 Ordinary Shares (comprising 21,360,000 Class A Ordinary Shares and 1,300,000 Class B Ordinary Shares) to 7,509,000 Ordinary Shares (comprising 7,078,000 Class A Ordinary Shares and 431,000 Class B Ordinary Shares).

Except as disclosed above, the Company has assessed all events from March 31, 2025 up through the date that these consolidated financial statements are available to be issued. There are not any material subsequent events that require disclosure in these consolidated financial statements.

The following unaudited pro forma condensed balance sheet information as of March 31, 2025 gives effect to the accrual of the dividends as if they had been declared and payable on that date. The pro forma adjustment does not reflect any proceeds from this offering.

	As of March 31, 2025	Pro Forma adjustment	Pro forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$354,591	$(276,421)	$78,170
Accounts receivable, net	502,444		502,444
Deposits and other assets	46,780		46,780
Amounts due from related parties	146,506		146,506
Amount due from a director	494,787	(494,787)	—
Deferred initial public offering costs	147,568		147,568
Total current assets	1,692,676	(771,208)	921,468

Non-current assets:
Plant and equipment, net	27,678		27,678
Operating lease right-of-use assets, net	46,419		46,419
Deposits and other assets	16,072		16,072
TOTAL ASSETS	$1,782,845	(771,208)	$1,011,637

LAW’S BUSINESS GROUP HOLDING LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended November 30, 2024 and 2023
(Expressed in United States Dollars (“US$”))

15. Subsequent Events (cont.)

	As of March 31, 2025	Pro Forma adjustment	Pro forma Combined
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank borrowings	$337,978		$337,978
Operating lease liabilities, current portion	32,399		32,399
Accrued expenses and other current liabilities	4,284		4,284
Income tax payable	232,615		232,615
Total current liabilities	607,276		607,276

Non-current liability:
Operating lease liabilities, net of current portion	14,020		14,020
TOTAL LIABILITIES	$621,296		$621,296

SHAREHOLDERS’ EQUITY
Ordinary shares, 450,000,000 shares authorized, par value US$0.0001 each, 7,078,000 Class A ordinary shares issued and outstanding as of March 31, 2025 and 2024*	$709		709
Ordinary shares, 50,000,000 shares authorized, par value US$0.0001 each, 431,000 Class B ordinary shares issued and outstanding as of March 31, 2025 and 2024*	43		43
Additional paid in capital	248		248
Retained earnings	1,155,991	$(771,208)	384,783
Accumulated other comprehensive income	4,558		4,558
Total shareholders’ equity	1,161,549	(771,208)	390,341
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,782,845	(771,208)	$1,011,637

LAW’S BUSINESS GROUP HOLDING LIMITED

5,000,000 Class A Ordinary Shares

_____________________________

PRELIMINARY PROSPECTUS

_____________________________

          , 2026

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers

Under Cayman Islands law, each of our directors and officers, in performing his or her functions, is required to act honestly and in good faith with a view to our best interests and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our Amended and Restated Memorandum and Articles of Association provide that, to the extent permitted by Cayman Islands law or any other applicable laws, we shall indemnify each existing or former director (including alternate director), secretary and other officer of our Company (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)     all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our Company’s business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)     without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning our Company or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or officer of our Company in respect of any matter identified above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director (including alternate director), secretary or that officer for those legal costs.

We may purchase and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity, whether or not we have or would have had the power to indemnify the directors or officers against the liability as will be provided in our Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Item 7. Recent Sales of Unregistered Securities

Set forth below is information regarding ordinary shares issued by us during the last three years. None of the below described transactions involved any underwriters, underwriting discounts and commissions or commissions, or any public offering.

On November 28, 2024, we formed Law’s. On the date of its incorporation, 1,000 ordinary shares was issued to Ogier Global Subscriber (Cayman) Limited. On January 9, 2025, the 1,000 ordinary shares were transferred from Ogier Global Subscriber (Cayman) Limited to Ms. Suet Ching, YIU. On February 27, 2025, LSBA acquired the entire share capital of Law’s from Ms. Suet Ching, YIU, at the consideration of US$1.00.

On July 8, 2025, Law’s passed board resolutions and shareholder resolutions to re-designate and re-classify (a) 449,999,000 authorized but unissued ordinary shares of par value of US$0.0001 each into 449,999,000 Class A Ordinary Shares of par value of US$0.0001 each; and (b) 50,000,000 authorized but unissued ordinary shares of par value of US$0.0001 each into 50,000,000 Class B Ordinary Shares of par value of US$0.0001 each, and re-designated and re-classify 1,000 issued ordinary shares of par value US$0.0001 owned by LSBA each into 1,000 Class A Ordinary Shares of par value US$0.0001 each. Subsequently, the Company issued 21,359,000 Class A Ordinary Shares and 1,300,000 Class B Ordinary Shares of par value US$0.0001 each to LSBA.

On July 8, 2025, LSBA executed the instrument of transfers to transfer an aggregate of 8,360,000 Class A Ordinary Shares, out of its 21,360,000 Class A Ordinary Shares, to eight investors. Subsequent to the transfers, as of the date of the prospectus, the Company is owned as to (i) 13,000,000 Class A Ordinary Shares and 1,300,000 Class B Ordinary Shares by LSBA; (ii) 1,045,000 Class A Ordinary Shares by Charming Ventures Global Holdings Limited; (iii) 1,045,000 Class A Ordinary Shares by Wealth Oriental International Holdings Limited; (iv) 1,045,000 Class A Ordinary Shares by Lucky Best Worldwide Holdings Limited; (v) 1,045,000 Class A Ordinary Shares by Rich Wealth Overseas Holdings Limited; (vi) 1,045,000 Class A Ordinary Shares by Value Creation Venture Limited; (vii) 1,045,000 Class A Ordinary Shares by Tak Shing (BVI) Holding Ltd; (viii) 1,045,000 Class A Ordinary Shares by Po Chuen Holding Ltd; and (ix) 1,045,000 Class A Ordinary Shares by Ying Tung (BVI) Holding Ltd.

On or about March 17, 2026, the Company cancelled an aggregate of 15,151,000 Ordinary Shares (comprising 14,282,000 Class A Ordinary Shares and 869,000 Class B Ordinary Shares) surrendered by the existing shareholders of the Company at nil consideration in connection with the restructuring of the Company’s share capital in anticipation of this Offering. This transaction was exempt from registration under Section 4(a)(2) of the Securities Act.

We believe that the offers, sales and issuances of the securities described in the preceding paragraph were exempt from registration either (a) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder, in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2), (b) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States, or (c) under Rule 701 promulgated under the Securities Act in that the transactions were underwritten compensatory benefit plans or written compensatory contracts.

Item 8. Exhibits and Financial Statement Schedule

(a)     Exhibits.

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1†	Amended and Restated Memorandum and Articles of Association, as currently in effect
4.1†	Specimen Certificate for the Ordinary Shares
5.1†	Opinion of Ogier regarding the validity of the Class A Ordinary Shares being registered and certain Cayman Islands tax matters
10.1†	Employment Agreement by and between Mr. Chi Chung, MA and the Operating Subsidiary
10.2†	Employment Agreement by and between Ms. Suet Ching, YIU and the Registrant
10.3†	Employment Agreement by and between Mr. Chi Chung, MA and the Registrant
10.4†	Independent Director Agreement by and between Mr. Pak Lun Patrick, AU and the Registrant
10.5†	Lease Agreement for Unit 1813-1815, 18/F, Hollywood Plaza, 610, Nathan Road, Mongkok, Hong Kong
10.6†	Form of the Independent Non-Executive Director Offer Letter
14.1†	Code of Business Conduct and Ethics of the Registrant
14.2†	Clawback Policy of the Registrant
14.3†	Insider Trading Policy of the Registrant
21.1†	List of Subsidiaries
23.1*	Consent of J&S Associate PLT
23.2†	Consent of Ogier, Cayman Islands Counsel to the Registrant (included in Exhibit 5.1)
23.3†	Consent of David Fong & Co., Hong Kong Counsel to the Registrant (included in Exhibit 99.6)
23.4†	Consent of China commercial Law Firm
23.5†	Consent of GOVEN Intelligence Holdings Limited
24.1†	Power of Attorney (included in the signature page to the Form F-1)
99.1†	Audit Committee Charter

Exhibit No.	Description
99.2†	Compensation Committee Charter
99.3†	Nominating Committee Charter
99.4†	Consent of Ms. Yin Ting, LEE, Independent Director Nominee
99.5†	Consent of Ms. Wing Kwan, CHENG, Independent Director Nominee
99.6†	Opinion of David Fong & Co. regarding certain Hong Kong law and tax matters
99.7†	Request for Waiver and Representation under Item 8.A.4 on Form 20-F
107†	Filing Fee Table

____________

*        Filed herein

**      To be filed via amendment

†        Previously filed

Item 9. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated firm commitment offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(6)    To file a post-effective amendment to the registration statement to include any financial statements required by item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(7)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on April 20, 2026.

LAW’S BUSINESS GROUP HOLDING LIMITED
By:	/s/ Suet Ching, YIU
Suet Ching, YIU
Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ms. Suet Ching, YIU, acting singly as an attorney-in-fact with full power of substitution, for him in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Suet Ching, YIU	Chief Executive Officer, Chairperson of the Board and Director	April 20, 2026
Name: Suet Ching, YIU	(Principal Executive Officer)
/s/ Chi Chung, MA	Chief Financial Officer	April 20, 2026
Name: Chi Chung, MA	(Principal Financial and Accounting Officer)
/s/ Pak Lun Patrick, AU	Independent Director	April 20, 2026
Name: Pak Lun Patrick, AU

SIGNATURE OF AUTHORIZED AGENT IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized agent in the United States of America, has signed this registration statement thereto in New York, NY on April 20, 2026

Authorized U.S. Representative Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President
on behalf of
Cogency Global Inc.